EXHIBIT 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS

This FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of February 8, 2019, is entered into by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), BRINK’S FRANCE SAS, a simplified joint stock company (société par actions simplifiée) incorporated under the laws of France (“Brink’s France”), BRINK’S LIMITED, a private company formed under the laws of England and Wales (“Brink’s Limited”), Brink’s Global Services, Ltd., a private company formed under the laws of England and Wales (“BGS” and, together with Brink’s France and Brink’s Limited, the “New Subsidiary Borrowers”), certain other subsidiaries of the Parent Borrower party hereto as subsidiary borrowers (the “Subsidiary Borrowers” and collectively with the Parent Borrower and the New Subsidiary Borrowers, the “Borrowers”) under the Credit Agreement (defined below), DUNBAR ARMORED, INC., a Maryland corporation (the “Joining Guarantor”), certain subsidiaries of the Parent Borrower party hereto as guarantors (together with the Joining Guarantor, the “Guarantors”, and, collectively with the Borrowers, the “Credit Parties”) under the Credit Agreement, each Lender (as defined below) that is a party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the existing Administrative Agent, an Issuing Lender and the existing Swingline Lender under the Existing Credit Agreement (as defined below) (the “Existing Administrative Agent”) and BANK OF AMERICA, N.A. (“Bank of America”), as the successor Administrative Agent, an Issuing Lender and the successor Swingline Lender (in such capacity, and together with Bank of America, N.A., Canada branch and, if elected by Bank of America, Bank of América México, S.A., Institución de Banca Múltiple, the “Successor Administrative Agent”).

RECITALS
WHEREAS, the Parent Borrower, the Credit Parties (other than the New Subsidiary Borrowers and the Joining Guarantor), the Existing Administrative Agent and certain banks and other financial institutions (the “Existing Lenders”) are parties to that certain Credit Agreement, dated as of October 17, 2017 (as amended hereby, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Existing Lenders have extended revolving credit facilities and a term loan facility to the Borrowers;
WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement, as more particularly set forth below, and the Lenders party to this Amendment (after giving effect to the Facility Adjustments (defined below)) are willing to effect such amendments, as provided in, and on the terms and conditions contained in, this Amendment;

WHEREAS, the Borrowers have also requested that the Existing Credit Agreement be amended and increased to provide for (a) a Term Loan (as defined in the Credit Agreement) in an aggregate principal amount of $800,000,000 and (b) revolving credit facilities with aggregate Revolving Credit Commitments (as defined in the Credit Agreement) in a principal amount of $1,000,000,000, and the banks, financial institutions and other lenders providing the Term Loan and the Revolving Credit Commitments (the “Lenders”) are willing to amend the Credit Agreement to provide such credit facilities as provided in, and on the terms and conditions contained in, this Amendment and in the Credit Agreement;

WHEREAS, substantially simultaneously with the effectiveness of this Amendment and upon the terms and subject to the conditions set forth herein and in Section 12.8 of the Existing Credit Agreement (a) the Existing Administrative Agent wishes to resign as Administrative Agent and Swingline Lender under

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(and as defined in) the Existing Credit Agreement, (b) the Lenders wish to appoint Bank of America as the Successor Administrative Agent and successor Swingline Lender under (and as defined in) the Credit Agreement, (c) the Parent Borrower wishes to consent to such appointment and (d) Bank of America wishes to accept such appointment (collectively, the “Agent Replacement”);

WHEREAS, the Lenders are willing to consent to the requested amendments to and increases of the Existing Credit Agreement and the Facility Adjustments and the Agent Replacement, all as provided in, and on the terms and conditions contained in, this Amendment; and

WHEREAS, certain lenders under the Existing Credit Agreement identified on the signature pages hereto as “Departing Lenders” (the “Departing Lenders”) have agreed to assign their Revolving Credit Commitments, Revolving Credit Loans, Term Loan Commitments and Term Loan amounts under the Existing Credit Agreement pursuant to the terms hereof, with such assignment being deemed to occur simultaneously with the Facility Adjustments and prior to the amendments set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree, as applicable, as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.
2.    Amendments to Loan Documents. Subject to the terms and conditions hereof and in accordance with Section 13.9 of the Existing Credit Agreement:
(a)    The Existing Credit Agreement (other than the Schedules and Exhibits thereto) is hereby amended in its entirety to read in the form of Annex I attached hereto (which such amended Credit Agreement shall include the amended and increased Term Loan Commitments and Revolving Credit Commitments provided in this Amendment).
(b)    The Schedules to the Existing Credit Agreement are hereby amended by replacing such Schedules in their entirety with those attached as Annex II hereto.
(c)    The Exhibits to the Existing Credit Agreement are hereby amended by replacing such Exhibits in their entirety with those attached as Annex III hereto
(d)    The Schedules to the Collateral Agreement are hereby amended by replacing such Schedules in their entirety with those attached as Annex IV hereto.
(e)    Each reference to Wells Fargo as administrative agent or collateral agent in each Loan Document (other than the amended Credit Agreement) is hereby replaced with a reference to Bank of America as administrative agent or collateral agent, as applicable.
(f)    The Collateral Agreement is hereby amended as follows:
1.    The definition of “Excluded Deposit Account” in Section 1.2 of the Collateral Agreement is hereby deleted in its entirety and replaced with the following:
“Excluded Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees, (b) Deposit Accounts that are zero balance accounts, (c) Deposit Accounts that hold only deposits of customers of the

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Grantors, (d) Deposit Accounts maintained at depositories outside of the United States, (e) Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which control agreements have not been obtained (other than those specified in clauses (a) through (d)), do not exceed $10,000,000 at any time, and (f) any other Deposit Account of any Grantor not described in any of clauses (a) through (e) of this definition unless the Administrative Agent has notified the Parent Borrower (which notification may only be made after the occurrence and during the continuation of a Default) that such Deposit Account shall no longer constitute an Excluded Deposit Account under this clause (f).
2.    The definition of “Excluded Securities Account” in Section 1.2 of the Collateral Agreement is hereby deleted in its entirety and replaced with the following:
“Excluded Securities Account” means, collectively, (a) Securities Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees, (b) Securities Accounts maintained with any Person that is a Lender, solely during the period such Person is a Lender, (c) Securities Accounts established in a jurisdiction outside of the United States, (d) Securities Accounts with a value of investments and amounts on deposit held therein that, when aggregated with the value of investments and amounts on deposit held in all other Securities Accounts for which control agreements have not been obtained (other than those specified in clauses (a), (b) and (c)), do not exceed $10,000,000 at any time, and (e) any other Securities Account of any Grantor not described in any of clauses (a) through (d) of this definition unless the Administrative Agent has notified the Parent Borrower (which notification may only be made after the occurrence and during the continuation of a Default) that such Securities Account shall no longer constitute an Excluded Securities Account under this clause (e).
3.    Section 4.5(c) of the Collateral Agreement is hereby deleted in its entirety and replaced with the following:
(c) To the extent that a Grantor has not obtained a Deposit Account Control Agreement or Securities Account Control Agreement with respect to any Deposit Account (other than Excluded Deposit Accounts) or Securities Account (other than Excluded Securities Accounts) pursuant to clause (a) or (b) above within (i) 60 days after the creation or acquisition of such Deposit Account or Securities Account, or (ii) 60 days after notice by the Administrative Agent of such Deposit Account or Securities Account ceasing to constitute an Excluded Deposit Account pursuant to clause (f) of the definition thereof or an Excluded Securities Account pursuant to clause (e) of the definition thereof, as applicable (which time period, in each case, may be extended by the Administrative Agent in its sole discretion), such Grantor shall close Deposit Accounts or Securities Accounts, as applicable, or transfer funds as necessary, such that, after such time period, all Deposit Accounts (other than Excluded Deposit Accounts) and all Securities Account (other than Excluded Securities Accounts) will be maintained with a Controlled Depositary or a Controlled Intermediary, as applicable.
(g)    For the avoidance of doubt, each party hereto agrees and acknowledges that the obligations of each Borrower, including each of the New Subsidiary Borrowers, shall constitute “Guaranteed Obligations” guaranteed by the Parent Borrower and the other Guarantors under the Credit Agreement, and all such Guaranteed Obligations shall constitute Obligations secured by the security interests granted by the grantors party to the Collateral Documents (it being understood that none of the New Subsidiary Borrowers are Guarantors or parties to any Collateral Document).
The parties hereto agree and understand that the amendments to the Loan Documents provided by this Section 2 shall be deemed effective on the Effective Date (defined below), immediately after the effectiveness of the Facility Adjustments which are provided in, and made effective by, Section 3 of this Amendment below

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(such that the Lenders consenting to this Amendment shall include only the Lenders, Loans and Commitments as set forth on the amended Schedule 1.1(a) to the Credit Agreement included in Annex II hereto).

3.    Facility Adjustments.
(a)Upon the Effective Date (i) the aggregate principal amount of the Term Loan referenced in the amended Credit Agreement set forth as Annex I hereto in excess of the principal amount of the Term Loan outstanding immediately prior to the Effective Date shall be provided by the applicable Lenders so that, after giving effect thereto, the aggregate amount of the Term Loan Commitment and related Term Loan of each applicable Lender shall be as set forth on Schedule 1.1(a) to the Credit Agreement included in Annex II hereto, and (ii) the Revolving Credit Commitments referenced in the amended Credit Agreement set forth as Annex I hereto shall be made available by the applicable Lenders so that, after giving effect thereto, the aggregate amount of the Revolving Credit Commitments of each applicable Lender shall be as set forth on Schedule 1.1(a) to the Credit Agreement included in Annex II hereto.
(b)Notwithstanding anything to the contrary in the Existing Credit Agreement or the Credit Agreement, in connection with the increase of the Term Loan and the Revolving Credit Commitments hereunder, each party hereto agrees (i) that the requisite assignments shall be deemed to be made in such amounts among the Lenders and the Departing Lenders, and from each Lender and Departing Lender to each other applicable Lender, with the same force and effect as if such assignments were evidenced by an Assignment and Assumption as required under the Existing Credit Agreement and (ii) to any adjustments to be made to the Register to effectuate such reallocations and assignments. In connection therewith, (x) any reallocation among the applicable Lenders and the Departing Lenders resulting from the Facility Adjustments, (y) the repayment of any Loans necessary in connection with the Facility Adjustments (if any), and (z) any reallocation among the applicable Lenders of outstanding Loans resulting from the Facility Adjustments (if any), shall in each case all occur on the Effective Date in connection with the effectiveness of this Amendment, and the Successor Administrative Agent may make such adjustments between and among the applicable Lenders and Departing Lenders (including adjustments to participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans) as are reasonably necessary to effectuate the Facility Adjustments, so that the outstanding Revolving Credit Commitments and Term Loan amounts are as set forth on the revised Schedule 1.1(a) to the Credit Agreement included in Annex II hereto as of the Effective Date and the outstanding Loans on the Effective Date are held by the applicable Lenders in accordance with their respective Ratable Shares (the increase of the facilities provided in the Credit Agreement, and the assignments, adjustments and reallocations set forth in this sentence, collectively, the “Facility Adjustments”). Notwithstanding anything to the contrary in Section 13.7 of the Existing Credit Agreement, the Credit Agreement or this Amendment, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption.
(c)Notwithstanding anything to the contrary in the Existing Credit Agreement or the Credit Agreement, each Lender agrees that (i) the Facility Adjustments provided by this Amendment shall each be effective upon the Effective Date immediately prior to the effectiveness of the amendments set forth in Section 2 above, (ii) the conditions to effectiveness of the Facility Adjustments and the amendments set forth in Section 2 above are limited to the conditions to the effectiveness of this Amendment on the Effective Date as set forth below and (iii) no increase to the

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Term Loan provided herein shall constitute an incurrence of or increase to the facilities provided under Section 2.8 of the Existing Credit Agreement or of the Credit Agreement.
(d)To the extent not otherwise a Lender prior to the date of this Amendment, the Lenders providing any portion of the facilities under the Credit Agreement (collectively, the “Joining Lenders”) are parties to this Amendment for the purposes of agreeing to the Credit Agreement, becoming party thereto and becoming bound by the provisions thereof in the capacity of a Lender and providing their portion of the Term Loan and/or Revolving Credit Loans.

4.    Joinder of Joining Lenders. By its execution of this Amendment, each Joining Lender hereby confirms and agrees that, on and after the Effective Date, it shall be a party to the Credit Agreement as a Lender, shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder and its Term Loan Commitments and/or Revolving Credit Commitments shall be as set forth on the revised Schedule 1.1(a) to the Credit Agreement included in Annex II hereto. Each Joining Lender severally, and not jointly, further (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Assignee under Section 13.7(b) of the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement, which such consents shall be deemed provided, to the extent required, by each Person that executes this Amendment), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Successor Administrative Agent, any other Lender, agent or arranger; and (b) agrees that (i) it will, independently and without reliance on the Successor Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
5.    Representations and Warranties. Each Borrower and each of the other Credit Parties (including, without limitation, each of the New Subsidiary Borrowers and the Joining Guarantor), by its execution of this Amendment, hereby represents and warrants to the Existing Administrative Agent, the Successor Administrative Agent and the Lenders as of the Effective Date as follows:
(a)    the execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) require any consent or approval of the shareholders or members of such Credit Party, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation T, U or X of the Board), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such Credit Party or any Restricted Subsidiary or of the constitutional documents, charter or bylaws of such Credit Party or any Restricted Subsidiary, (iii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such Credit Party or any Restricted Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in the creation of a Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Credit Party or any Restricted Subsidiary (other than Permitted Liens);

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(b)    this Amendment has been duly executed and delivered by each Credit Party, and this Amendment, the Credit Agreement and each other Loan Document (in each case, as amended hereby) constitutes a legal, valid and binding obligation of the Credit Parties, enforceable against each such Credit Party in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;
(c)    the representations and warranties of each Credit Party contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Section 6.1(g) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(a)(i) and (a)(ii) of the Credit Agreement, as applicable; and
(d)    after the effectiveness of this Amendment on the Effective Date, the borrowing of Loans and the increase of Term Loan Commitments and the Revolving Credit Commitments set forth herein, no Default or Event of Default has occurred and is continuing.
6.    Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Effective Date”):
(a)    Receipt by the Successor Administrative Agent of at least one fully executed copy of this Amendment, executed by the Parent Borrower, each New Subsidiary Borrower, each other Borrower, the Joining Guarantor, each other Guarantor, each Lender, each Departing Lender (solely in its capacity as such), the Existing Administrative Agent and the Successor Administrative Agent;
(b)    All outstanding Swingline Loans made under (and as defined in) the Existing Credit Agreement by the Swingline Lender under (and as defined in) the Existing Credit Agreement plus all accrued fees, expenses and interest thereon, shall be repaid at least one (1) Business Day prior to the Effective Date;
(c)    All unpaid interest and fees accrued through and including the Effective Date on outstanding Loans made under (and as defined in) the Existing Credit Agreement, shall be repaid on or prior to the Effective Date;
(d)    No Swingline Loans under (and as defined in) the Existing Credit Agreement shall be outstanding on the Effective Date; and
(e)    Receipt by the Successor Administrative Agent of evidence satisfactory to it that the conditions set forth in Sections 5.1 and 5.2 of the Credit Agreement have been satisfied.
7.    No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents as amended hereby, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Credit Party’s

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obligations under the Loan Documents, and (d) confirms that the Security Documents and the Liens granted thereunder remain in full force and effect notwithstanding the entry into this Amendment.
8.    Departing Lenders. By its execution of this Amendment, each of the parties signatory hereto acknowledges and agrees that, upon the occurrence of the Effective Date, (a) each Departing Lender shall cease to be a Lender under the Credit Agreement and (b) each Departing Lender shall have no further rights or obligations as a Lender under the Credit Agreement (and each such Departing Lenders’ Commitment under the Existing Credit Agreement is terminated and all of its obligations in respect of such Commitment or any extensions of credit under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) are forever discharged), except to the extent of rights and obligations that survive a Lender’s assignment of its commitments pursuant to Section 13.7 of the Credit Agreement. Each Departing Lender is a party to this Amendment solely for the purpose of evidencing its agreement to Section 2(a), Section 3(b), and this Section 8.
9.    Agent Replacement.
(a)    As of the Effective Date (i) the Existing Administrative Agent hereby resigns as the Administrative Agent and Swingline Lender pursuant to the terms of Section 12.8 of the Existing Credit Agreement (solely for purposes of this Section 9, capitalized terms used but not otherwise defined in this Amendment having the meanings assigned to them in the Existing Credit Agreement) and shall have no further obligations, responsibilities or duties under the Loan Documents in such capacities; (ii) the Lenders hereby appoint Bank of America as the Successor Administrative Agent under the Credit Agreement and the other Loan Documents (the “Appointment”), effective simultaneously with the occurrence of the Effective Date; (iii) the Parent Borrower hereby consents to the Appointment; (iv) Bank of America hereby accepts its Appointment as Successor Administrative Agent under the Credit Agreement and agrees to be bound by the Loan Documents to the extent they relate to the Administrative Agent under the Credit Agreement and (v) the Parent Borrower and the Lenders hereby waive any notice requirements under Section 12.8 of the Existing Credit Agreement.
(b)    Bank of America shall bear no responsibility for any actions taken or omitted to be taken by, and is not assuming any duties, liabilities or obligations of the Existing Administrative Agent arising from or relating to any actions taken or omitted to be taken by, the Existing Administrative Agent while it served as Administrative Agent, an Issuing Lender or Swingline Lender under the Existing Credit Agreement and the other Loan Documents.
(c)    The Existing Administrative Agent shall not be responsible or liable for (i) any actions taken or omitted to be taken by the Successor Administrative Agent on or after the Effective Date or (ii) any event, circumstance, condition, or action, existing on or after the Effective Date, with respect to the Collateral, the Credit Agreement, any other Loan Document, or the transactions contemplated hereby or thereby.
(d)    The Existing Administrative Agent, the Parent Borrower, each other Borrower and each Guarantor authorizes Bank of America to file any Uniform Commercial Code assignments or amendments with respect to the Uniform Commercial Code Financing Statements and other filings in respect of the Collateral as Bank of America deems necessary or desirable to evidence its succession as Successor Administrative Agent, in each case to the extent that such assignments, amendments and filings are in form and substance reasonably satisfactory to Wells Fargo.
(e)    The parties hereto hereby confirm that Bank of America shall be the Successor Administrative Agent with respect to the Credit Agreement and becomes vested with all of the rights, powers,

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interests, discretion, privileges, obligations and duties of the Administrative Agent and Swingline Lender, as applicable, under the Credit Agreement and each of the other Loan Documents (each as modified by this Amendment), and the Existing Administrative Agent is discharged from all of its duties and obligations as the Administrative Agent and Swingline Lender under the Existing Credit Agreement and the other Loan Documents, in each case, simultaneously with the occurrence of the Effective Date and in accordance with Section 12.8 of the Existing Credit Agreement.
(f)    The parties hereto hereby confirm that, as of the Effective Date, all of the provisions of the Existing Credit Agreement (including Article XII and Section 13.2) to the extent they pertain to the Administrative Agent or Swingline Lender, continue in effect for the benefit of the Existing Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the Existing Administrative Agent was acting as Administrative Agent or Swingline Lender under the Existing Credit Agreement. In addition to the foregoing, on and after the Effective Date, the provisions of Article XII and Section 13.2 of the Existing Credit Agreement or any other provisions set forth in the Loan Documents that by their respective terms continue to inure to the benefit of the Existing Administrative Agent, its sub-agents and their respective Related Parties following the Existing Administrative Agent’s resignation hereunder shall continue in effect for the benefit of Wells Fargo, its sub-agents and their respective Related Parties with respect to any actions taken or omitted to be taken by Wells Fargo, its sub-agents or any of their respective Related Parties (solely to the extent Wells Fargo, such sub-agents or such Related Parties, as applicable, are acting in connection with Wells Fargo’s capacity as resigning Administrative Agent under the Existing Credit Agreement) on and after the Effective Date in connection with the execution, delivery and performance of this Amendment and the transactions contemplated hereby, including, without limitation, actions with respect to the execution and delivery of any documentation to transfer Collateral and the filing and recording of Uniform Commercial Code financing statements, intellectual property notices, mortgage instruments and other collateral documentation.
(g)    The Existing Administrative Agent hereby assigns to Bank of America as the Successor Administrative Agent each of the liens and security interests granted to the Existing Administrative Agent (in its capacity as such or as the collateral agent) under the Loan Documents and Bank of America hereby assumes all such liens and security interests, for its benefit and for the benefit of the Secured Parties (as defined in the Credit Agreement).
(h)    On and after the Effective Date, all possessory collateral held by the Existing Administrative Agent for the benefit of the Secured Parties shall be deemed to be held by the Existing Administrative Agent as agent and bailee for the Successor Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) until such time as such possessory collateral has been delivered to the Successor Administrative Agent. Any reference to the Existing Administrative Agent on any publicly filed document, to the extent such filing relates to the liens and security interests assigned hereby and until such filing is modified to reflect the interests of the Successor Administrative Agent, shall, with respect to such liens and security interests, constitute a reference to the Existing Administrative Agent as collateral representative of the Successor Administrative Agent; provided that the parties hereto agree that the Existing Administrative Agent’s role as such collateral representative shall impose no duties, obligations or liabilities on the Existing Administrative Agent, including any duty to take any type of direction regarding any action to be taken against any Collateral, whether such direction comes from the Successor Administrative Agent, the Required Lenders (as defined in the Credit Agreement) or otherwise and the Existing Administrative Agent shall have the full benefit of the protective provisions of Article XII and Section 13.2 of the Existing Credit Agreement while serving in such capacity. The Successor Administrative Agent agrees to take possession of any possessory collateral delivered to the Successor Administrative Agent following the Effective Date upon tender thereof by the Existing Administrative Agent.

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(i)    Each of the Parent Borrower, each other Borrower, each Guarantor and, until the two-year anniversary of the Effective Date, the Existing Administrative Agent agrees that, following the Effective Date, it shall (at the Parent Borrower’s expense in accordance with Section 13.2 of the Existing Credit Agreement):
1.    to the extent the Successor Administrative Agent reasonably deems it is necessary to have such an executed original in its possession, deliver, or cause to be delivered, to the Successor Administrative Agent executed originals of the Loan Documents if such documents are readily available to the Existing Administrative Agent;
2.    deliver, or cause to be delivered, promptly to the Successor Administrative Agent all collateral (including all possessory collateral) in the possession of the Existing Administrative Agent (and the Parent Borrower, each other Borrower and each Guarantor hereby instruct the Existing Administrative Agent to deliver all such collateral to the Successor Administrative Agent);
3.    promptly execute any reasonably requested documentation, make, or cause to be made, all reasonably requested filings and take all other actions reasonably requested that are necessary or desirable to maintain the validity, perfection and priority of the Liens on the Collateral in favor of the Successor Administrative Agent;
4.    promptly furnish to the Successor Administrative Agent such other releases, amendment or termination statements and such other documents, instruments and agreements as are customary and may be reasonably requested by the Successor Administrative Agent in order to effect and evidence more fully the matters covered by this Section 9; and
5.    take all actions reasonably requested by the Successor Administrative Agent or its representatives to facilitate the transfer of information to the Successor Administrative Agent in connection with the Loan Documents; provided that the Existing Administrative Agent shall have the full benefit of the protective provisions of Article XII and Section 13.2 of the Existing Credit Agreement while taking such actions set forth in the foregoing clauses (1)-(5).
(j)    The Existing Administrative Agent shall cooperate reasonably and in good faith in the transfer of loan information to the Successor Administrative Agent in order to facilitate the consummation of the transactions contemplated by this Amendment, including providing the Successor Administrative Agent with the following information: (i) the aggregate outstanding principal amount of, and accrued interest on, the Loans as of the Effective Date, (ii) any other fees, charges and expenses due and payable to the Existing Administrative Agent or the Lenders as of the Effective Date, (iii) the outstanding balances owing to each Lender under the Existing Credit Agreement as of the Effective Date and (iv) information relating to the existing LIBOR contracts in place on or immediately prior to the Effective Date.
(k)    Without limiting their obligations in any way under any of the Loan Documents, the Parent Borrower, the other Borrowers and the Guarantors reaffirm and acknowledge their obligations to the Successor Administrative Agent with respect to the Loan Documents and that the delivery of any agreements, instruments or any other document pursuant to the requirements of the Loan Documents and any other actions taken or to be taken shall be to the reasonable satisfaction of the Successor Administrative Agent notwithstanding whether any of the foregoing was or were previously satisfactory to the Existing Administrative Agent.

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(l)    In the event that, after the Effective Date, the Successor Administrative Agent receives any principal, interest or other amount owing to the Existing Administrative Agent under the Existing Credit Agreement or any other Loan Document prior to the Effective Date, the Successor Administrative Agent agrees that such payment shall be held in trust for the Existing Administrative Agent, and the Successor Administrative Agent shall either (i) return such payment to the Existing Administrative Agent for payment to the Person entitled thereto or (ii) otherwise disburse such payment to the Person entitled thereto as the Successor Administrative Agent and the Existing Administrative Agent may agree.
(m)    The Successor Administrative Agent hereby acknowledges that (i) none of the Existing Administrative Agent, its sub-agents nor any of their respective Related Parties has made or shall be deemed to have made any representation or warranty to the Successor Administrative Agent with respect to the Parent Borrower, each other Borrower, the Guarantors, their properties, the Collateral, the Lenders (including, with respect to the Register), the validity, enforceability, effectiveness or priority of any Liens, the financial condition of the Credit Parties or the Loan Documents and (ii) it has independently and without reliance upon Existing Administrative Agent, any of its sub-agents or any of their respective Related Parties, made its own decision to enter into this Amendment and the transactions contemplated hereby.
(n)    Any and all amounts owed to Wells Fargo in its capacity as the Existing Administrative Agent under the Existing Credit Agreement or the other Loan Documents, including without limitation those incurred pursuant to Section 11(f)(ii) hereof, shall continue to constitute “Obligations” for all purposes of the Credit Agreement and the other Loan Documents and shall be entitled to the priority currently afforded thereto by the existing terms of the Loan Documents.
(o)    EACH OF THE PARENT BORROWER, EACH OTHER BORROWER AND EACH GUARANTOR (I) REPRESENTS THAT AS OF THE EFFECTIVE DATE, IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM OR SETOFF AGAINST ANY OBLIGATIONS OWING TO THE EXISTING ADMINISTRATIVE AGENT, IN ITS CAPACITY AS SUCH, OR ITS AGENTS, EMPLOYEES, OFFICERS, AFFILIATES, DIRECTORS, REPRESENTATIVES, ATTORNEYS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) OR ANY DEPARTING LENDER, IN ITS CAPACITY AS SUCH, NOR ANY CLAIM AGAINST THE RELEASED PARTIES, OR ANY DEPARTING LENDER, IN ITS CAPACITY AS SUCH FOR ANY MATTER WHATSOEVER RELATED TO THE OBLIGATIONS OR THE LOAN DOCUMENTS AND (II) WAIVES AND RELEASES AND AGREES NOT TO ASSERT ANY DEFENSES, CLAIMS, COUNTERCLAIMS, DEBTS LIENS, LOSSES, CAUSES OF ACTION, DEMANDS, RIGHTS, SETOFFS, DAMAGES OR COSTS AND EXPENSES OF ANY KIND, CHARACTER OR NATURE WHATSOEVER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, IT HAS OR MAY HAVE AS OF THE EFFECTIVE DATE AGAINST ANY RELEASED PARTY, OR ANY DEPARTING LENDER, IN ITS CAPACITY AS SUCH, TO THE EXTENT SUCH DEFENSES, CLAIMS, COUNTERCLAIMS, DEBTS LIENS, LOSSES, CAUSES OF ACTION, DEMANDS, RIGHTS, SETOFFS, DAMAGES, COSTS AND EXPENSES RELATE TO THE RELEASED PARTIES, UNDER THE LOAN DOCUMENTS PRIOR TO THE EFFECTIVE DATE. EACH OF THE RELEASED PARTIES SHALL BE A THIRD PARTY BENEFICIARY OF THIS AMENDMENT.
10.    Joinder of Guarantor and New Subsidiary Borrowers.
(a)    By its execution of this Amendment, the Joining Guarantor hereby becomes a party (i) to the Credit Agreement as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Successor

111548808_4

Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Obligations whether now existing or hereafter arising, all with the same force and effect as if the Joining Guarantor were a signatory to the Credit Agreement and (ii) the Collateral Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Article II of the Collateral Agreement of a security interest to the Successor Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2.1 of the Collateral Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations, all with the same force and effect as if the Joining Guarantor were a signatory to the Collateral Agreement.
(b)    By its execution of this Amendment, each of the New Subsidiary Borrowers hereby becomes a party to the Credit Agreement as a Borrower and a Subsidiary Borrower and bound by all the terms, conditions, obligations, liabilities and undertakings of each Borrower or to which each Borrower is subject thereunder, all with the same force and effect as if such New Subsidiary Borrower were a signatory to the Credit Agreement.
11.    Miscellaneous.
(a)    Except as herein expressly amended, all terms, covenants and provisions of the Existing Credit Agreement and each other Loan Document are and shall remain in full force and effect. All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) or any references to any “Loan Document” shall henceforth refer to the Credit Agreement as amended by this Amendment or the Loan Documents as amended by this Amendment, as applicable. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.
(b)    This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Credit Party, and their respective successors and assigns.
(c)    THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 13.3, 13.4 AND 13.5 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective upon satisfaction of the conditions set forth in Section 6 hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 13.9 of the Credit Agreement.
(e)    If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or

111548808_4

unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)    The Parent Borrower agrees to pay, (i) in accordance with and subject to the limitations in Section 13.2 of the Credit Agreement, all reasonable and documented out-of-pocket expenses incurred by the Successor Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder and (ii) all reasonable and documented out-pocket expenses incurred by the Existing Administrative Agent in connection with the actions required to be taken by it pursuant to Section 9 of this Amendment on and after the Effective Date.
(g)    None of the Agent Replacement, the Facility Adjustment, this Amendment, the Credit Agreement, nor any other Loan Document shall release, limit or impair in any way the priority of any security interests and liens held by the Successor Administrative Agent (as successor in interest to the Existing Administrative Agent) for the benefit of the Secured Parties against any assets of the Parent Borrower, any other Borrower, or any Guarantor arising under the Credit Agreement or any other Loan Documents, as each may be amended, restated, supplemented or modified from time to time.
(h)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Existing Lenders, the Lenders, the Existing Administrative Agent or the Successor Administrative Agent under the Existing Credit Agreement, the Credit Agreement, or any other Loan Document. Except as expressly set forth herein, nothing herein shall be deemed to entitle the Parent Borrower or any other Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Credit Agreement or any other Loan Document in similar or different circumstances.
(i)    This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
(j)    Each Lender party hereto hereby makes, as of the Effective Date, the representations and warranties contained in Section 12.13 of the Credit Agreement.
[Signature Pages Follow.]

111548808_4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
PARENT BORROWER AND AS A GUARANTOR:
THE BRINK’S COMPANY
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
SUBSIDIARY BORROWERS:
BRINK’S INTERNATIONAL, C.V.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Attorney
BRINK’S CANADA LIMITED
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
BRINK’S INTERNATIONAL HOLDINGS AG
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Chairman and Authorized Officer
BRINK’S GLOBAL SERVICES, LTD.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Authorized Officer

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BRINK’S LIMITED
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Authorized Officer
BRINK’S LUXEMBOURG S.A.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Authorized Officer
BRINK’S HONG KONG LIMITED
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Authorized Officer
BRINK’S ASIA PACIFIC LIMITED
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Authorized Officer
BRINK’S DUTCH HOLDINGS, B.V.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Attorney
BRINK’S FRANCE SAS
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Authorized Officer

The Brink’s Company
First Amendment to Loan Documents
Signature Page

GUARANTORS:
PITTSTON SERVICES GROUP INC.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
BRINK’S HOLDING COMPANY
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
BRINK’S, INCORPORATED
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
BRINK’S GLOBAL SERVICES USA, INC.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
BRINK’S NETWORK, INCORPORATED
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
BRINK’S SECURITY INTERNATIONAL, INC.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Treasurer
DUNBAR ARMORED, INC.
By:    /s/Richard K. von Seelen

Name:	Richard K. von Seelen

Title:	Assistant Treasurer

The Brink’s Company
First Amendment to Loan Documents
Signature Page

ADMINISTRATIVE AGENT AND LENDERS:
BANK OF AMERICA, N.A., as Successor Administrative Agent
By:    /s/Anthony W. Kell

Name:	Anthony W. Kell

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BANK OF AMERICA, N.A. (CANADA BRANCH), as a Successor Administrative Agent
By:    /s/Medina Sales de Andrade

Name:	Medina Sales de Andrade

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Existing Administrative Agent, an Issuing Lender and a Lender
By:    /s/Kay Reedy

Name:	Kay Reedy

Title:	Managing Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BANK OF AMERICA, N.A., as an Issuing Lender, Swingline Lender and a Lender
By:    /s/Irene Bertozzi Bartenstein

Name:	Irene Bertozzi Bartenstein

Title:	Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BANK OF AMERICA, N.A. (CANADA BRANCH), as a Lender
By:    /s/Medina Sales de Andrade

Name:	Medina Sales de Andrade

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

MUFG BANK, LTD., as an Issuing Lender and a Lender
By:    /s/Liwei Liu

Name:	Liwei Liu

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

JPMORGAN CHASE BANK, N.A., as an Issuing Lender and a Lender
By:    /s/Joon Hur

Name:	Joon Hur

Title:	Executive Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/David Notaro

Name:	David Notaro

Title:	Senior Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender
By:    /s/Rita Walz-Cuccioli

Name:	Rita Walz-Cuccioli

Title:	Executive Director
By:    /s/Terence Corcoran

Name:	Terence Corcoran

Title:	Executive Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender
By:    /s/Melissa Brown

Name:	Melissa Brown

Title:	Authorized Signatory

By:    /s/Dominic Sorresso

Name:	Dominic Sorresso

Title:	Authorized Signatory

The Brink’s Company
First Amendment to Loan Documents
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/Rodney J. Winters

Name:	Rodney J. Winters

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

SUNTRUST BANK, as a Lender
By:    /s/Mary K. Ludin

Name:	Mary K. Ludin

Title:	Director

Pursuant to Section 4.10(f)(iv), SunTrust Bank elects
to have the UK Treaty Passport scheme apply to this agreement.

UK Treaty Passport Scheme Reference Number: 13/S/67712/DTTP

Jurisdiction of Tax Residence: United States

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender
By:    /s/Brian Crowley

Name:	Brian Crowley

Title:	Managing Director
By:    /s/Miriam Trautmann

Name:	Miriam Trautmann

Title:	Senior Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BNP PARIBAS, as a Lender
By:    /s/Nanette Baudon

Name:	Nanette Baudon

Title:	Director
By:    /s/Richard Pace

Name:	Richard Pace

Title:	Managing Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

CITIZENS BANK. N.A., (as a successor by merger to CITIZENS BANK OF PENNSYLVANIA), as a Lender
By:    /s/Pamela Hansen

Name:	Pamela Hansen

Title:	Senior Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:    /s/Thomas A. Crandel

Name:	Thomas A. Crandel

Title:	Senior Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

REGIONS BANK, as a Lender
By:    /s/Brand Hosford

Name:	Brand Hosford

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

HSBC BANK USA, N.A., as a Lender
By:    /s/John P. Treadwell, Jr.

Name:	John P. Treadwell, Jr.

Title:	Senior Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

MORGAN STANLEY BANK, N.A., as a Lender
By:    /s/Michael King

Name:	Michael King

Title:	Authorized Signatory

The Brink’s Company
First Amendment to Loan Documents
Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:    /s/Trevor H. Williams

Name:	Trevor H. Williams

Title:	Assistant Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:    /s/Tavis B. Maxwell

Name:	Tavis B. Maxwell

Title:	Managing Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

FIFTH THIRD BANK, as a Lender
By:    /s/Kelly Shield

Name:	Kelly Shield

Title:	Director

The Brink’s Company
First Amendment to Loan Documents
Signature Page

THE HUNTINGTON NATIONAL BANK, as a Lender
By:    /s/Phil Andresen

Name:	Phil Andresen

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

CITIBANK, N.A., as a Lender
By:    /s/Susan M. Kaminski

Name:	Susan M. Kaminski

Title:	Senior Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

M&T BANK, as a Lender
By:    /s/Andrew J. McNulty

Name:	Andrew J. McNulty

Title:	Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Departing Lender
By:    /s/Gordon Yip

Name:	Gordon Yip

Title:	Director

By:    /s/Dan Fahey

Name:	Dan Fahey

Title:	Director, Credit Agricole CIB

The Brink’s Company
First Amendment to Loan Documents
Signature Page

ROYAL BANK OF CANADA, as a Departing Lender

By:	/s/Jason Clay
Name:     Jason Clay
Title:     Vice President

The Brink’s Company
First Amendment to Loan Documents
Signature Page

Annex I

(to First Amendment to Loan Documents)

See attached.

Annex I

111548808_4

Annex II

(to First Amendment to Loan Documents)

See attached.

Annex II

111548808_4

Annex III

(to First Amendment to Loan Documents)

See attached.

Annex III

111548808_4

Annex IV

(to First Amendment to Loan Documents)

See attached.

Annex IV

111548808_4

ANNEX I

Published CUSIP Number: 109698AP5
Revolving A Credit CUSIP Number: 109698AQ3
Revolving B Credit CUSIP Number: 109698AS9
Term Loan CUSIP Number: 109698AR1
$1,800,000,000
CREDIT AGREEMENT
(as amended by the First Amendment to Loan Documents dated as of February 8, 2019)
dated as of October 17, 2017
among
THE BRINK’S COMPANY,
as Parent Borrower and a Guarantor,
THE SUBSIDIARY BORROWERS REFERRED TO HEREIN,
CERTAIN OF PARENT BORROWER’S SUBSIDIARIES,
as Guarantors,
VARIOUS LENDERS,
BANK OF AMERICA, N.A.,
as Administrative Agent, an Issuing Lender and Swingline Lender,
WELLS FARGO BANK, NATIONAL ASSOCIATION, MUFG BANK, LTD.
and JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents
and
PNC BANK, NATIONAL ASSOCIATION,
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
BANCO SANTANDER, S.A., NEW YORK BRANCH, U.S. BANK NATIONAL ASSOCIATION,
SUNTRUST BANK, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH and BNP PARIBAS,
as Co-Documentation Agents
and
CITIZENS BANK, N.A., KEYBANK NATIONAL ASSOCIATION, REGIONS BANK, FIFTH THIRD BANK, CAPITAL ONE, NATIONAL ASSOCIATION and M&T BANK,
as Co-Managing Agents
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO SECURITIES, LLC, MUFG BANK, LTD. and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

110599275_6

Annex III

ARTICLE I	DEFINITIONS, ETC..............................................................................................1

Section 1.1	Definitions.................................................................................................1

Section 1.2	General.....................................................................................................40

Section 1.3	Other Definitions and Provisions.............................................................40

Section 1.4	Accounting Terms....................................................................................43

Section 1.5	Redenomination of Certain Foreign Currencies and Computation of Dollar Equivalents; Covenant Compliance.............................................44

Section 1.6	Reserved..................................................................................................44

Section 1.7	Limited Condition Transactions..............................................................45

ARTICLE II	CREDIT FACILITIES..........................................................................................46

Section 2.1	Amount and Terms of Revolving Credit Facilities..................................46

Section 2.2	Procedure for Advances of Revolving Credit Loans...............................47

Section 2.3	Conversion and Continuation of Revolving Credit Loans......................50

Section 2.4	Repayment of Revolving Credit Loans...................................................50

Section 2.5	Amount and Terms of Term Loan Facility...............................................52

Section 2.6	Swingline Facilities.................................................................................56

Section 2.7	Commitment Reductions.........................................................................58

Section 2.8	Incremental Loans; Incremental Notes....................................................58

Section 2.9	Addition or Removal of Subsidiary Borrowers; Optional Currencies.....64

Section 2.10	Parent Borrower as Agent for Subsidiary Borrowers..............................65

ARTICLE III	LETTER OF CREDIT FACILITY........................................................................65

Section 3.1	Letters of Credit.......................................................................................65

Section 3.2	Procedure for Issuance of Letters of Credit.............................................67

Section 3.3	Fees and Other Charges...........................................................................68

Section 3.4	L/C Participations....................................................................................69

Section 3.5	Reimbursement Obligation of the Parent Borrower................................70

Section 3.6	Obligations Absolute...............................................................................70

Section 3.7	Letter of Credit Payments........................................................................71

Section 3.8	Reporting of Letter of Credit Information and L/C Commitment...........71

Section 3.9	Resignation of Issuing Lenders...............................................................72

Section 3.10	Effect of L/C Application........................................................................72

ARTICLE IV	GENERAL LOAN PROVISIONS.......................................................................72

Section 4.1	Interest.....................................................................................................72

Section 4.2	Commitment Fee.....................................................................................76

Section 4.3	Pro Rata Treatment: Manner of Payment................................................76

Section 4.4	Crediting of Payments and Proceeds.......................................................77

Section 4.5	Adjustments.............................................................................................78

110599275_6	-i-

(continued)
Page

Section 4.6	Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent................................................79

Section 4.7	Changed Circumstances; Illegality..........................................................80

Section 4.8	Indemnity.................................................................................................85

Section 4.9	Capital Requirements...............................................................................85

Section 4.10	Taxes........................................................................................................86

Section 4.11	Defaulting Lenders..................................................................................93

Section 4.12	Evidence of Indebtedness........................................................................95

ARTICLE V	CONDITIONS OF CLOSING AND BORROWING..........................................96

Section 5.1	Conditions to Closing..............................................................................96

Section 5.2	Conditions to All Extensions of Credit..................................................100

Section 5.3	Initial Extension of Credit to Each New Subsidiary Borrower..............101

Section 5.4	Conditions to all Mexican Loans...........................................................102

ARTICLE VI	REPRESENTATIONS AND WARRANTIES....................................................102

Section 6.1	Representations and Warranties.............................................................102

Section 6.2	Survival of Representations and Warranties, Etc...................................108

ARTICLE VII	FINANCIAL INFORMATION AND NOTICES...............................................108

Section 7.1	Financial Statements, etc.......................................................................108

Section 7.2	Notice of Litigation and Other Matters..................................................110

ARTICLE VIII	AFFIRMATIVE COVENANTS.........................................................................111

Section 8.1	Payment of Taxes, etc............................................................................111

Section 8.2	Maintenance of Insurance......................................................................111

Section 8.3	Preservation of Legal Existence; Maintenance of Property and Licenses, etc...........................................................................................................112

Section 8.4	Compliance with Laws, etc....................................................................112

Section 8.5	Compliance with ERISA, the Code and Pension Laws.........................112

Section 8.6	Designation of Subsidiaries............................................................................................113

Section 8.7	Compliance with Contracts, etc.............................................................113

Section 8.8	Access to Properties...............................................................................113

Section 8.9	Use of Proceeds.....................................................................................114

Section 8.10	Additional Subsidiaries..........................................................................114

Section 8.11	Accounting Methods and Financial Records.........................................115

Section 8.12	Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.........................................................................................115

Section 8.13	Further Assurances.................................................................................115

Section 8.14	Swiss Subsidiaries..................................................................................115

Section 8.15	Controlled Substances Act.....................................................................116

110599275_6

(continued)
Page

Section 8.16	Post-Closing Matters..............................................................................116

ARTICLE IX	NEGATIVE COVENANTS................................................................................116

Section 9.1	Financial Covenants...............................................................................116

Section 9.2	Liens.......................................................................................................117

Section 9.3	Fundamental Changes............................................................................119

Section 9.4	Transactions with Affiliates and Unrestricted Subsidiaries...................120

Section 9.5	Compliance with Regulations T, U and X.............................................121

Section 9.6	Changes in Fiscal Year; Accounting Changes; Organizational
Documents.............................................................................................121

Section 9.7	ERISA....................................................................................................121

Section 9.8	Asset Dispositions.................................................................................122

Section 9.9	Sale and Leaseback Transactions...........................................................123

Section 9.10	Investments............................................................................................123

Section 9.11	Debt........................................................................................................125

Section 9.12	Restricted Payments...............................................................................128

Section 9.13	Negative Pledges; Restrictive Agreements............................................129

Section 9.14	Nature of Business.................................................................................130

Section 9.15	Payments and Modifications of Certain Debt........................................130

Section 9.16	Controlled Substances Act.....................................................................130

ARTICLE X	GUARANTY......................................................................................................130

Section 10.1	Guaranty of Payment.............................................................................130

Section 10.2	Obligations Unconditional.....................................................................131

Section 10.3	Modifications.........................................................................................131

Section 10.4	Waiver of Rights....................................................................................132

Section 10.5	Reinstatement........................................................................................132

Section 10.6	Remedies...............................................................................................132

Section 10.7	Subrogation...........................................................................................132

Section 10.8	Limitation of Guaranty..........................................................................133

Section 10.9	Termination of Guaranty Upon Divestiture...........................................133

Section 10.10	Keepwell................................................................................................133

ARTICLE XI	DEFAULT AND REMEDIES............................................................................133

Section 11.1	Events of Default...................................................................................133

Section 11.2	Remedies................................................................................................136

Section 11.3	Rights and Remedies Cumulative; Non-Waiver; etc.............................137

Section 11.4	Administrative Agent May File Proofs of Claim...................................138

Section 11.5	Credit Bidding.......................................................................................139

ARTICLE XII	THE AGENT.......................................................................................................139

110599275_6

(continued)
Page

Section 12.1	Appointment and Authority...................................................................139

Section 12.2	Delegation of Duties..............................................................................140

Section 12.3	Exculpatory Provisions..........................................................................140

Section 12.4	Reliance by the Administrative Agent...................................................141

Section 12.5	Non-Reliance on the Administrative Agent and Other Lenders............142

Section 12.6	Indemnification......................................................................................142

Section 12.7	The Administrative Agent in Its Individual Capacity............................142

Section 12.8	Resignation of Agent; Successor Agents...............................................142

Section 12.9	Arrangers; Syndication Agents; Documentation Agents.......................144

Section 12.10	Issuing Lender and Swingline Lender...................................................144

Section 12.11	Collateral and Guaranty Matters............................................................144

Section 12.12
Secured Hedge Agreements, Secured Cash Management Agreements, Secured Bilateral Letter of Credit Facilities, Secured Closing Date Bilateral Facility and Secured Bilateral Mexican Facilities..................145

Section 12.13	Certain ERISA Matters..........................................................................145

ARTICLE XIII	MISCELLANEOUS...........................................................................................146

Section 13.1	Notices...................................................................................................146

Section 13.2	Expenses, Indemnity..............................................................................149

Section 13.3	GOVERNING LAW..............................................................................150

Section 13.4	Consent to Jurisdiction; Waiver.............................................................150

Section 13.5	WAIVER OF JURY TRIAL..................................................................151

Section 13.6	Reversal of Payments............................................................................151

Section 13.7	Successors and Assigns; Participations; Confidentiality.......................151

Section 13.8	Disclosure of Information; Confidentiality............................................157

Section 13.9	Amendments, Waivers and Consents.....................................................158

Section 13.10	Performance of Duties...........................................................................161

Section 13.11	All Powers Coupled with Interest..........................................................161

Section 13.12	No Advisory or Fiduciary Responsibility..............................................161

Section 13.13	Survival of Indemnities..........................................................................162

Section 13.14	Titles and Captions................................................................................162

Section 13.15	Severability of Provisions......................................................................162

Section 13.16	Counterparts; Electronic Execution of Assignments.............................162

Section 13.17	Binding Effect; Term of Agreement......................................................163

Section 13.18	Inconsistencies with Other Documents; Independent Effect of
Covenants..............................................................................................163

Section 13.19	Integration..............................................................................................163

Section 13.20	Judgment Currency................................................................................163

Section 13.21	USA Patriot Act Notice; Anti-Money Laundering Laws.......................164

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(continued)
Page

Section 13.22	Right of Setoff.......................................................................................164

Section 13.23	Acknowledgement and Consent to Bail-In of EEA Financial
Institutions.............................................................................................164

Section 13.24	Acknowledgement Regarding Any Supported QFCs............................165

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(continued)
Page

SCHEDULES
Schedule 1.1(a)    Commitments
Schedule 1.1(b)    Subsidiary Borrowers
Schedule 1.1(c)    Bilateral Letter of Credit Facilities
Schedule 2.9(a)    Permitted Subsidiary Borrowers
Schedule 6.1(f)    Subsidiaries of the Parent Borrower
Schedule 8.16    Post-Closing Matters
Schedule 9.2    Liens
Schedule 9.4    Transactions with Affiliates
Schedule 9.10    Investments
Schedule 9.11    Debt
EXHIBITS
Exhibit A-1    Form of Notice of Borrowing
Exhibit A-2    Form of Swingline Loan Request
Exhibit B    Form of Notice of Prepayment
Exhibit C    Form of Guarantor Joinder Agreement
Exhibit D    Form of Notice of Conversion/Continuation
Exhibit E    Form of Assignment and Assumption
Exhibit F    Form of Subsidiary Borrower Joinder Agreement
Exhibit G-1    Form of Revolving Credit Note
Exhibit G-2    Form of Swingline Note
Exhibit G-3    Form of Term Loan Note
Exhibit G-4    Form of Mexican Loan Note
Exhibit H-1    Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2    Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign
Participants)
Exhibit H-3    Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4    Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

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CREDIT AGREEMENT dated as of October 17, 2017 among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries named on the signature pages hereto or that may hereafter become a party hereto pursuant to Section 2.9, the Lenders from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and Swingline Lender (all capitalized terms used herein and defined in Section 1.1 are used herein as therein defined).
STATEMENT OF PURPOSE
WHEREAS, the Borrowers have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend certain credit facilities to the Borrowers;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I

DEFINITIONS, ETC.
Section 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“ACPR” means the French Autorité de Contrôle Prudentiel et de Résolution.
“Acquired EBITDA” means, with respect to any Person or business acquired pursuant to a Permitted Acquisition for any period, the amount for such period of Consolidated EBITDA of any such Person or business so acquired (determined using such definitions as if references to the Parent Borrower and its Restricted Subsidiaries therein were to such Person or business), as calculated by the Parent Borrower in good faith and which shall be factually supported by historical financial statements.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Restricted Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” means Bank of America (and any branch, office or Affiliate of it (including, without limitation, in the case of Loans denominated in Canadian Dollars, Bank of America, N.A., Canada branch and, in the case of Loans denominated in Mexican Pesos, if elected by Bank of America, Bank of América México, S.A., Institución de Banca Múltiple)) in its capacity as Administrative Agent under any of the Loan Documents (as successor in interest to Wells Fargo), and any successor thereto appointed pursuant to Section 12.8.
“Administrative Questionnaire” means an administrative questionnaire in the form furnished by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Commitment” means the sum of the Aggregate Revolving A Commitment, the Aggregate Revolving B Commitment and the Aggregate Term Loan Commitment.
“Aggregate Foreign Exposure” means, collectively, without duplication, (a) the aggregate principal amount of Revolving Credit Loans and Letters of Credit denominated in Euros, Sterling or any Optional Currency plus (b) the aggregate principal amount of Revolving Credit Loans and Letters of Credit made to or on behalf of the Foreign Subsidiary Borrowers.
“Aggregate Revolving A Commitment” means the aggregate Revolving A Commitment of all Revolving A Lenders to make Revolving A Credit Loans and participate in Revolving A Letters of Credit and Swingline Loans, as such amount may be reduced or increased at any time or from time to time pursuant to the terms hereof. The Aggregate Revolving A Commitment on the First Amendment Effective Date shall be $359,444,444.44.
“Aggregate Revolving A Credit Exposure” means the aggregate Revolving A Credit Exposure of all Revolving A Lenders.
“Aggregate Revolving B Commitment” means the aggregate Revolving B Commitment of all Revolving B Lenders to make Revolving B Credit Loans and participate in Revolving B Letters of Credit, as such amount may be reduced or increased at any time or from time to time pursuant to the terms hereof. The Aggregate Revolving B Commitment on the First Amendment Effective Date shall be $640,555,555.56.
“Aggregate Revolving B Credit Exposure” means the aggregate Revolving B Credit Exposure of all Revolving B Lenders.
“Aggregate Term Loan Commitment” means the aggregate Term Loan Commitment of all Term Loan Lenders to make Term Loans. The Aggregate Term Loan Commitment with respect to the Initial Term Loan on the First Amendment Effective Date shall be $800,000,000.
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“AHYDO Payments” means any cash interest payments of accrued interest on any applicable Debt (including interest paid in kind since the applicable issuance date) at such times (on or after the close of any accrual period ending after the date five years after the applicable issuance date) and in such amounts as necessary so that such Debt will not have “significant original issue discount” and thus will not be treated as “applicable high yield discount obligations”, in each case, within the meaning of Section 163(i) of the Code.
“All-In Yield” shall mean as to any Debt, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a LIBOR Rate or an Alternate Base Rate floor, or otherwise, in each case, incurred or payable by the borrower generally to all the lenders of such Debt; provided that upfront fees and original issue discount shall be equated to interest rate based upon the lesser of an assumed four year average life to maturity (e.g. 100 basis points of original issue discount equals 25 basis points of

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interest rate margin for a four year average life to maturity) or the remaining life to maturity; provided, further, that “All-In Yield” shall exclude any structuring, ticking, unused line, commitment, amendment, underwriting and arranger fees, other similar fees and other fees not paid generally to all lenders in the primary syndication of such Debt.
“Alternate Base Rate” means, at any time, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) the LIBOR Rate for Dollars in effect on such day for an Interest Period of 1 month plus 1%. For purposes hereof, “Prime Rate” means the rate of interest set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; provided that in no event shall the Alternate Base Rate be less than 1%. Any change in the Alternate Base Rate due to a change in the Federal Funds Rate or the LIBOR Rate shall be effective as of the opening of business on the effective day of such change in the Federal Funds Rate or the LIBOR Rate, respectively. Any change in the Alternate Base Rate due to a change in Prime Rate announced by Bank of America shall be effective as of the opening of business on the day specified in the public announcement of such change.
“Alternate Base Rate Loan” means any Loan bearing interest at a rate based upon the Alternate Base Rate. All Alternate Base Rate Loans shall be denominated in Dollars.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Parent Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all applicable orders and decrees of all courts and arbitrators, whether foreign or domestic.
“Applicable Percentage” means, for purposes of calculating (a) the interest rate applicable to LIBOR Rate Loans under Section 4.1(a), Canadian CDOR Loans under Section 4.1(a)(ii) and Swingline Loans under Section 4.1(a)(iv); (b) the interest rate applicable to Alternate Base Rate Loans under Section 4.1(a) and Canadian Base Rate Loans under Section 4.1(a)(ii); or (c) the Commitment Fee under Section 4.2, the applicable percentage set forth in the following tables opposite the Consolidated Net Leverage Ratio:

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Pricing Level	Consolidated Net Leverage Ratio	LIBOR Rate Loan/Canadian CDOR Loan/Euro Swingline Loan	Alternate Base Rate Loans/Canadian Base Rate Loans	Commitment Fee
I	< 1.50 to 1.00	1.250%	0.250%	0.150%
II	< 2.50 to 1.00 but ≥ 1.50 to 1.00	1.500%	0.500%	0.200%
III	< 3.50 to 1.00 but ≥ 2.50 to 1.00	1.750%	0.750%	0.250%
IV	≥ 3.50 to 1.00	2.000%	1.000%	0.300%

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date by which the Parent Borrower is required to provide the quarterly or annual covenant compliance certificate and related financial statements under Section 7.1(a) (each such date, a “Calculation Date”); provided that, (i) the Applicable Percentage shall be based on Pricing Level III until the Calculation Date for the fiscal quarter in which the First Amendment Effective Date occurs, and, thereafter the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Parent Borrower preceding the applicable Calculation Date, and (ii) notwithstanding the foregoing, in the event an annual or quarterly covenant compliance certificate and related financial statements are not delivered to the Administrative Agent by the date required under Section 7.1(a), the Applicable Percentage from the date on which such compliance certificate and related financial statements were required to have been delivered shall be based on Pricing Level IV until such time as such compliance certificate and related financial statements are delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Parent Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.
The Applicable Percentages set forth above shall be increased as, and to the extent, required by Section 2.8.
“Approved Fund” has the meaning assigned thereto in Section 13.7(b).
“Arrangers” means (i) Merrill Lynch, Pierce, Fenner & Smith, Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) (“MLPFS”), (ii) Wells Fargo Securities, LLC, (iii) MUFG Bank, Ltd. and (iv) JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners under this Agreement.
“Asset Disposition” means the sale, transfer, license, lease or other disposition of any property (including any disposition of Equity Interests) by the Parent Borrower or any Restricted Subsidiary, and any

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issuance of Equity Interests by any Subsidiary of the Parent Borrower to any Person that is not a Credit Party or any Subsidiary thereof.
“Assignee” has the meaning assigned thereto in Section 13.7(b).
“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit E.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“BAMLI DAC” means Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.
“Bankruptcy Event” means the occurrence and continuation of any of the Events of Default set forth in Section 11.1(h), Section 11.1(i) or Section 11.1(j), or any of those events which with the passage of time, the giving of notice or any other condition, would constitute such an Event of Default.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender” has the meaning assigned thereto in Section 4.5.
“Bilateral L/C Issuer” means any Lender or Affiliate of a Lender that issues letters of credit, or provides bank guarantees, under a Secured Bilateral Letter of Credit Facility.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereof).
“Borrowers” means, collectively, the Parent Borrower and the Subsidiary Borrowers; “Borrower” means any one of them.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close; provided that (a)

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with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to LIBOR Rate Loans, Letters of Credit or Swingline Loans denominated in Euros, Sterling or any Optional Currency, such day is also a day on which banks are open for general business in the principal financial center of the country of the relevant currency and in the London interbank market, (b) with respect to notices and determinations in connection with, and payments of principal and interest on, Loans denominated in Euros, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET2) (or, if such clearing system ceases to be operative, such other clearing system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros, (c) when used in connection with a Loan or Letter of Credit denominated in Canadian Dollars or made or issued to a Subsidiary Borrower that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof, such day is also a day on which banks are open for dealings in deposits in Canadian Dollars in both Toronto and Montreal, (d) when used in connection with a Loan denominated in Hong Kong Dollars or made or issued to a Subsidiary Borrower that is incorporated or otherwise organized in Hong Kong, such day is also a day on which banks are open for dealings in deposits in Hong Kong Dollars in Hong Kong, (e) when used in connection with a Loan denominated in Euros and made or issued to a Subsidiary Borrower that is incorporated or otherwise organized in France, the term Business Day shall not include any day on which banks are not open for dealings in deposits in Euros in Paris, France and (f) when used in connection with a Loan denominated in Mexican Pesos and made or issued to a Subsidiary Borrower that is incorporated or otherwise organized in Mexico, the term Business Day shall not include any day on which banks are not open for dealings in Mexican Pesos in Mexico City, Mexico.
“Canadian Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the annual rate of interest in effect for such day or so designated from time to time by Bank of America (acting through its Canada branch)  from time to time as being its "prime rate" for commercial loans made by it in Canada in Canadian Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b)  the CDOR Rate for an Interest period of one month as determined as of 10:00 a.m. on such day plus 1.00%.  Any change in such rate announced by Bank of America (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement thereof.  Each interest rate based on the Canadian Base Rate hereunder, shall be adjusted simultaneously with any change in the Canadian Base Rate; provided that, in no event shall the Canadian Base Rate be less than zero.
“Canadian Base Rate Loan” means a Revolving Credit Loan denominated in Canadian Dollars bearing interest at a rate based upon the Canadian Base Rate.
“Canadian CDOR Loan” means a Revolving Credit Loan denominated in Canadian Dollars bearing interest at a rate based upon the CDOR Rate.
“Capital Lease” means, subject to Section 1.4, with respect to any Person who is a lessee of property, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on the lessee’s balance sheet.
“Capital Lease Obligation” means the amount of the liability that is capitalized in respect of any Capital Lease in accordance with GAAP.
“Cash Collateral Account” has the meaning assigned thereto in Section 11.2(b)(i).
“Cash Equivalents” means (a) demand deposits maintained in the ordinary course of business, (b) securities issued or directly and fully guaranteed or insured by the United States or any agency or

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instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (c) time deposits, certificates of deposit, master notes and bankers acceptances of (i) any Lender, (ii) any commercial bank or trust company (or any Affiliate thereof) having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank, trust company or Affiliate thereof being an “Approved Institution”), in each case with maturities of not more than 270 days from the date of acquisition, (d) commercial paper and variable or fixed rate notes issued by any Approved Institution (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or similar ratings by successor rating agencies) or better by S&P or P-2 (or similar ratings by successor rating agencies) or better by Moody’s and maturing within six months of the date of acquisition, (e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by Approved Institutions, (g) obligations of states, municipalities, counties, political subdivisions, agencies of the foregoing and other similar entities, rated at least A, MIG-1 or MIG-2 by Moody’s or at least A by S&P (or similar ratings by successor rating agencies), (h) unrated obligations of states, municipalities, counties, political subdivisions, agencies of the foregoing and other similar entities, supported by irrevocable letters of credit issued by Approved Institutions, or (i) unrated general obligations of states, municipalities, counties, political subdivisions, agencies of the foregoing and other similar entities, provided that the issuer has other outstanding general obligations rated at least A, MIG-1 or MIG-2 by Moody’s or A by S&P (or similar ratings by successor rating agencies).
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with the Parent Borrower or any Restricted Subsidiary, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Cash Management Agreement with the Parent Borrower or any Restricted Subsidiary, in each case in its capacity as a party to such Cash Management Agreement.
“Casualty Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.
“CDOR Rate” means, with respect to a Canadian CDOR Loan, for any Interest Period, the rate per annum determined by the Administrative Agent by reference to the average of the rates displayed on the Bloomberg screen page, or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances applicable to Canadian Dollar bankers’ acceptances (on a three hundred sixty-five (365) or three hundred sixty-six (366) day basis) with a term comparable to such Interest Period as of 10:00 a.m. (Eastern time) on the first day of such Interest Period or such other day as is generally treated as the rate fixing day by market practice in such interbank

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market, as determined by the Administrative Agent (or if such day is not a Business Day, then on the immediately preceding Business Day); provided that in no event shall the CDOR Rate be less than zero.
“Change in Control” shall be deemed to have occurred if (i) any “person” or “group” of persons (within the meaning of Section 13(d) and 14(d) of the Exchange Act) shall obtain, directly or indirectly, “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Borrower, (ii) at any point during any period of 24 consecutive months, commencing after the First Amendment Effective Date, individuals who at the beginning of such 24-month period were directors of the Parent Borrower, together with any directors whose election or nomination for election to the board of directors of the Parent Borrower (whether by the board of directors of the Parent Borrower or any shareholder of the Parent Borrower) was approved by a majority of the directors who either were directors of the Parent Borrower at the beginning of such 24-month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of the Parent Borrower or (iii) there shall have occurred under any indenture or other instrument evidencing Debt for borrowed money of the Parent Borrower or any Restricted Subsidiary in excess of $50,000,000 a “change in control” (as defined in such indenture or other instrument evidencing such Debt) beyond any grace period permitted therein obligating the Parent Borrower or any Restricted Subsidiary to repurchase, redeem or repay all or any part of such Debt or any Equity Interests provided for therein, it being specified that without prejudice to the above, the “control” of a French Subsidiary Borrower will be determined in accordance with article L.233-3 of the French Code de commerce.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by, or any published concession or published practice of, any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.).
“Class” when used in reference to any Loan, refers to whether such Loan is a Revolving A Credit Loan, Revolving B Credit Loan, Swingline Loan or a Term Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving A Commitment, a Revolving B Commitment or a Term Loan Commitment.
“Closing Date” means October 17, 2017.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents. Notwithstanding the foregoing, no real property of the Credit Parties shall be included in the Collateral.

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“Collateral Agreement” means the collateral agreement dated as of the Closing Date and executed by the Credit Parties (other than the Foreign Subsidiary Borrowers) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent.
“Commitment” means, (a) as to any Lender, the Revolving A Commitment, the Revolving B Commitment and/or the Term Loan Commitment of such Lender, (b) as to any Issuing Lender, its agreement made with the Parent Borrower to issue Letters of Credit hereunder and (c) as to the Swingline Lender, its Swingline Commitment.
“Commitment Fee” has the meaning assigned thereto in Section 4.2.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Competitor” means an actual competitor of any Borrower or any Subsidiary that is in the same or a similar line of business as such Borrower or Subsidiary.

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any amount pursuant to Section 4.7, Section 4.8, Section 4.9, Section 4.10 or Section 13.2 that would be greater than the amount that the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
“Consolidated EBITDA” means, for the Parent Borrower and its Restricted Subsidiaries for any period, an amount equal to the sum of:
(a)    Consolidated Net Income for such period plus
(b)    without duplication, the sum of the following to the extent deducted in determining Consolidated Net Income (other than pursuant to clause (vi) below) in accordance with GAAP for such period:
(i)    Consolidated Interest Expense,
(ii)    federal, state, local and foreign income taxes payable,
(iii)    depreciation, depletion and amortization expense,
(iv)    one-time, non-recurring restructuring, integration and transition services costs, in an aggregate amount, when combined with clause (vi) below, not to exceed 25% of Consolidated EBITDA (calculated before giving effect to this clause (iv) or clause (vi) below),
(v)    other non-cash charges,

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(vi)    synergies, operating expense reductions and other net cost savings and integration costs projected by the Parent Borrower in connection with Permitted Acquisitions that have been consummated during the applicable period (calculated on a pro forma basis as though such synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) such synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of the Parent Borrower and its Restricted Subsidiaries and have been determined by the Parent Borrower in good faith to be reasonably anticipated to be realizable within 18 months following any such Permitted Acquisition as set forth in reasonable detail on a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent and (B) no such amounts shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise; provided further that the aggregate amount added back pursuant to this clause (vi), when combined with clause (iv) above, shall not exceed 25% of Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries (calculated prior to giving effect to any amounts added back pursuant to this clause (vi) or clause (iv) above) in any four consecutive Fiscal Quarter period,
(vii)    financing fees, financial and other advisory fees, accounting and consulting fees and legal fees and related costs and expenses incurred during such period in connection with Acquisitions, Investments, financings and Asset Dispositions permitted by this Agreement; and
(viii)    proceeds of business interruption insurance; minus
(c)    without duplication, the sum of the following to the extent included in determining Consolidated Net Income:
(i)    federal, state, local and foreign income taxes credits,
(ii)    all non-cash items increasing Consolidated Net Income for such period, and
(iii)    any cash expense made during such period which represents the reversal of any non-cash charge that was added in a prior period pursuant to clause (b)(v) above.
Notwithstanding the foregoing to the contrary, (x) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by the Parent Borrower or any of its Restricted Subsidiaries during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Parent Borrower or such Subsidiary, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition or conversion) and (y) there shall be excluded in determining Consolidated EBITDA for any period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, disposed of by the Parent Borrower or any Subsidiary during such period in connection with an Asset Disposition having gross proceeds in excess of $25,000,000, based on the Disposed EBITDA of such disposed entity or business for such period (including the portion thereof occurring prior to such disposition).
“Consolidated Funded Debt” means, as of any date of determination, without duplication, all Debt of the Parent Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance

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with GAAP other than (a) unfunded pension benefit obligations, (b) the principal portion of all obligations under operating leases, (c) any Foreign Cash Services Debt and (d) any net obligations under any Hedge Agreements; provided that in no event shall the Debt giving rise to such Escrowed Debt Proceeds (for so long as it constitutes Escrowed Debt Proceeds) constitute Consolidated Funded Debt (and the cash proceeds thereof shall not constitute Unrestricted Cash and Cash Equivalents).
“Consolidated Interest Expense” means, for any period, as applied to the Parent Borrower and its Restricted Subsidiaries, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case determined on a consolidated basis in accordance with GAAP after giving appropriate effect to any outside minority interest in the Restricted Subsidiaries.
“Consolidated Net Income” means, for any period, the net income, after taxes, of the Parent Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP after giving appropriate effect to any outside minority interests in the Restricted Subsidiaries, but excluding, to the extent reflected in determining such net income, (a) any extraordinary gains and losses for such period, (b) any non-cash impairment, valuation allowance, write-up, write-down or write-off in the book value of any assets and (c) any non-cash gain or loss in connection with any Asset Disposition.
“Consolidated Net Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) (i) Consolidated Funded Debt as of such day minus (ii) all Unrestricted Cash and Cash Equivalents as of such day to (b) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending as of such day.
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) all Consolidated Funded Debt that is secured by a Lien on any property of the Parent Borrower or any of its Restricted Subsidiaries to (b) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date.
“Consolidated Total Assets” means, at any time, the total assets of the Parent Borrower and its Restricted Subsidiaries determined on a consolidated basis at such time.
“Contribution Notice” means a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the UK Pensions Act.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.).
“Credit Facilities” means, collectively, the Revolving A Credit Facility, the Revolving B Credit Facility and the Term Loan Facility or any of them, as the context requires.
“Credit Parties” means, collectively, the Parent Borrower, the Subsidiary Borrowers and the Guarantors; “Credit Party” means any one of them.
“CTA” means the United Kingdom Corporation Tax Act 2009.
“Current SEC Reports” means the most recent report on Form 10-K, or any successor form, and any amendments thereto filed by the Parent Borrower with the SEC and any reports on Forms 10-Q and/or 8-K, or any successor forms, and any amendments thereto, filed by the Parent Borrower with the SEC after the date of such report on Form 10-K.

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“Daily Floating LIBOR Rate” means the fluctuating rate of interest, which can change on each Business Day, equal to the London Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the date in question, for Dollar deposits with a term equivalent to a one (1) month term beginning on that date, and if any such applicable rate is below zero, the Daily Floating LIBOR Rate for such day will be deemed to be zero.
“Daily Floating LIBOR Rate Loan” means any Swingline Loan bearing interest at a rate determined by reference to the Daily Floating LIBOR Rate.
“Debt” of any Person means at any date of determination, without duplication, the sum of the following determined and calculated in accordance with GAAP: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business that is not more than 60 days past due) which would appear as liabilities on a balance sheet of such Person, (c) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Debt shall be calculated at the greater of (i) the amount of such Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien, (d) all Guaranty Obligations of such Person with respect to Debt of others, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the aggregate amount of all drafts drawn under standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person (to the extent unreimbursed), (g) the outstanding attributed principal amount under any asset securitization program of such Person, (h) all net obligations of such Person under any Hedge Agreements and (i) all obligations of any such Person in respect of Disqualified Equity Interests. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.
“Debt Issuance” means the issuance of any Debt for borrowed money by any Credit Party or any of its Restricted Subsidiaries.
“Debtor Relief Laws” means the Bankruptcy Code, the EU Insolvency Regulation, the provisions of Livre VI and other relevant provisions related thereto of the French Code de commerce and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, proposal to creditors, rearrangement, receivership, insolvency, reorganization, concurso mercantil, administration, extraordinary administration or similar debtor relief laws of the United States or other applicable jurisdictions (U.S. domestic or foreign) from time to time in effect and affecting the rights of creditors generally.
“Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or both, would constitute an Event of Default.
“Defaulting Lender” means at any time any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been

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satisfied, (b) has notified the Parent Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Parent Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Parent Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (after consultation with the Parent Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.11(b)) upon delivery of written notice of such determination to the Parent Borrower, each Issuing Lender, the Swingline Lender and each Lender.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Disposed EBITDA” shall mean, with respect to any Person or business sold or otherwise disposed of for any period, the amount for such period of Consolidated EBITDA of any such Person or business so sold or disposed of (determined using such definitions as if references to the Parent Borrower and its Restricted Subsidiaries therein were to such Person or business), as calculated by the Parent Borrower in good faith.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a)  mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Parent Borrower or its Restricted Subsidiaries

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or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Institution” means (a) any Person reasonably determined by the Parent Borrower to be a Competitor after the Closing Date and that is identified by legal name in writing to the Administrative Agent in a written supplement to the DQ List, and (b) any Affiliate of the persons described in clause (a) above which is either (x) readily identifiable as an affiliate based solely on the similarity of its legal name and is not a bona fide debt fund or investment vehicle or (y) identified by legal name to the Administrative Agent as an Affiliate in a written supplement to the DQ List and is not a bona fide debt fund or investment vehicle; provided that no Person described in clause (a) or clause (b)(y) shall be or become a “Disqualified Institution” hereunder until the third (3rd) Business Day following the delivery of such writing and shall be a “Disqualified Institution” hereunder only on a prospective basis and shall not apply retroactively to disqualify any Person that has previously acquired a Commitment or Loan or a participation interest in any Loan; provided further that “Disqualified Institutions” shall exclude any Person that the Parent Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Administrative Agent and the Lenders from time to time.
“Dollar Equivalent” means, on any Business Day with respect to any amount denominated in Euros, Sterling or any Optional Currency, the amount of Dollars that would be required to purchase the amount of such currency based upon the spot selling rate at which the Administrative Agent (or the applicable L/C Issuer, with notice to the Administrative Agent) offers to sell such currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such Business Day for delivery two Business Days later, and, with respect to any amount denominated in Dollars, such amount.
“Dollar LIBOR Rate Loans” means LIBOR Rate Loans denominated in Dollars.
“Dollar Revolving Loan” means any Revolving Credit Loan denominated in Dollars.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Restricted Subsidiary of the Parent Borrower that is not a Foreign Subsidiary.
“DQ List” has the meaning specified in Section 13.7(e)(iv).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Environmental Laws” means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, or represents for U.S. federal income tax purposes an equity interest in, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person who together with the Parent Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Escrowed Debt Proceeds” means, as of any date of determination, the proceeds of Debt of the Parent Borrower and its Restricted Subsidiaries that has been issued for the purpose of, and prior to, funding all or a portion of the consideration (and related fees and expenses) for a Limited Condition Transaction and is (as of such date of determination) then being held in escrow in a manner reasonably acceptable to the Administrative Agent, with release thereof solely to consummate such Limited Condition Transaction or, failing that, to prepay, repay or otherwise return such amounts to the holders of such Debt.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Insolvency Regulation” means the Council of the European Union Regulation 2015/848 on insolvency proceedings.
“Euro” or “€” means the single currency of the member states of the European Communities that adopt or have adopted the Euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.
“Euro Swingline Rate” means a rate per annum equal to LIBOR Rate for Euros, or if such rate is not available, a comparable or successor rate which rate is reasonably selected by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) for an amount comparable to the amount of that Loan on such day for overnight deposits in Euros, and, if any such applicable rate is below zero, the Euro Swingline Rate for such day will be deemed to be zero; provided that after the First Amendment Effective Date and to the extent a comparable or successor rate is reasonably selected by the Administrative Agent (as contemplated above), such selected rate shall be applied in a manner consistent with market practice; provided further that to the extent such market practice is not administratively feasible for the Administrative Agent, such selected rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

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“Euro Swingline Rate Loan” means any Swingline Loan bearing interest at a rate determined by reference to the Euro Swingline Rate.
“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 10.10). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Extension of Credit” means, as to any Lender, (a) any component of such Lender’s Extensions of Credit or (b) the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit or Swingline Loan by such Lender, as the context may require.
“Extensions of Credit” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) if such Lender is a Revolving A Lender, such Lender’s Revolving A Ratable Share of the Revolving A L/C Obligations and Swingline Loans made under the Revolving A Credit Facility then outstanding, (c) if such Lender is a Revolving B Lender, such Lender’s Revolving B Ratable Share of the Revolving B L/C Obligations made under the Revolving B Credit Facility then outstanding, (d) if such Lender is the Swingline Lender, the aggregate principal amount of all Swingline Loans then outstanding, and (e) the aggregate principal amount of the Term Loans made by such Lender then outstanding.
“FATCA” means Sections 1471 through 1474 of the Code, as of the First Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions

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as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than zero.
“Fee Letters” means, collectively, (i) the letter from Wells Fargo Securities and Wells Fargo to the Parent Borrower dated September 5, 2017, (ii) the letter from The Bank of Tokyo-Mitsubishi UFJ, Ltd. to the Parent Borrower dated September 5, 2017, (iii) the letter from JPMorgan Chase Bank, N.A. to the Parent Borrower dated September 5, 2017, and (iv) the letter from MLPFS to the Parent Borrower dated December 19, 2018, in each case relating to certain fees payable by the Parent Borrower to such parties in respect of the transactions contemplated by this Agreement or the First Amendment.
“Finance Party” has the meaning assigned thereto in Section 4.10(c)(i).
“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under Section 43 of the UK Pensions Act.
“First Amendment” means that certain First Amendment to Loan Documents dated as of the First Amendment Effective Date, among the Parent Borrower, the other Credit Parties party thereto, Wells Fargo, as resigning administrative agent, the Administrative Agent, and the Lenders and the Departing Lenders (as defined therein) party thereto.
“First Amendment Effective Date” means February 8, 2019.
“First Tier Foreign Subsidiary” means (i) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Credit Party (other than a Foreign Subsidiary Borrower) and (ii) any Foreign Subsidiary Holding Company.
“Fiscal Quarter” means a fiscal quarter of the Parent Borrower of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Parent Borrower ending on December 31 in any year.
“Foreign Cash Services Debt” means Debt and other obligations owing to foreign banks that is fully secured by the proceeds of such Debt or other obligations and used to facilitate cash services operations of customers of the Parent Borrower and its Restricted Subsidiaries in foreign jurisdictions.
“Foreign Currency Equivalent” shall mean, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable foreign currency based upon the spot selling rate at which the Administrative Agent offers to purchase such foreign currency with Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date of determination for delivery two Business Days later.
“Foreign Currency Loans” means, collectively, each Revolving Credit Loan denominated in Euros, Sterling or any Optional Currency.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Parent Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an Issuing Lender). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

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“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Parent Borrower or such Restricted Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Foreign Sublimit” means the lesser of (a) the Dollar Equivalent of $500,000,000 and (b) the Revolving Credit Commitment.
“Foreign Subsidiary” means each Restricted Subsidiary of the Parent Borrower that is not organized under the laws of the United States or any State or territory thereof.
“Foreign Subsidiary Borrowers” means each Foreign Subsidiary that is a Revolving Borrower.
“Foreign Subsidiary Holding Company” means any Domestic Subsidiary all or substantially all of the assets of which are comprised of Equity Interests in one or more Foreign Subsidiaries.
“French Lender” means any Lender that is a French licensed credit institution (établissement de crédit) organized or domiciled in France (excluding, for the avoidance of doubt, any subsidiary, branch or affiliate of any such institution that is neither domiciled nor organized in France).
“French Obligations” means on any date, the portion of the Obligations outstanding that are owed by a French Subsidiary Borrower to the relevant Lender, provided that such Lender or branch or Affiliate of any such Lender is a French licensed credit institution (établissement de credit) or a financial institution authorized to make loans in France (x) under European Union passport rules or (y) directly by the ACPR, as Revolving A Borrower under the Revolving A Credit Facility.
“French Subsidiary Borrower” means (a) Brink’s France SAS, a simplified joint stock company (société par actions simplifiée) incorporated under the laws of France, with its registered office at 41/45 boulevard Romain Rolland, 75014 Paris, France registered with the Registre du Commerce et des Sociétés of Paris under number 672 009 636 and (b) any additional Foreign Subsidiary Borrower organized under the laws of France that becomes a party to the Revolving A Credit Facility in accordance with Section 2.9(a).
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding L/C Obligations in respect of Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s Participation Interest has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Ratable Share of Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s Participation Interest has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
“Funding Office” means the office of the Administrative Agent specified in Section 13.1(c), or any subsequent office which shall have been specified by the Administrative Agent for such purpose by written notice to the Parent Borrower and the Lenders.
“GAAP” means generally accepted accounting principles in the United States, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board,

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consistently applied and maintained on a consistent basis throughout the period indicated, subject to Section 1.4.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any nation, province, state or political subdivision thereof, any central bank (or similar monetary or regulatory authority) and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, in each case whether U.S. domestic or foreign (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” means, without duplication, all of the Secured Obligations (a) of the Borrowers to the Lenders and the Administrative Agent, whenever arising, under this Agreement, the Notes or any other Loan Document (including, but not limited to, obligations with respect to principal, interest and fees) and (b) owing by the Parent Borrower or any Restricted Subsidiary under (i) any Secured Hedge Agreement, (ii) any Secured Cash Management Agreement, (iii) any Secured Bilateral Letter of Credit Facility, (iv) the Secured Closing Date Bilateral Facilities and (v) any Secured Bilateral Mexican Debt.
“Guarantor” means the Parent Borrower and each Restricted Subsidiary of the Parent Borrower identified as a “Guarantor” on the signature pages hereto and any Restricted Subsidiary that becomes a Guarantor hereunder after the Closing Date by execution of a Guarantor Joinder Agreement pursuant to Section 8.10; provided that each of Pittston Minerals Group Inc. and Pittston Coal Company shall not be a Guarantor hereunder and shall not be taken into account when any calculation is made pursuant to Section 8.10 or the definition of “Material Domestic Subsidiary”.
“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement executed by a Guarantor, the Parent Borrower and the Administrative Agent in substantially the form of Exhibit C.
“Guaranty Obligation” means, with respect to any Person, at any date without duplication, any Debt of another Person that is guaranteed, directly or indirectly in any manner, by such Person or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person or any Debt of another Person that has the substantially equivalent or similar economic effect of being guaranteed by such Person or of otherwise making such Person contingently liable therefor, through an agreement or otherwise, including, without limitation, an agreement (a) to purchase, or to advance or supply funds for the payment or purchase of, such Debt, or (b) to make any loan, advance, capital contribution or other investment in such other Person to assure a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such other Person (unless such investment is expected to constitute a permitted investment under Section 9.10).
“Hazardous Materials” means any substances or materials (a) which are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

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“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with the Parent Borrower or any of its Restricted Subsidiaries permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Hedge Agreement with the Parent Borrower or any of its Restricted Subsidiaries, in each case in its capacity as a party to such Hedge Agreement.
“Incremental Effective Date” has the meaning assigned to such term in Section 2.8(a).
“Incremental Facilities Limit” means, with respect to any proposed Incremental Loan Commitments, Incremental Loans and/or Incremental Notes under Section 2.8, an amount equal to the sum of (a) the amount of Incremental Loan Commitments, Incremental Loans and/or Incremental Notes that would cause the Consolidated Senior Secured Leverage Ratio as of the most recently ended Fiscal Quarter prior to the incurrence of such Incremental Loan Commitments, Incremental Loans and/or Incremental Notes (or in the case of any Incremental Loan Commitments, Incremental Loans and/or Incremental Notes, the proceeds of which will finance a Limited Condition Transaction, the date determined pursuant to Section 1.7) for which financial statements have been delivered to the Administrative Agent hereunder, calculated on a pro forma basis after giving effect to the incurrence of such Incremental Loan Commitments, Incremental Loans and/or Incremental Notes and any Limited Condition Transaction to be consummated using the proceeds of such Incremental Loan Commitments, Incremental Loans and/or Incremental Notes and assuming that the proposed Incremental Loan Commitments, Incremental Loans and/or Incremental Notes are fully drawn at such time and after giving effect to the use of proceeds thereof, not to exceed 3.50 to 1.00 plus, (b) $200,000,000 less the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Loan Commitments, Incremental Loans and/or Incremental Notes, in each case previously incurred under this clause (b). Unless the Parent Borrower otherwise notifies the Administrative Agent, if all or any portion of any Incremental Loan Commitments, Incremental Loans and/or Incremental Notes would be permitted under clause (a) above on the applicable date of incurrence, such Incremental Loan Commitments, Incremental Loans and/or Incremental Notes (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (a) above prior to the utilization of any amount available under clause (b) above.
“Incremental Facility Amendment” shall have the meaning assigned to such term in Section 2.8(a).
“Incremental Lender” has the meaning assigned thereto in Section 2.8(a).

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“Incremental Loan Commitments” has the meaning assigned thereto in Section 2.8(a)(ii).
“Incremental Loans” has the meaning assigned thereto in Section 2.8(a)(ii).
“Incremental Notes” has the meaning assigned thereto in Section 2.8(f).
“Incremental Revolving Commitment” has the meaning assigned thereto in Section 2.8(a)(ii).
“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 2.8(a)(ii).
“Incremental Term Loan” has the meaning assigned thereto in Section 2.8(a)(i).
“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.8(a)(i).
“Indemnified Liabilities” has the meaning assigned thereto in Section 13.2.
“Indemnitee” has the meaning assigned thereto in Section 13.2.
“Information” has the meaning assigned thereto in Section 13.8.
“Initial Revolving Loans” has the meaning assigned thereto in Section 2.8(e).
“Initial Term Loan” means the term loan made, or to be made, to the Parent Borrower by the Term Loan Lenders pursuant to Section 2.5.
“Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the period of four (4) consecutive Fiscal Quarters ending as of such day.
“Interest Period” has the meaning assigned thereto in Section 4.1(b).
“Investment” means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or permits to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; provided, that investments made by the Parent Borrower or any of its Subsidiaries at the direction of an employee thereof under any deferred compensation plan or a “rabbi trust” formed in connection with such plans shall not constitute “Investments” for purposes of this Agreement or any other Loan Document.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuing Lender” means Bank of America, Wells Fargo, MUFG Bank, Ltd., JPMorgan Chase Bank, N.A. and any other Lender mutually acceptable and on terms satisfactory to such Lender, the Parent Borrower and the Administrative Agent (in each case, including any such Issuing Lender acting through any branch, office or Affiliate of it (including, without limitation, BAMLI DAC)); provided that (a) any Issuing Lender

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(or branch or Affiliate of any such Issuing Lender) issuing Letters of Credit for the account of, or on behalf of, a French Subsidiary Borrower shall be a French licensed credit institution (établissement de credit) or a financial institution authorized to make loans in France (x) under European Union passport rules or (y) directly by the ACPR and (b) no Issuing Lender shall be required to be an Issuing Lender with respect to Letters of Credit in any currency other than the currencies available in the Revolving Credit Facility in which it is a Lender (unless such Issuing Lender otherwise agrees in its discretion). Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender with ratings from either S&P or Moody’s no lower than the ratings of such Issuing Lender (in which case each such Affiliate shall be the Issuing Lender of such Letters of Credit).
“Junior Debt” means (a) the Senior Notes, (b) Subordinated Debt, (c) unsecured Debt incurred pursuant to Section 9.11(i) and (d) Debt secured by Liens that are junior to the Liens securing the Obligations.
“Labor Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments and orders relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.
“L/C Application” means an application, in the form specified by any Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.
“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the Parent Borrower or one or more of its Restricted Subsidiaries from time to time in an aggregate amount equal to (a) for each of the initial Issuing Lenders, the amount set forth opposite the name of each such initial Issuing Lender on Schedule 1.1(a) and (b) for any other Issuing Lender becoming an Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between the Parent Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between the Parent Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution). The L/C Commitment of an Issuing Lender shall not include a commitment to issue Letters of Credit in any currency other than the currencies available in the Revolving Credit Facility in which it is a Lender (unless such Issuing Lender otherwise agrees in its discretion).
“L/C Fees” means the Revolving A L/C Fee and the Revolving B L/C Fee.
“L/C Maturity Date” means the earlier of (a) the fifth Business Day prior to the Specified Maturity Date and (b) the Revolving Credit Maturity Date.
“L/C Obligations” means, collectively, the Revolving A L/C Obligations and the Revolving B L/C Obligations.
“Lender” means each Person executing this Agreement as a Lender as set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 2.8, Section 4.7(f) or Section 13.7(b), other than any Lender party hereto that ceases to be a Lender party hereto pursuant to any Assignment and Assumption; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender, each Issuing Lender and the Swingline Lender, in each case in such capacity.

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“Lending Office” means, with respect to any Lender, the office(s) of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office(s) as a Lender may from time to time notify the Parent Borrower and the Administrative Agent in writing, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letters of Credit” means the collective reference to the Revolving A Letters of Credit and the Revolving B Letters of Credit.
“Leverage Ratio Increase” has the meaning assigned thereto in Section 9.1(a).
“LIBOR Quoted Currency” means each of Dollars, Euros, Sterling and Swiss Franc and each other Optional Currency added pursuant to Section 2.9(b) for which there is a published LIBOR rate, in each case so long as there is a published LIBOR rate with respect thereto.
“LIBOR Rate” means with respect to each day during each Interest Period pertaining to (i) a LIBOR Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent pursuant to Section 1.6, for deposits in the relevant currency for a period equal to such Interest Period (or, solely in the case of Loans made to Borrowers domiciled in the United Kingdom or the European Union and made in Euros or Sterling, for overnight deposits) commencing on the first day of such Interest Period administered by ICE Benchmark Administration Limited (or any applicable successor quoting service) as published on the applicable Bloomberg screen page (or any successor page) at approximately 11:00 a.m., Local Time, on the Quotation Day for such Interest Period, or (ii) with respect to any LIBOR Rate Loan denominated in Hong Kong Dollars, the rate per annum equal to the Hong Kong Interbank Offered Rate (“HIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent pursuant to Section 1.6, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Bloomberg screen page (or any successor page) at or about 11:00 a.m., Local Time, on the Quotation Day for such Interest Period, or (iii) with respect to any LIBOR Rate Loan denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate (“TIIE”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published by Banco de Mexico in the Federation’s Official Gazette (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) on the Quotation Day with a term equivalent to such Interest Period, or (iv) with respect to any LIBOR Rate Loan denominated in any other Non-LIBOR Quoted Currency (other than Canadian Dollars), the rate per annum as designated with respect to such Optional Currency at the time such Optional Currency is approved by the Administrative Agent and the applicable Revolving Credit Lenders pursuant to Section 2.9(b); provided that in no event shall the LIBOR Rate be less than zero. In the event that no such rate is available, the “LIBOR Rate” shall be determined by reference to such other comparable publicly available service providing quotations of LIBOR, HIBOR or TIIE, as the case may be, as may be reasonably selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 a.m., Local Time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its relevant eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and if such rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“LIBOR Rate Loan” means a Loan bearing interest at a rate based upon the LIBOR Rate.

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“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 4.7(a).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Parent Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
“Limited Condition Transaction” means any Acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of Incremental Term Loans, Incremental Notes or other Debt permitted hereunder, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.
“Loan Documents” means, collectively, this Agreement, the Notes, the L/C Applications, the Security Documents, any Guarantor Joinder Agreement, any Subsidiary Borrower Joinder Agreement, each Incremental Facility Amendment, the Fee Letters, any TEG Letter, and each other document, instrument and agreement executed and delivered by any Credit Party for the benefit of the Administrative Agent or any Secured Party in connection with this Agreement or otherwise specifically identified or designated in writing as a Loan Document (excluding any Secured Hedge Agreement, any Secured Cash Management Agreement, any Secured Bilateral Letter of Credit Facility, any Secured Closing Date Bilateral Facility and any Secured Bilateral Mexican Facility).
“Loans” means, collectively, the Revolving Credit Loans, the Swingline Loans and the Term Loans; “Loan” means any one of such Loans.
“Local Time” means (a) in the case of Foreign Currency Loans (except for the Foreign Currency Loans described in clauses (b) and (c) below), London time, (b) in the case of Revolving A Credit Loans made to a French Subsidiary Borrower, the local time in the place of settlement for Revolving A Credit Loans as may be determined by the applicable Revolving A Lender to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of such borrowing or payment, (c) in the case of Revolving A Credit Loans denominated in Mexican Pesos, the local time in the place of settlement for Revolving A Credit Loans as may be determined by the applicable Revolving A Lender to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of such borrowing or payment and (d) in all other cases, Charlotte, North Carolina time.

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“London Banking Day” means any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.
“Margin Stock” has the meaning given such term under Regulation U of the Board.
“Marijuana Related Business” means any business that grows, produces, processes, distributes, transports, imports or sells marijuana or marijuana products, edibles or derivatives.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of the Parent Borrower and its Restricted Subsidiaries taken as a whole that would impair the ability of the Credit Parties to perform their obligations under the Loan Documents or (b) the rights or remedies of the Lenders or the Administrative Agent under the Loan Documents.
“Material Domestic Subsidiary” means any Domestic Subsidiary of the Parent Borrower (other than a Receivables Entity) which, together with its Domestic Subsidiaries, as of any date of determination, (a) owns more than five percent (5%) of the assets and properties of the Parent Borrower and its Domestic Subsidiaries (excluding the Equity Interests of any Foreign Subsidiaries owned thereby), determined on a consolidated basis in accordance with GAAP after giving appropriate effect to any outside minority interests in the Restricted Subsidiaries or (b) accounts for more than five percent (5%) of total revenues of the Parent Borrower and its Domestic Subsidiaries (excluding the revenues of any Foreign Subsidiaries owned thereby); provided that in the event that, as of any date of determination, the Parent Borrower, the Guarantors and the Material Domestic Subsidiaries on a combined basis do not (i) represent at least ninety percent (90%) of the total assets and properties of the Parent Borrower and its Domestic Subsidiaries or (ii) account for at least ninety percent (90%) of the total revenues of the Parent Borrower and its Domestic Subsidiaries, then in each such case, the Parent Borrower shall identify one or more additional Domestic Subsidiaries to constitute Material Domestic Subsidiaries such that the 90% test is satisfied.
“Material Property” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of this Agreement or thereafter, by the Parent Borrower or a Restricted Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of 1.0% of Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the board of directors of the Parent Borrower (evidenced by a board resolution), is not of material importance to the business conducted by the Parent Borrower and its Restricted Subsidiaries taken as a whole.
“Mexican Loan Note” means a promissory note made by a Mexican Subsidiary Borrower in favor of a Revolving A Lender evidencing Mexican Loans made by such Lender to such Borrower, substantially in the form of Exhibit G-4 or another form as may be agreed between the Parent Borrower and the applicable Lenders.
“Mexican Loans” means loans to any Mexican Subsidiary Borrower by a Revolving A Lender.
“Mexican Peso” means the lawful currency of Mexico.
“Mexican Process Agent” has the meaning assigned thereto in Section 13.4 (c).
“Mexican Subsidiary Borrower” means any Subsidiary Borrower that is organized under the federal laws of Mexico or the laws of one of the states, provinces or territories of Mexico.

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“Mexico” means the United Mexican States.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 400l(a)(3) of ERISA that is subject to Title IV of ERISA to which the Parent Borrower or any ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six years.
“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Casualty Event, the gross proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received, but specifically excluding any proceeds of business interruption insurance) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) disposed of, which Debt is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 13.9 and (ii) has been approved by the Required Lenders or, in the case of amendments that require the approval of all Lenders or all affected Lenders of a particular Class, the Required Revolving A Lenders, Required Revolving B Lenders or Required Term Lenders, as applicable.
“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the French tax code (Code Général des Impôts), as such list may be amended from time to time.
“Non-Credit Party Subsidiary” means any Restricted Subsidiary of the Parent Borrower that is not a Guarantor or a Subsidiary Borrower.
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.
“Non-Public Lender” means (a) until the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (No. 575/2013)), an entity that is or qualifies as a professional market party (whereas any person advancing an amount of at least EUR 100,000.00 (or acquiring receivables in an aggregate amount of EUR 100,000.00) is deemed to be a professional market party); and (b) following publication by the competent authority of its interpretation of the term public (as referred to in article 4.1(1) of the Capital Requirements Regulation (No. 575/2013), such person which shall qualify as not forming part of the public.

“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Notes, the Term Loan Notes and the Mexican Loan Notes.

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“Notice of Borrowing” has the meaning assigned thereto in Section 2.2(b)(i).
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 2.3.
“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on the Loans, (b) the Reimbursement Obligations in respect of the Letters of Credit, (c) interest and fees that accrue under the Loan Documents after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, and (d) all other fees and commissions (including attorney’s fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement or any of the other Loan Documents.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Optional Currency” means any Revolving A Optional Currency and/or Revolving B Optional Currency.
“Other Applicable Debt” has the meaning assigned thereto in Section 2.5(d)(ii)(D).
“Other Taxes” has the meaning assigned thereto in Section 4.10(b).
“Parent Borrower” has the meaning assigned thereto in the introductory paragraph.
“Participant” has the meaning assigned thereto in Section 13.7(c).
“Participant Register” has the meaning assigned thereto in Section 13.7(c)(iii).
“Participating Receivables Grantor” means the Parent Borrower or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.
“Participation Interest” means an Extension of Credit by a Lender by way of a purchase of a participation interest in Letters of Credit or L/C Obligations as provided in Section 3.4(a) or Section 3.4(b), in Swingline Loans as provided in Section 2.6(b) or in any Obligations as provided in Section 4.5.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and is maintained for the employees of the Parent Borrower or any of its ERISA Affiliates.
“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the UK Pensions Act.
“Permitted Acquisition” means any Acquisition that meets all of the following requirements (which, in the case of an Acquisition that is a Limited Condition Transaction, shall be subject to the terms of Section 1.7):

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(a)    in the case of any such Acquisition involving aggregate consideration in excess of $100,000,000, the Parent Borrower shall have provided written notice of such Acquisition to the Administrative Agent no later than three (3) Business Days (or such longer period as may be agreed by the Administrative Agent) following the execution of the definitive agreement for such Acquisition, which notice shall in any event be delivered at least one (1) Business Day (or such shorter period as may be agreed to by the Administrative Agent) prior to the closing date of such Acquisition and, if reasonably practicable and if known at the time of delivery of such notice, the currently anticipated (but in any event non-binding) closing date for such Acquisition;
(b)    in the case of any Acquisition of Equity Interests of a Person, such Acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of such Person;
(c)    the Parent Borrower and its Restricted Subsidiaries will be in compliance with the terms of Section 9.14 after giving effect to the consummation of such Acquisition;
(d)    (i) the Parent Borrower shall be in compliance with each covenant contained in Section 9.1 as of the last day of the most recently ended four Fiscal Quarter period ended prior to the consummation of such Acquisition (or, in the case of an Acquisition that is a Limited Condition Transaction, prior to the date of execution of the definitive agreement for such Acquisition) for which financial statements have been delivered pursuant to Section 7.1(a)(i) or 7.1(a)(ii) on a pro forma basis (after giving effect to such Acquisition, including any Extensions of Credit and other Debt incurred to fund any such Acquisition) as though such Acquisition had been consummated as of the first day of such period, and (ii) in the case of any such Acquisition involving aggregate consideration in excess of $100,000,000, the Parent Borrower shall have delivered to the Administrative Agent not less than one (1) Business Day (or such shorter period as may be agreed to by the Administrative Agent) prior to the proposed closing date of such Acquisition (or, in the case of an Acquisition that is a Limited Condition Transaction, no later than three (3) Business Days (or such longer period as may be agreed to by the Administrative Agent) following the date of execution of the definitive agreement for such Acquisition, a certificate of a Responsible Officer of the Parent Borrower demonstrating such compliance with each covenant contained in Section 9.1, it being understood and agreed that the calculations set forth in such certificate shall be based on information available to the Parent Borrower as of the date of delivery of such certificate and in no event shall the Parent Borrower be required to deliver a new certificate to the Administrative Agent;
(e)    no Default or Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Acquisition; and
(f)    the Parent Borrower shall have provided such documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such Acquisition.
“Permitted Designated Receivables Financing” means a financing transaction whereby the Parent Borrower or any of its Restricted Subsidiaries sells to a third-party purchaser all or a portion of the accounts receivable (and related Receivables Facility Assets) owing to the Parent Borrower or such Restricted Subsidiary from one or more designated customers of the Parent Borrower or such Restricted Subsidiary (but, for the avoidance of doubt, not a sale or sales of all accounts receivable (and related Receivables Facility Assets) of the Parent Borrower or any of its Restricted Subsidiaries generally); provided that (a) such transaction shall be evidenced by a receivables purchase agreement or other similar documentation on terms and conditions customary for similar financing arrangements, (b) the proceeds of such sales are received in

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cash and are in an amount equal to the face value of the sold accounts receivable, net of a commercially reasonable and customary discount rate based on then current market conditions, (c) such sales are structured, and are intended to be treated, as true sales of accounts receivable without recourse to the Parent Borrower or any of its Restricted Subsidiaries other than limited recourse typical of such transactions resulting from the breach of appropriate representations, warranties or covenants by the Parent Borrower or any selling Restricted Subsidiary, as applicable, with respect to the sold accounts receivable and (d) prior to and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing.
“Permitted Liens” means the Liens permitted under Section 9.2.
“Permitted Receivables Financing” means each of (a) any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Borrower and its Restricted Subsidiaries (other than a Receivables Entity), and as to which neither the Parent Borrower nor any of its Restricted Subsidiaries (other than a Receivables Entity) provides credit support of any kind, providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (i) a Person that is not a Subsidiary or (ii) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Subsidiary and (b) any Permitted Designated Receivables Financing.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity (whether or not having separate legal personality) or group thereof.
“Plan” means, at a particular time, any employee benefit plan that is covered by ERISA, other than a Multiemployer Plan, and in respect of which the Parent Borrower or any ERISA Affiliate is (or if such plan were terminated at such time, would, under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means IntraLinks, SyndTrak, ClearPar, or a substantially similar electronic transmission system.
“Prime Rate” has the meaning assigned thereto in the definition of “Alternate Base Rate”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

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“Quotation Day” means in respect of the determination of the LIBOR Rate for any Interest Period for LIBOR Rate Loans in Euros, Sterling or any other Optional Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in such currency for delivery on the first day of such Interest Period for such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the Closing Date and the First Amendment Effective Date, the Quotation Day in respect of any Interest Period (i) for any Optional Currency (other than Canadian Dollars) is customarily the last London Banking Day prior to the beginning of such Interest Period which is (a) at least two London Banking Days prior to the beginning of such Interest Period and (b) a day on which banks are open for general banking business in such Optional Currency; (ii) for Euros is customarily the day which is two Target Operating Days prior to the first day of such Interest Period and (iii) for Sterling is customarily the day which is the first day of such Interest Period.
“Ratable Share” means, as to any Lender at any time, such Lender’s Revolving A Ratable Share, Revolving B Ratable Share or Term Loan Ratable Share, as applicable.
“Receivables Entity” means any wholly owned Restricted Subsidiary formed solely for the purpose of (a) entering into one or more Permitted Receivables Financings, and (b) in each case, engaging in activities reasonably related or incidental thereto.
“Receivables Facility Assets” mean presently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC from time to time) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto, and all proceeds of the foregoing.
“Register” has the meaning assigned thereto in Section 13.7(b)(iv).
“Reimbursement Obligation” means the obligation of the Parent Borrower to reimburse (or to cause any applicable Restricted Subsidiary to reimburse, it being understood that the Parent Borrower shall be primarily liable for any such reimbursement obligation) each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued for the account of the Parent Borrower or any Restricted Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

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“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Pension Plan that is subject to Title IV of ERISA other than those events as to which the thirty (30) day notice period is waived under subsection .22, .23, .27 or .28 of PBGC Regulation Section 4043.
“Required Lenders” means, at any date, any combination of Lenders that hold more than fifty percent (50%) of the unused Commitments, the Revolving Credit Exposure and outstanding Term Loans at such time or, if the Aggregate Commitment has been terminated, any combination of Lenders who collectively hold more than fifty percent (50%) of the aggregate unpaid principal amount of the Extensions of Credit; provided that the Commitment of, and the portion of the Extensions of Credit held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving A Lenders” means, at any date, any combination of Revolving A Lenders that hold more than fifty percent (50%) of the Aggregate Revolving A Commitment then in effect or, if the Aggregate Revolving A Commitment has been terminated, any combination of Revolving A Lenders who collectively hold more than fifty percent (50%) of the Aggregate Revolving A Credit Exposure, provided that the Revolving A Commitment of, and the portion of the Aggregate Revolving A Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving A Lenders.
“Required Revolving B Lenders” means, at any date, any combination of Revolving B Lenders that hold more than fifty percent (50%) of the Aggregate Revolving B Commitment then in effect or, if the Aggregate Revolving B Commitment has been terminated, any combination of Revolving B Lenders who collectively hold more than fifty percent (50%) of the Aggregate Revolving B Credit Exposure, provided that the Revolving B Commitment of, and the portion of the Aggregate Revolving B Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving B Lenders.
“Required Term Lenders” means, at any date, any combination of Lenders that hold more than fifty percent (50%) of the outstanding Term Loans at such time; provided that the outstanding Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Responsible Officer” means any of the following: the chief executive officer, chief financial officer or treasurer of the Parent Borrower and, solely for purposes of notices given to Articles II and III, any other officer of the Parent Borrower so designated from time to time by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Parent Borrower designated from time to time in or pursuant to an agreement between the Parent Borrower and the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Parent Borrower’s shareholders, partners or members (or the equivalent Person thereof).
“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than a Subsidiary designated as an Unrestricted Subsidiary hereunder.
“Revolving A Borrower” means each of the Parent Borrower, each Subsidiary Borrower designated as a Revolving A Borrower in Schedule 1.1(b), and any other Subsidiary that has been designated as a

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Revolving A Borrower pursuant to Section 2.9(a), other than any of the foregoing Subsidiaries that has ceased to be a Revolving A Borrower as provided in such Section.
“Revolving A Commitment” means as to any Lender, the obligation of such Lender to make Revolving A Credit Loans for the account of the Revolving A Borrowers and participate in Revolving A Letters of Credit and Swingline Loans made under the Revolving A Credit Facility in an aggregate principal and/or stated amount at any time outstanding not to exceed the amount set forth under “Revolving A Commitment” opposite such Lender’s name on Schedule 1.1(a) as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.
“Revolving A Credit Exposure” means, with respect to any Revolving A Lender at any time, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all Revolving A Credit Loans made by such Revolving A Lender that are outstanding at such time, (ii) such Lender’s Revolving A Ratable Share of the Revolving A L/C Obligations at such time and (iii) such Lender’s Participation Interest in Swingline Loans.
“Revolving A Credit Facility” has the meaning assigned thereto in Section 2.1(a)(i).
“Revolving A Credit Loans” has the meaning assigned thereto in Section 2.1(a)(i).
“Revolving A L/C Fee” has the meaning assigned thereto in Section 3.3(a).
“Revolving A L/C Obligations” means at any time, an amount equal to the Dollar Equivalent of the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Revolving A Letters of Credit and (b) the aggregate amount of drawings under Revolving A Letters of Credit which have not then been reimbursed pursuant to Section 3.5. For all purposes of this Agreement, if on any date of determination a Revolving A Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Revolving A Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn during any applicable extension period.
“Revolving A L/C Sublimit” means $75,000,000. The Revolving A L/C Sublimit is part of, and not in addition to, the Revolving A Credit Facility.
“Revolving A Lender” means each Lender with a Revolving A Commitment or that holds a Revolving A Credit Loan.
“Revolving A Letters of Credit” has the meaning assigned thereto in Section 3.1(a).
“Revolving A Optional Currency” means the following currencies made available to the Revolving A Borrowers for the making of Revolving A Credit Loans: (a) solely as to each Revolving A Borrower, the currency set forth opposite the name of such Revolving A Borrower on Schedule 1.1(b) and (b) any other currency made available by the Revolving A Lenders pursuant to Section 2.9(b).
“Revolving A Ratable Share” means, with respect to any Revolving A Lender at any time, the ratio (expressed as a percentage) of (a) the Revolving A Commitment of such Revolving A Lender at such time to (b) the Aggregate Revolving A Commitment, provided that, if the Revolving Credit Maturity Date has occurred, the Revolving A Ratable Share of each Revolving A Lender shall be determined based upon the Revolving A Commitments most recently in effect, giving effect to any assignments.

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“Revolving Availability Period” means the period from and including the Closing Date to but excluding the Revolving Credit Maturity Date.
“Revolving B Borrower” means each of the Parent Borrower, each Subsidiary Borrower designated as a Revolving B Borrower in Schedule 1.1(b), and any other Subsidiary that has been designated as a Revolving B Borrower pursuant to Section 2.9(a), other than any of the foregoing Subsidiaries that has ceased to be a Revolving B Borrower as provided in such Section.
“Revolving B Commitment” means as to any Lender, the obligation of such Lender to make Revolving B Credit Loans for the account of the Revolving B Borrowers and participate in Revolving B Letters of Credit in an aggregate principal and/or stated amount at any time outstanding not to exceed the amount set forth under “Revolving B Commitment” opposite such Lender’s name on Schedule 1.1(a) as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.
“Revolving B Credit Exposure” means, with respect to any Revolving B Lender at any time, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all Revolving B Credit Loans made by such Revolving B Lender that are outstanding at such time and (ii) such Lender’s Revolving B Ratable Share of the Revolving B L/C Obligations at such time.
“Revolving B Credit Facility” has the meaning assigned thereto in Section 2.1(a)(ii).
“Revolving B Credit Loans” has the meaning assigned thereto in Section 2.1(a)(ii).
“Revolving B L/C Fee” has the meaning assigned thereto in Section 3.3(b).
“Revolving B L/C Obligations” means at any time, an amount equal to the Dollar Equivalent of the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Revolving B Letters of Credit and (b) the aggregate amount of drawings under Revolving B Letters of Credit which have not then been reimbursed pursuant to Section 3.5. For all purposes of this Agreement, if on any date of determination a Revolving B Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Revolving B Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn during any applicable extension period.
“Revolving B L/C Sublimit” means $75,000,000. The Revolving B L/C Sublimit is part of, and not in addition to, the Revolving B Credit Facility.
“Revolving B Lender” means each Lender with a Revolving B Commitment or that holds a Revolving B Credit Loan.
“Revolving B Letters of Credit” has the meaning assigned thereto in Section 3.1(b).
“Revolving B Optional Currency” means the following currencies made available to the Revolving B Borrowers for the making of Revolving B Credit Loans: (a) solely as to each Revolving B Borrower, the currency set forth opposite the name of such Revolving B Borrower on Schedule 1.1(b) and (b) any other currency made available by the Revolving B Lenders pursuant to Section 2.9(b).
“Revolving B Ratable Share” means, with respect to any Revolving B Lender at any time, the ratio (expressed as a percentage) of (a) the Revolving B Commitment of such Revolving B Lender at such time to (b) the Aggregate Revolving B Commitment, provided that, if the Revolving Credit Maturity Date has

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occurred, the Revolving B Ratable Share of each Revolving B Lender shall be determined based upon the Revolving B Commitments most recently in effect, giving effect to any assignments.
“Revolving Borrower” means a Revolving A Borrower or a Revolving B Borrower; provided that, in each case, no Person shall be a Revolving Borrower unless such Person either (a) constituted a Revolving Borrower on the First Amendment Effective Date or (b) has complied with each of the applicable requirements set forth in Section 5.3.
“Revolving Credit Commitments” means, collectively, the Revolving A Commitment and the Revolving B Commitment and “Revolving Credit Commitment” means a Revolving A Commitment or a Revolving B Commitment, as the context may require.
“Revolving Credit Exposure” means, collectively, the Revolving A Credit Exposure and the Revolving B Credit Exposure.
“Revolving Credit Facilities” means, collectively, the Revolving A Credit Facility and the Revolving B Credit Facility.
“Revolving Credit Lenders” means, collectively, the Revolving A Lenders and the Revolving B Lenders and “Revolving Credit Lender” means a Revolving A Lender or a Revolving B Lender, as the context may require.
“Revolving Credit Loan” means any Loan made to any Revolving Borrower pursuant to Section 2.2.
“Revolving Credit Maturity Date” means the earliest to occur of (a) the Specified Maturity Date, (b) the date of acceleration by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a) and (c) the date of termination by the Parent Borrower pursuant to Section 2.7.
“Revolving Credit Notes” means a promissory note made by the applicable Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit G-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means the sale by the Parent Borrower or a Restricted Subsidiary to any Person (other than the Parent Borrower or any Restricted Subsidiary) of any property or asset and, as part of the same transaction or series of transactions, the leasing as lessee by the Parent Borrower or any Restricted Subsidiary of the same or another property or asset which it intends to use for substantially the same purpose.
“Sanctioned Country” means at any time, a country, territory or region which is itself the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions

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authority or (b) any Person owned more than 50%, or controlled, by any such Person or Persons described in clause (a), including a Person that is deemed by OFAC to be a Sanctions target based on such ownership or control of such legal entity by Sanctioned Person(s).
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission.
“Secured Bilateral Letter of Credit Facility” means any bilateral letter of credit facility or facility for bank guarantees issued by any Bilateral L/C Issuer for the account of the Parent Borrower or any Restricted Subsidiary and set forth on Schedule 1.1(c) or otherwise identified to the Administrative Agent by the Parent Borrower in writing from time to time.
“Secured Bilateral Mexican Debt” means any bilateral Debt for borrowed money of any Foreign Subsidiary that is organized under the federal laws of Mexico or the laws of one of the states, provinces or territories of Mexico up to the amount permitted by Section 9.11(u).
“Secured Bilateral Mexican Facility” means any credit facility providing for the incurrence of the Secured Bilateral Mexican Debt.
“Secured Cash Management Agreement” means any Cash Management Agreement between or among the Parent Borrower or any Restricted Subsidiary and any Cash Management Bank.
“Secured Closing Date Bilateral Facility” means that certain Fourth Amended and Restated Loan Agreement among the Parent Borrower, certain direct and indirect Subsidiaries of the Parent Borrower party thereto and Bank of America, N.A., dated as of March 7, 2016, as amended by that certain First Amendment to Fourth Amended and Restated Loan Agreement dated as of October 17, 2017 and by that certain Amendment to Schedule 2.01 to that Certain Fourth Amended and Restated Loan Agreement dated as of June 5, 2018, and as otherwise amended, modified, restated or otherwise supplemented or replaced from time to time as permitted hereunder.
“Secured Hedge Agreement” means any Hedge Agreement between or among the Parent Borrower or any Restricted Subsidiary and any Hedge Bank.
“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by the Parent Borrower or any Restricted Subsidiary under (i) any Secured Hedge Agreement, (ii) any Secured Cash Management Agreement, (iii) any Secured Bilateral Letter of Credit Facility; (iv) the Secured Closing Date Bilateral Facility and (v) the Secured Bilateral Mexican Debt; provided that the “Secured Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.2, any other holder from time to time of any of any Secured Obligations (including, for the avoidance of doubt, the creditors under the Secured Bilateral Letter of Credit Facilities, the creditors under the Secured Closing Date Bilateral Facility and the creditors under the Secured Bilateral Mexican Facilities) and, in each case, their respective successors and permitted assigns.

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“Security Documents” means the collective reference to the Collateral Agreement, and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any property or assets securing the Secured Obligations.
“Senior Notes” means the Parent Borrower’s 4.625% Senior Notes due 2027 in an initial aggregate principal amount of $600,000,000.
“Significant Subsidiary” means any direct or indirect wholly owned Restricted Subsidiary of the Parent Borrower that has more than five percent (5%), as of any date, of the Consolidated Total Assets of the Parent Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving appropriate effect to any outside minority interests in the Restricted Subsidiaries.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Maturity Date” means February 8, 2024; provided, however, that if such date is not a Business Day, the Specified Maturity Date shall be the next preceding Business Day.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subordinated Debt” means the collective reference to any Debt incurred by the Parent Borrower or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.
“Subsequent Borrowings” has the meaning assigned thereto in Section 2.8(e).
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Parent Borrower.
“Subsidiary Borrower Joinder Agreement” means any Subsidiary Borrower Joinder Agreement executed and delivered by any Subsidiary Borrower and the Parent Borrower, substantially in the form of Exhibit F.

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“Subsidiary Borrowers” means Restricted Subsidiaries of the Parent Borrower that are either a Revolving A Borrower or a Revolving B Borrower.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” means the agreement of the Swingline Lender to make Swingline Loans pursuant to Section 2.6(a) in an aggregate principal amount at any time outstanding not to exceed the amount set forth under “Swingline Commitment” opposite such Lender’s name on Schedule 1.1(a) hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Swingline Commitment on the First Amendment Effective Date is $75,000,000.
“Swingline Lender” means Bank of America (acting through any branch, office or Affiliate of it (including, without limitation, BAMLI DAC)), in its capacity as the Swingline Lender under Section 2.6(a), and its successor or successors in such capacity.
“Swingline Loan” means any loan made by the Swingline Lender pursuant to Section 2.6.
“Swingline Loan Request” has the meaning assigned thereto in Section 2.6(a)(ii).
“Swingline Maturity Date” means the earlier of (a) fifth Business Day prior to the Specified Maturity Date and (b) the Revolving Credit Maturity Date.
“Swingline Note” means a promissory note made by the applicable Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit G-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.
“Swiss Guidelines” shall mean together, guideline S 02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S 02.122.1 in relation to bonds of April 1999 (Merkblatt “Obligationen” vom April 1999), guideline S 02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S 02.128 in relation to syndicated credit facilities of January 2000 (Artikel 4 des Merkblatts “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000) and circular letter no. 34 (1.034 V 2011) of July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom Juli 2011 betreffend Kundenguthaben), and the circular letter no. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax, and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 3. Oktober 2017), in each case as issued, amended or substituted from time to time by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.
“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

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“Swiss Non-Qualifying Bank” means any Person which does not qualify as a Swiss Qualifying Bank.
“Swiss Qualifying Bank” means a financial institution acting on its own account which: (a) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, or with respect to a branch, pursuant to the banking laws in force in the jurisdiction where such branch is situated; (b) carries on a true banking activity in such jurisdiction as its main purpose, and (c) has personnel, premises, communication devices and decision-making authority of its own, in each case, in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time.
“Swiss Subsidiary” has the meaning assigned thereto in Section 13.7(b)(vii).
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders) under the Credit Facilities which are Swiss Non-Qualifying Banks must not exceed ten, all in accordance with the meaning of the applicable Swiss Guidelines and/or any legislation or explanatory notes addressing each such issue which is in force at the relevant time.
“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of a Swiss Subsidiary under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the applicable Swiss Guidelines and Swiss Tax laws), such as (intragroup) loans (if and to the extent intragroup loans are not exempt in accordance with article 14(a) of the Swiss Federal Ordinance on withholding tax), facilities and/or private placements (including under the Loan Documents) must not at any time exceed 20 (twenty), all in accordance with the meaning of the applicable Swiss Guidelines and/or any legislation or explanatory notes addressing each such issue which is in force at the relevant time.
“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.
“Swiss Withholding Tax Act” means the Swiss Federal Act on Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Target Operating Day” any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (or any successor settlement system) is not operating (as reasonably determined by the Administrative Agent).
“Taxes” has the meaning assigned thereto in Section 4.10(a).
“TEG Letter” has the meaning assigned thereto in Section 4.1(h)(ii).
“Term Loan Commitment” means as to any Lender, the obligation of such Lender to make a portion of the Initial Terms Loan and/or Incremental Term Loans for the account of the Parent Borrower pursuant to Section 2.5(a) in an aggregate principal amount at any time outstanding not to exceed the amount set forth under “Term Loan Commitment” opposite such Lender’s name on Schedule 1.1(a) as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.
“Term Loan Facility” means the term loan facility established pursuant to Section 2.5 (including any new term loan facility established pursuant to Section 2.8). As of the First Amendment Effective Date, the aggregate principal amount of the Term Loan Facility is $800,000,000.

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“Term Loan Lenders” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.
“Term Loan Maturity Date” means the first to occur of (a) the Specified Maturity Date and (b) the date of acceleration by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).
“Term Loan Note” means a promissory note made by the Parent Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit G-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Term Loan Ratable Share” means, with respect to any Term Loan Lender at any time, the ratio (expressed as a percentage) of (a) the outstanding principal balance of such Term Loan Lender’s Term Loans at such time to (b) the total outstanding principal balance of the Term Loans.
“Term Loans” means the Initial Term Loan and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.
“Type” (a) when used in reference to any Loan, refers to whether the rate of interest on such Loan, or on the Loans comprising any borrowing, is determined by reference to the LIBOR Rate, the Canadian Base Rate, the CDOR Rate, the Daily Floating LIBOR Rate or the Euro Swingline Rate or the Alternate Base Rate and (b) when used in reference to any Letter of Credit, refers to whether it is a Revolving A Letter of Credit or a Revolving B Letter of Credit.
“UCC” means, with respect to any Letter of Credit, the Uniform Commercial Code as in effect in the State in which the corporate headquarters of the relevant Issuing Lender is located or such other jurisdiction as is acceptable to the relevant Issuing Lender.
“UK Borrower” means each Borrower that is incorporated in the United Kingdom.
“UK Pensions Act” means the Pensions Act 2004 as enacted in the United Kingdom.
“UK Qualifying Lender” means a Lender that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) a Lender (i) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document or (ii) in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time such advance was made, and in each case within the charge to United Kingdom corporation tax on all payments of interest made with respect to such advance or, in respect of (i) would be within such charge as respects such payment apart from section 18A of the CTA; (b) a Lender which is (i) a company resident in the United Kingdom for United Kingdom tax purposes, (ii) a partnership, each member of which is (x) a company so resident in the United Kingdom; or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole or any share of the interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings the interest into account in computing its chargeable profits (within the meaning of section 19 of the CTA); or (c) a UK Treaty Lender.
“UK Taxes” means Taxes imposed by the United Kingdom.

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“UK Tax Deduction” means a deduction or withholding for or on account of UK Taxes from a payment under a Loan Document (other than any deduction or withholding from a payment under a Loan Document required by FATCA).
“UK Treaty Lender” means a Lender that (a) is treated as a resident of a UK Treaty State (in accordance with the provisions of the relevant double taxation agreement), (b) does not carry on a business in the United Kingdom through a permanent establishment with which such Lender’s participation in the Loan is effectively connected, (c) meets all other conditions in the relevant double taxation agreement for full exemption from tax on interest in the United Kingdom and has completed all necessary procedural formalities such that the relevant UK Borrower can make payments without a UK Tax Deduction.
“UK Treaty State” means a jurisdiction party to a double taxation agreement with the United Kingdom that makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Unfunded Current Liability” of any Pension Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the close of its most recent year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87 (irrespective of any subsequent changes to or replacements of such Statement), exceeds the sum of (a) the market value of the assets allocable thereto and (b) $10,000,000.
“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits most recently published and in effect by the International Chamber of Commerce.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the sum of (a) 100% of all cash and Cash Equivalents held by the Parent Borrower and its Restricted Subsidiaries in deposit accounts or securities accounts located within the United States and (b) 65% of all cash and Cash Equivalents held by the Parent Borrower and its Restricted Subsidiaries in deposit accounts or securities accounts located outside of the United States, in each case that are unrestricted and not subject to any Lien (other than a Lien in favor of the Administrative Agent or any Permitted Lien). For the avoidance of doubt, no cash being held in escrow which constitutes Escrowed Debt Proceeds shall, at any time prior to the release thereof from escrow, constitute any Unrestricted Cash and Cash Equivalents.
“Unrestricted Subsidiary” means (a) as of the First Amendment Effective Date, each Subsidiary designated as such on Schedule 6.1(f) and (b) thereafter, each other Subsidiary designated as such pursuant to the terms of Section 8.6.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, 107 P.L. 56, as amended.
“Wells Fargo” means Wells Fargo Bank, National Association.
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Section 1.2    General. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Any reference herein to “Charlotte, North Carolina time”, “London time” or “Toronto time” shall refer to the applicable time of day in Charlotte, North Carolina, London, England, or Toronto, Ontario, as applicable.
Section 1.3    Other Definitions and Provisions.
(a)    Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings provided herein when used in this Agreement and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.
(b)    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(i)    The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including articles of incorporation or comparable organizational documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, implementing, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(ii)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(iii)    Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to the Parent Borrower or any other party which is organized under the laws of Luxembourg, a reference to:
(A)    a moratorium of any indebtedness, winding-up, administration or dissolution includes, without limitation, bankruptcy “faillite”, insolvency, voluntary or judicial liquidation “liquidation volontaire ou judiciaire”, composition with creditors “concordat préventif de faillite”, moratorium or reprieve from payment “sursis de paiement”, controlled management “gestion contrôlée”, fraudulent conveyance “actio pauliana”,

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general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;
(B)    a receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;
(C)    a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of real security “sûreté réelle” or agreement or arrangement having a similar effect and any transfer of title by way of security;
(D)    a person being unable to pay its debts includes that person being in a state of cessation of payments “cessation de paiements”;
(E)    by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and
(F)    a director includes a gérant or an administrateur.
(iv)    Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a French Subsidiary Borrower or any other party which is organized under the laws of France, a reference to:
(A)     “insolvency” includes (i) a French Subsidiary Borrower is or becomes in cessation des paiements within the meaning of article L.631-1 of the French Code de commerce or encounters difficulties that it is not able to overcome within the meaning of article L.620-1 of the French Code de commerce, or becomes insolvent under any applicable insolvency law or (ii) a moratorium is declared in respect of any indebtedness of a French Subsidiary Borrower or a French Subsidiary Borrower is subject to alert procedure (procedure d’alerte) by its statutory auditors in accordance with article L.234-1, L.234-2 or L.612-3 of the French Code de commerce;
(B)    an “attachment” includes a saisie;
(C)    a “consolidation” or an “amalgamation” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;
(D)    “gross negligence” includes faute lourde;
(E)    a “guarantee” means any type of sureté personnelle;
(F)    “insolvency proceeding”, “administration”, “dissolution” or “winding-up” means (i) any corporate action or legal proceeding is taken by a French Subsidiary Borrower in relation to (A) a moratorium of all or any indebtedness, dissolution, the opening of proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée and sauvegarde financiére), redressement judiciaire or liquidation

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judiciaire or reorganization (in the context of a mandat ad hoc or a conciliation or otherwise) of a French Subsidiary Borrower other than a solvent liquidation or reorganization, (B) the appointment of a liquidator, administrator, temporary administrator, mandataire ad-hoc, conciliateur or other person exercising similar functions in respect of a French Subsidiary Borrower or in respect of all or any material portion of its assets, except in relation to the appointment of a liquidator in case of an amicable dissolution (liquidation amiable) of a French Subsidiary Borrower, or (C) the commencement of proceedings and/or enforcement of any judgment, order or similar process against all or any material part of the assets of a French Subsidiary Borrower which is not released or suspended within sixty (60) days after its issue or the opening of a procedure of conciliation in accordance with articles L.611-4 to L.611-15 of the French Code de commerce, (iii) a judgment opening proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée and sauvegarde financiére accélérée), redressement judiciaire or liquidation judiciaire or ordering a cession totale ou partielle de l’entreprise is rendered in relation to a French Subsidiary Borrower in accordance with articles L.620-1 to L.670-8 of the French Code de commerce, and (iv) any procedure or judgment which has effects that are substantially the same as those referred to in paragraphs (i) through (iii) above;
(G)    “merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;
(H)     “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable law;
(I)    a “receiver” includes an administrateur judiciaire or a mandataire judiciaire; and
(J)    “willful misconduct” means dol.
(c)    For purposes of determining compliance at any time with Sections 9.2, 9.10 and 9.11, in the event that any Lien, Investment or Debt or portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section 9.2 (other than Section 9.2(f)), Section 9.10 or Section 9.11 (other than Sections 9.11(a) and (t)) (each of the foregoing, a “Reclassifiable Item”), the Parent Borrower, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such Section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category. It is understood and agreed that any Lien, Investment or Debt need not be permitted solely by reference to one category of Permitted Lien, Investment or Debt under Sections 9.2, 9.10 and 9.11, but may instead be permitted in part under any combination thereof or under any other available exception. For the avoidance of doubt, the provisions of this clause (c) shall apply to any Incremental Loans and any Incremental Notes.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each

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division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.4    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis (except for changes concurred by Parent Borrower’s independent public accountants and disclosed in writing to the Administrative Agent). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent (except for changes concurred by Parent Borrower’s independent public accountants and disclosed in writing to the Administrative Agent) with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent (except for changes concurred by Parent Borrower’s independent public accountants and disclosed in writing to the Administrative Agent) with the annual audited financial statements referenced in Section 6.1(g)); provided, however, if (a) the Parent Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP, the rules promulgated with respect thereto or to any change in the application of GAAP concurred by Parent Borrower’s independent public accountants or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements or object to any change in the application of GAAP concurred by Parent Borrower’s independent public accountants, then (i) such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Parent Borrower to the Administrative Agent or the Lenders as to which no such objection shall have been made and (ii) the Administrative Agent and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement as to which objections shall have been made (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such change in GAAP. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein (including, without limitation, any financial covenant), (i) any election by the Parent Borrower or any Subsidiary to measure an item of Debt using fair value (as permitted by FASB ASC 825 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and (ii) any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall not be treated as Debt and shall continue to be treated as an operating lease (and any future lease that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be similarly treated). Any provision of this Agreement that requires compliance on a pro forma basis with the Consolidated Net Leverage Ratio set forth in Section 9.1 shall be deemed to include any Leverage Ratio Increase then in effect pursuant to Section 9.1(a).
Section 1.5    Redenomination of Certain Foreign Currencies and Computation of Dollar Equivalents; Covenant Compliance.
(a)    Each obligation of a Credit Party to make a payment denominated in the currency of any member state of the European Union that adopts the Euro as its lawful currency or adopts another currency to replace the Euro as its lawful currency, in each case after the Closing Date, shall be redenominated into Euros or such other currency, as the case may be, at the time of such adoption (in accordance with Applicable Law). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro, or other currency, as the case may be, as its lawful currency; provided that if any Foreign Currency Loan in the currency of such member state is outstanding immediately prior to such date, such

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replacement shall take effect, with respect to such Foreign Currency Loan, at the end of the then current Interest Period.
(b)    Each provision of this Agreement relating solely to payments denominated in Euros shall be subject to such reasonable changes of construction as the Administrative Agent and the Parent Borrower may from time to time mutually specify to be appropriate to reflect the adoption, or the replacement, of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    References herein to minimum Dollar amounts and integral multiples stated in Dollars, where they shall also be applicable to any other currency, shall be deemed to refer to approximate Foreign Currency Equivalent. Wherever in this Agreement an amount, such as a minimum or maximum limitation on Debt permitted to be incurred or Investments permitted to be made hereunder, is expressed in Dollars, it shall be deemed to refer to the Dollar Equivalent thereof.
(d)    For purposes of determining compliance under Sections 9.2, 9.8, 9.10 and 9.11 and 9.12, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Parent Borrower delivered pursuant to Section 7.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.10 and 9.11, with respect to any amount of Debt or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this clause (d) shall otherwise apply to such Sections, including with respect to determining whether any Debt or Investment may be incurred at any time under such Sections.
Section 1.6    Reserved.
Section 1.7    Limited Condition Transactions. In the event that the Parent Borrower notifies the Administrative Agent in writing that any proposed Acquisition or Investment is a Limited Condition Transaction and that the Parent Borrower wishes to test the conditions to such Limited Condition Transaction and the availability of the Incremental Term Loans, Incremental Notes and/or other Debt permitted hereunder that are to be used to finance such Limited Condition Transaction in accordance with this Section 1.7, then, so long as agreed to by the lenders or investors providing such Debt, the following provisions shall apply:
(a)    any condition to such Limited Condition Transaction that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive agreements governing such Limited Condition Transaction and (ii) no Event of Default under any of Sections 11.1(a), 11.1(b), 11.1(h), 11.1(i) or 11.1(j) shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and any Debt incurred in connection therewith (including such additional Debt);
(b)    any condition to such Limited Condition Transaction that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) at the time of such Limited Condition Transaction shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the

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representations and warranties under the relevant agreements relating to such Limited Condition Transaction as are material to the lenders or investors providing such Debt shall be true and correct, but only to the extent that the Parent Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) at the time of execution of the definitive agreement(s) governing such Limited Condition Transaction;
(c)    any financial ratio test or condition may, upon the written election of the Parent Borrower delivered to the Administrative Agent on or prior to the date of execution of the definitive agreement(s) for such Limited Condition Transaction, be tested either (i) upon the execution of the definitive agreement(s) with respect to such Limited Condition Transaction or (ii) upon the consummation of the Limited Condition Transaction and related incurrence of Debt, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Debt, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.7(c) on or prior to the date of execution of the definitive agreement(s) for such Limited Condition Transaction shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.7(c); and
(d)    if the Parent Borrower has made an election with respect to any Limited Condition Transaction to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreements with respect to such Limited Condition Transaction and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated and (ii) the date that the definitive agreement(s) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be required to be satisfied assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Debt) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.
ARTICLE II
CREDIT FACILITIES
Section 2.1    Amount and Terms of Revolving Credit Facilities.
(a)    Description of Revolving Credit Facilities. Upon the terms and subject to the conditions set forth in this Agreement:
(i)    the Revolving A Lenders hereby grant to the Revolving A Borrowers a revolving credit facility (the “Revolving A Credit Facility”) pursuant to which each Revolving A Lender severally agrees to make revolving credit loans (the “Revolving A Credit Loans”), from time to time during the Revolving Availability Period, to each Revolving A Borrower in Dollars, Euros, Sterling or any Revolving A Optional Currency, in each case in an aggregate principal amount at any time outstanding that will not result in: (1) the Aggregate Revolving A Credit Exposure exceeding the Aggregate Revolving A Commitment; (2) such Lender’s Revolving A Credit Exposure exceeding its Revolving A Commitment; or

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(3) the Aggregate Foreign Exposure exceeding the Foreign Sublimit. Each Revolving A Credit Loan made by a Revolving A Lender shall be in a principal amount equal to such Lender’s Revolving A Ratable Share of the aggregate principal amount of Revolving A Credit Loans requested on such occasion; and
(ii)    the Revolving B Lenders hereby grant to the Revolving B Borrowers a revolving credit facility (the “Revolving B Credit Facility”) pursuant to which each Revolving B Lender severally agrees to make revolving credit loans (the “Revolving B Credit Loans”), from time to time during the Revolving Availability Period, to each Revolving B Borrower in Dollars, Euros, Sterling or any Revolving B Optional Currency, in each case in an aggregate principal amount at any time outstanding that will not result in (1) the Aggregate Revolving B Credit Exposure exceeding the Aggregate Revolving B Commitment; (2) such Lender’s Revolving B Credit Exposure exceeding its Revolving B Commitment; or (3) the Aggregate Foreign Exposure exceeding the Foreign Sublimit. Each Revolving B Credit Loan made by a Revolving B Lender shall be in a principal amount equal to such Lender’s Revolving B Ratable Share of the aggregate principal amount of Revolving B Credit Loans requested on such occasion.
(b)    Revolving Credit Lender Agreement. Each Revolving Credit Lender severally agrees, and by making any Extension of Credit hereunder shall be deemed severally to represent and warrant to the Parent Borrower and the other Credit Parties, that: (i) it qualifies as a Non-Public Lender, and (ii) under Applicable Law in effect as of the First Amendment Effective Date (or such later date on which such Revolving Credit Lender becomes a Revolving Credit Lender hereunder), except as otherwise disclosed to the Parent Borrower in writing prior to any such date, it has the full power and authority to make Revolving Credit Loans and other Extensions of Credit into the jurisdictions and in the currencies made available in its Class. If the representation and warranty set forth in clause (ii) above proves to be false as of the date on which it is made for any Revolving Credit Lender, then such Revolving Credit Lender will, at no expense to the Credit Parties, promptly (A) give written notice thereof to the Administrative Agent and the Parent Borrower, and (B) either obtain a replacement commitment from an Assignee pursuant to Section 13.7(b) that is authorized to lend in all such jurisdictions and currencies made available in its Class or arrange for another Revolving Credit Lender or other financial institution to make or continue Revolving Credit Loans on behalf of such Revolving Credit Lender, in each case reasonably acceptable to the Parent Borrower and the Administrative Agent. The remedy set forth in Section 4.7(f) shall be the Credit Parties’ sole and exclusive remedy for any Revolving Credit Lender’s breach of the representation and warranty set forth in clause (i) or (ii) above. For the avoidance of doubt, nothing in this Section 2.1(b) shall be deemed to be in derogation of the rights and obligations of any Revolving Credit Lender or Credit Party under Section 4.7(b)(ii).
(c)    Revolving A Lender Agreement (France). Each Revolving A Lender severally agrees, and by making any advance hereunder shall be deemed severally to represent and warrant to the Parent Borrower and the other Credit Parties, in each case with regards to a French Subsidiary Borrower, that (i) such Revolving A Lender or branch or Affiliate of any such Revolving Credit Lender is a French licensed credit institution (établissement de crédit) or a financial institution authorized to make loans in France (x) under European Union passport rules or (y) directly by the ACPR and (ii) it will utilize accounts located outside France for the making or receipt of any advance, Loan or payment under this Agreement to, from or for the benefit of a French Subsidiary Borrower. Without limiting the generality of the foregoing, the Commitment of any Revolving Credit Lender that does not itself meet the criteria set forth in the preceding sentence shall be construed to mean a commitment to cause any such advance to be made by such branch or Affiliate that meets such criteria.  If the representation and warranty set forth in either clause (i) or (ii) above proves to be false as of the date on which it is made for any Revolving A Lender, then such Revolving A Lender will, at no expense to the Credit Parties, promptly (A) give written notice thereof to the Administrative Agent and the Parent Borrower, and (B)  obtain a replacement commitment from an Assignee pursuant to Section 13.7(b) that satisfies the requirements in such clauses (i) and (ii), in each case reasonably

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acceptable to the Parent Borrower and the Administrative Agent. For the avoidance of doubt, nothing in this Section 2.1(c) shall be deemed to be in derogation of the rights and obligations of any Revolving Credit Lender or Credit Party under Section 4.7(b)(ii).
(d)    French Subsidiary Borrower Agreement. Each French Subsidiary Borrower severally agrees, and by receiving any advance hereunder or making any payment hereunder shall be deemed severally to represent, that for all purposes of making or receiving payments with respect to any Loan Document it will utilize accounts located outside France, and each notice or request delivered to the Administrative Agent shall direct the Administrative Agent (as applicable) to fund advances or other amounts only to accounts located outside of France. For the avoidance of doubt, nothing in this Section 2.1(d) shall be deemed to be in derogation of the rights and obligations of any Revolving Credit Lender or Credit Party under Section 4.7(b)(ii).
(e)    French Lender Agreement. Each Revolving Lender that is a French Lender severally agrees that it will utilize accounts located outside France for the making or receipt of any advance, Loan or payment under this Agreement to, from or for the benefit of any Borrower under any Revolving Credit Facility. For the avoidance of doubt, nothing in this Section 2.1(e) shall be deemed to be in derogation of the rights and obligations of any Revolving Credit Lender or Credit Party under Section 4.7(b)(ii).
Section 2.2    Procedure for Advances of Revolving Credit Loans.
(a)    Borrowing Options.
(i)    Each Revolving Credit Loan shall be made as part of a borrowing consisting of Revolving Credit Loans of the same Class and Type made by the Revolving Credit Lenders ratably in accordance with their Revolving A Ratable Share or Revolving B Ratable Share, as the case may be. The failure of any Revolving Credit Lender to make any Revolving Credit Loan required to be made by it shall not relieve any other Revolving Credit Lender of its obligations hereunder; provided that the Commitment of each Revolving Credit Lender is several and no Revolving Credit Lender shall be responsible for any other Revolving Credit Lender’s failure to make Revolving Credit Loans as required.
(ii)    Subject to Section 4.7, each borrowing of Revolving Credit Loans shall be comprised entirely of (1) in the case of a borrowing denominated in Dollars, LIBOR Rate Loans or Alternate Base Rate Loans as the applicable Borrower may request in accordance herewith, (2) in the case of a borrowing denominated in Euros, Sterling or any Optional Currency (other than Canadian Dollars), LIBOR Rate Loans and (3) in the case of a borrowing denominated in Canadian Dollars, Canadian Base Rate Loans or Canadian CDOR Loans as the applicable Borrower may request in accordance herewith. Except as otherwise required under any of Sections 2.1(c) or 2.1(e) with respect to Revolving A Lenders and French Lenders, each Revolving Credit Lender at its option may satisfy its obligation to make any Revolving Credit Loan by causing any domestic or foreign branch or Affiliate of such Revolving Credit Lender to make such Revolving Credit Loan (in which case all payments of principal and interest with respect to such Revolving Credit Loan shall be owed to such branch or Affiliate); provided that any exercise of such option shall not reduce the obligation of the applicable Revolving Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement.
(iii)    Notwithstanding any other provision of this Agreement, no Revolving Borrower shall be entitled to request, or to elect to convert or continue, any borrowing of Revolving Credit Loans if the Interest Period requested with respect thereto would end after the Specified Maturity Date.

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(b)    Requests for Revolving Credit Loans.
(i)    The Parent Borrower (on its own behalf or on behalf of any Subsidiary Borrower) shall give the Administrative Agent irrevocable notice, which may be given (A) by telephone, or (B) in the form attached hereto as Exhibit A-1 (or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (a “Notice of Borrowing”); provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing, not later than (i) 11:00 a.m., Charlotte, North Carolina time, on the same Business Day as each Alternate Base Rate Loan, (ii) 2:00 p.m., Charlotte, North Carolina time, at least one (1) Business Day before each Canadian Base Rate Loan, (iii) 12:00 noon, Charlotte, North Carolina time, at least three (3) Business Days before each Dollar LIBOR Rate Loan and Canadian CDOR Loan and (iv) 10:00 a.m., Charlotte, North Carolina time, at least four (4) Business Days before each Revolving Credit Loan denominated in Euros, Sterling or any Optional Currency (other than Canadian Dollars), in each case, of its intention to borrow, specifying (A) the Borrower on whose behalf the Parent Borrower is requesting such borrowing; (B) the date of such borrowing, which shall be a Business Day, (C) whether the requested borrowing is to be a borrowing of Revolving A Credit Loans and/or Revolving B Credit Loans (provided that, to the extent that the applicable Borrower is a Revolving A Borrower and a Revolving B Borrower (or any combination of the foregoing), the applicable Borrower will make a good faith effort to allocate the requested borrowing ratably between Revolving A Credit Loans and Revolving B Credit Loans, as applicable), (D) the amount of such borrowing, which shall be, unless the Administrative Agent and the Parent Borrower otherwise agree, (x) with respect to Alternate Base Rate Loans, Canadian CDOR Loans or Canadian Base Rate Loans, in an aggregate principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (y) with respect to LIBOR Rate Loans, in an aggregate principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (E) whether such Revolving Credit Loan is to be a LIBOR Rate Loan, a Canadian CDOR Loan, a Canadian Base Rate Loan or an Alternate Base Rate Loan, (F) in the case of a LIBOR Rate Loan, (x) the currency in which such LIBOR Rate Loan is to be denominated and (y) the duration of the Interest Period applicable thereto, (G) in the case of a Canadian CDOR Loan, the duration of the Interest Period applicable thereto, and (H) in the case of a requested Revolving Credit Loan to a Foreign Subsidiary Borrower, the name and location of such Foreign Subsidiary Borrower. Notices received after the applicable time set forth above shall be deemed received on the next Business Day (unless the Administrative Agent otherwise agrees). The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing and in any case, no later than one Business Day after receipt of a Notice of Borrowing for Revolving Credit Loans denominated in Euros, Sterling or any Optional Currency.
(ii)    The Administrative Agent shall calculate the Dollar Equivalent of each outstanding Foreign Currency Loan (i) as of the date of any Notice of Borrowing or Notice of Conversion/Continuation, (ii) at the end of each calendar month and (iii) at such time and from time to time as the Administrative Agent shall determine or the Required Lenders or Parent Borrower shall require, and in each case, shall notify the Parent Borrower of such calculation, and such calculation, absent manifest error, shall be the basis of any determination of the availability of credit hereunder.
(c)    Disbursement of Revolving Credit Loans. (1) Upon receipt of any notice pursuant to the last sentence of Section 2.2(b)(i), each Revolving Credit Lender (or its respective domestic or foreign branch or Affiliate) will make available to the Administrative Agent, for the account of the relevant Borrower at the relevant Funding Office, in funds immediately available to the Administrative Agent and in the applicable currency, such Revolving Credit Lender’s (i) Revolving A Ratable Share of the Revolving A Credit Loans to be made on such borrowing date and/or (ii) Revolving B Ratable Share of the Revolving B Credit

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Loans to be made on such borrowing date, as applicable, no later than 2:00 p.m., Charlotte, North Carolina time, on the proposed borrowing date of an Alternate Base Rate Loan or Dollar LIBOR Rate Loan, no later than 11:00 a.m., Charlotte, North Carolina time, on the proposed borrowing date of a Canadian Base Rate Loan and no later than 10:00 a.m., Charlotte, North Carolina time, on the proposed borrowing date of a LIBOR Rate Loan denominated in Euros, Sterling or any Optional Currency (other than Canadian Dollars) or of a Canadian CDOR Loan. Each Revolving Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested for such Revolving Borrower pursuant to this Section 2.2 in immediately available funds either by (i) crediting the account of such Revolving Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower or such Revolving Borrower. Upon satisfaction of the applicable conditions set forth in Section 5.2, the Administrative Agent shall immediately make all funds so received available to the applicable Revolving Borrower in like funds as received by the Administrative Agent. Subject to Section 4.6 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving A Credit Loan or Revolving B Credit Loan requested pursuant to this Section 2.2 for which any Revolving Credit Lender is responsible to the extent that such Revolving Credit Lender has not made available to the Administrative Agent its Revolving A Ratable Share of such Revolving A Credit Loan and/or its Revolving B Ratable Share of such Revolving B Credit Loan, as applicable. (2) The Administrative Agent shall, in respect of any payment received or made under this Agreement or any other Loan Document by or to a French Subsidiary Borrower, take any necessary action (including, if required, by entering into any agreement with any credit institution (établissement de crédit) or financing company (société de financement) duly authorized) in order to ensure that (i) such payments shall be made to or by the Administrative Agent in accordance with any applicable laws and regulations, and (ii) separate bank accounts are opened and maintained for each financing made to a French Subsidiary Borrower under this Agreement or any other Loan Document, so that the payments made by or to the Administrative Agent under each such financing are effected to or from a bank account dedicated solely to the receipt and payment of funds to be paid or received under such financing, it being specified that the Administrative Agent shall not be authorized to dispose of such funds for its own account (unless such funds were to be paid to the Administrative Agent under any Loan Document for its own account) or for another financing transaction. For the avoidance of doubt, this Section 2.2(c)(2) shall not apply to any fees or commissions paid to the Administrative Agent.
Section 2.3    Conversion and Continuation of Revolving Credit Loans. Provided that no Default or Event of Default has occurred and is then continuing, and subject to the terms of this Agreement, each Borrower shall have the option (a) to convert all or any portion of its outstanding Revolving Credit Loans made as Alternate Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount as may be satisfactory to the Administrative Agent) into one or more Dollar LIBOR Rate Loans, (b)(i) to convert all or any part of its outstanding Dollar LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Alternate Base Rate Loans or (ii) to continue LIBOR Rate Loans as LIBOR Rate Loans in the same currency for an additional Interest Period, or (c)(i) to convert all or any part of its Canadian Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof to Canadian CDOR Loans, (ii) to convert all or any part of its outstanding Canadian CDOR Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Canadian Base Rate Loans or (iii) to continue Canadian CDOR Loans as such for an additional Interest Period, provided that if any conversion or continuation is made prior to the expiration of any Interest Period, the relevant Borrower shall pay any amount required to be paid pursuant to Section 4.8 hereof; provided, further, that the Parent Borrower and the Administrative Agent may otherwise agree to adjust the amounts set forth in this Section 2.3. Whenever any Borrower desires to convert or continue Revolving Credit Loans as provided above, the Parent Borrower or such Revolving Borrower shall give the Administrative Agent irrevocable notice, which may

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be given (A) by telephone, or (B) in the form attached as Exhibit D (or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (a “Notice of Conversion/Continuation”); provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Conversion/Continuation, not later than (i) 11:00 a.m., Charlotte, North Carolina time, on the same Business Day in the case of a conversion of a Dollar LIBOR Rate Loan to an Alternate Base Rate Loan, (ii) 2:00 p.m., Charlotte, North Carolina time, at least one (1) Business Day before the proposed conversion of a Canadian CDOR Loan to a Canadian Base Rate Loan, (iii) 12:00 noon, Charlotte, North Carolina time, at least three (3) Business Days before the proposed conversion into or a continuation of a Dollar LIBOR Rate Loan or Canadian CDOR Loan and (iv) 10:00 a.m., Charlotte, North Carolina time, at least four (4) Business Days before the proposed continuation of any LIBOR Rate Loan denominated in Euros, Sterling or any Optional Currency (other than Canadian Dollars). The Administrative Agent shall promptly notify the Revolving Credit Lenders of such Notice of Conversion/Continuation.
Section 2.4    Repayment of Revolving Credit Loans.
(a)    Repayment on Revolving Credit Maturity Date. Each Borrower agrees to repay the outstanding principal amount of all Revolving Credit Loans made to it under, and its Reimbursement Obligations under, the Revolving Credit Facilities in full on the Revolving Credit Maturity Date, with all accrued but unpaid interest thereon.
(b)    Mandatory Repayment of Revolving Credit Loans.
(i)    If at any time the Aggregate Revolving A Credit Exposure exceeds 105% (or if none of such Aggregate Revolving A Credit Exposure is denominated in Euros, Sterling or any Optional Currency, 100%) of the Aggregate Revolving A Commitment, the relevant Borrower or Borrowers agree immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving A Lenders, to repay Revolving A Credit Loans or Swingline Loans and/or furnish cash collateral as described in Section 2.4(b)(iii), in the Dollar Equivalent of the amount of such excess without premium or penalty; provided that any repayment of LIBOR Rate Loans pursuant to this Section 2.4(b)(i) other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.8.
(ii)    If at any time the Aggregate Revolving B Credit Exposure exceeds 105% (or if none of such Aggregate Revolving B Credit Exposure is denominated in Euros, Sterling or any Optional Currency, 100%) of the Aggregate Revolving B Commitment, the relevant Borrower or Borrowers agree immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving B Lenders, to repay Revolving B Credit Loans and/or furnish cash collateral as described in Section 2.4(b)(iii), in the Dollar Equivalent of the amount of such excess without premium or penalty; provided that any repayment of LIBOR Rate Loans pursuant to this Section 2.4(b)(ii) other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.8.
(iii)    As an alternative to repaying Revolving Credit Loans as prescribed in Section 2.4(b)(i) and Section 2.4(b)(ii), the Parent Borrower may deposit with the Administrative Agent cash collateral in the Dollar Equivalent of the amount in excess as described in such Sections, it being understood that if such excess remains outstanding for more than 45 days, the Administrative Agent shall apply any and all such cash collateral to repay the outstanding Revolving Credit Loans of the relevant Class in the amount

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of such excess. Until such time, such cash collateral shall be maintained and applied in accordance with Section 11.2(b).
(c)    Optional Repayments. Each Revolving Borrower may at any time and from time to time repay the Revolving Credit Loans made to it, in whole or in part without premium or penalty except for any amount required to be paid pursuant to Section 4.8, upon (i) at least three (3) Business Days irrevocable notice by the Parent Borrower (on its own behalf or on behalf of the relevant Subsidiary Borrower) to the Administrative Agent with respect to LIBOR Rate Loans (which shall include Dollar LIBOR Rate Loans and/or LIBOR Rate Loans denominated in Euros, Sterling or any Optional Currency (other than Canadian Dollars) and Canadian CDOR Loans) and (ii) upon one (1) Business Day irrevocable notice by the Parent Borrower (on its own behalf or on behalf of the relevant Subsidiary Borrower) to the Administrative Agent with respect to Alternate Base Rate Loans and Canadian Base Rate Loans, in each case, which may be given (A) by telephone, or (B) in the form attached hereto as Exhibit B (or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (a “Notice of Prepayment”); provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Prepayment, specifying the date and amount of repayment and whether the repayment is of Revolving A Credit Loans and/or Revolving B Credit Loans and of LIBOR Rate Loans, Canadian CDOR Loans, Canadian Base Rate Loans and/or Alternate Base Rate Loans, or a combination thereof, and, if of a combination, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving A Lender or Revolving B Lender, as applicable. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Unless the Parent Borrower and the Administrative Agent otherwise agree, partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans, Canadian CDOR Loans and Canadian Base Rate Loans, and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Revolving A Credit Facility and/or the Revolving B Credit Facility with the proceeds of such refinancing or of any other incurrence of Debt or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Parent Borrower in the event such contingency is not met; provided that the delay or failure of such contingency shall not relieve the Parent Borrower from its obligations in respect thereof under Section 4.8.
(d)    Limitation on Repayment of LIBOR Rate Loans. A Revolving Borrower may not repay any LIBOR Rate Loan or Canadian CDOR Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.8.
(e)    Prepayment of Excess Proceeds. In the event proceeds remain after the prepayments of Term Loan Facility pursuant to Section 2.5(d), the amount of such excess proceeds shall be used on the date of the required prepayment under Section 2.5(d) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Commitment under the Revolving Credit Facilities, with remaining proceeds, if any, refunded to the Parent Borrower.
(f)    Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section 2.4 shall affect any of the obligations of the Borrowers under any Hedge Agreement entered into with respect to the Loans.

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Section 2.5    Amount and Terms of Term Loan Facility.
(a)    Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make (or continue, with respect to term loans outstanding under this Agreement prior to the First Amendment Effective Date, as Initial Term Loans hereunder) the Initial Term Loan to the Parent Borrower in a principal amount in Dollars equal to such Term Loan Lender’s Term Loan Commitment. The Term Loan Commitments with respect to the Initial Term Loan shall automatically terminate upon the funding or continuation of the Initial Term Loan on the First Amendment Effective Date.
(b)    Procedure for Advance of Term Loan.
(i)    Initial Term Loan. The Parent Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m., Charlotte, North Carolina time, on the First Amendment Effective Date requesting that the Term Loan Lenders make or continue, as applicable, the Initial Term Loan as an Alternate Base Rate Loan on such date (provided that the Parent Borrower may request, no later than three (3) Business Days prior to the First Amendment Effective Date, that the Term Loan Lenders make or continue, as applicable, the Initial Term Loan as a LIBOR Rate Loan (and any failure of the First Amendment Effective Date to occur on the date that is three (3) Business Days after the date of such notice shall be subject to the provisions of Section 4.8)). Upon receipt of such Notice of Borrowing from the Parent Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. On the First Amendment Effective Date, each Term Loan Lender who has not already provided its Initial Term Loan to the Parent Borrower will make available to the Administrative Agent for the account of the Parent Borrower, at the Administrative Agent’s Funding Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the First Amendment Effective Date. The Parent Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Parent Borrower in writing.
(ii)    Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 2.8.
(c)    Repayment of Term Loans.
(i)    Initial Term Loan. The Parent Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing on June 28, 2019 in a quarterly installment amount equal to 1.25% of the principal amount of the Initial Term Loan on the First Amendment Effective Date, except as the amounts of individual installments may be adjusted pursuant to Section 2.5(d) hereof. If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.
(ii)    Incremental Term Loans. The Parent Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.8.

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(d)    Prepayment of Term Loans.
(i)    Optional Prepayments. The Parent Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m., Charlotte, North Carolina time (A) on the same Business Day as each Alternate Base Rate Loan and (B) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied as directed by the Parent Borrower to the outstanding principal installments of the Initial Term Loan and, if applicable, any Incremental Term Loans as directed by the Parent Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 4.8 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Term Loan Facility with the proceeds of such refinancing or of any other incurrence of Debt or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Parent Borrower in the event such contingency is not met; provided that the delay or failure of such contingency shall not relieve the Parent Borrower from its obligations in respect thereof under Section 4.8.
(ii)    Mandatory Prepayments.
(A)    Debt Issuances. The Parent Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (D) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 9.11. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.
(B)    Asset Dispositions and Casualty Events. The Parent Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (D) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (1) any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (m) of Section 9.8) or (2) any Casualty Event, to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of clauses (1) and (2), respectively, exceed $25,000,000 during any Fiscal Year. Such prepayments shall be made promptly, and in any event within ten (10) Business Days, after the date of receipt of such Net Cash Proceeds in excess of $25,000,000 in any Fiscal Year; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.5(d)(ii)(B) with respect to such portion of such Net Cash Proceeds that the Parent Borrower shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.5(d)(ii)(C).

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(C)    Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition or any Casualty Event by any Credit Party or any Restricted Subsidiary thereof (in each case, to the extent not excluded pursuant to Section 2.5(d)(ii)(B)), at the option of the Parent Borrower, the Credit Parties may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Credit Parties and their Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if such Credit Party enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (A) twelve (12) months following receipt thereof and (B) six (6) months of the date of such commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied promptly, and in any event within ten (10) Business Days, after the applicable Credit Party reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.5(d)(ii); provided further that any Net Cash Proceeds relating to Collateral shall be reinvested in assets constituting Collateral.  Pending the final application of any such Net Cash Proceeds, the applicable Credit Party may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by this Agreement.
(D)    Notice; Manner of Payment.
(I)        Upon the occurrence of any event triggering the prepayment requirement under clauses (A) and (B) above, the Parent Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: first, ratably between the Initial Term Loans and (unless otherwise agreed by the applicable Incremental Lenders) any Incremental Term Loans to reduce on a pro rata basis within each tranche the next four scheduled principal installments thereof in direct order of maturity and then to the remaining scheduled principal installments thereof on a pro rata basis (including the bullet payment on the Term Loan Maturity Date) until paid in full and second, to the extent of any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(e), without a corresponding reduction in the Commitment under the Revolving Credit Facilities.
(II)        Notwithstanding anything in this Section 2.5(d)(ii) to the contrary, if at the time that any prepayment would be required under clause (B) above, the Parent Borrower or any Restricted Subsidiary is required to (or to offer to) repurchase or prepay any other Debt (including any Secured Bilateral Mexican Debt and/or Debt under the Secured Closing Date Bilateral Facility) secured on a pari passu basis with the Secured Obligations pursuant to the terms of the documentation governing such Debt with Net Cash Proceeds (such Debt (including any Secured Bilateral Mexican Debt and/or Debt under the Secured Closing Date Bilateral Facility) required to be offered to be so repurchased or prepaid, the “Other Applicable Debt”), then the Parent Borrower may apply such amount on a

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pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Debt (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Debt (or accreted amount if such Other Applicable Debt is issued with original issue discount) at such time); provided that the portion of such prepayment or repurchase allocated to the Other Applicable Debt shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Debt pursuant to the terms thereof, and the remaining amount, if any, thereof shall be allocated to the Term Loans in accordance with the terms hereof, and the amount required to be used to make prepayments hereunder shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Debt decline to have such Debt prepaid or repurchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(E)    Prepayment of LIBOR Rate Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.8; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Rate Loans is required to be made under this Section 2.5(d) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.5(d) in respect of any such LIBOR Rate Loan prior to the last day of the Interest Period therefor, the Parent Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Parent Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 2.5(d).  Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Parent Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 2.5(d).
(F)    No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed.
(e)    Conversion and Continuation of Term Loans. Provided that no Default or Event of Default has occurred and is then continuing, and subject to the terms of this Agreement, the Parent Borrower shall have the option (a) to convert all or any portion of its outstanding Term Loans made as Alternate Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount as may be satisfactory to the Administrative Agent) into one or more LIBOR Rate Loans and (b)(i) to convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Alternate Base Rate Loans or (ii) to continue LIBOR Rate Loans as LIBOR Rate Loans in the same currency for an additional Interest Period, provided that if any conversion or continuation is made prior to the expiration of any Interest Period, the Parent Borrower shall pay any amount required to be paid pursuant to Section 4.8 hereof. Whenever the Parent Borrower desires to convert or continue Term Loans as provided above, the Parent Borrower shall give the Administrative Agent irrevocable prior written notice in the form of a Notice of Conversion/

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Continuation not later than (i) 11:00 a.m., Charlotte, North Carolina time, on the same Business Day in the case of a conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan and (ii) 12:00 noon, Charlotte, North Carolina time, at least three (3) Business Days before the proposed conversion into or a continuation of a LIBOR Rate Loan. The Administrative Agent shall promptly notify the Term Loan Lenders of such Notice of Conversion/Continuation.
(f)    French Lender Agreement. Each Lender that provides any Term Loan or any Incremental Term Loan and is a French Lender severally agrees that it will utilize accounts located outside France for the making or receipt of any advance, Loan or payment under this Agreement to, from or for the benefit of any Borrower under any Term Loan Facility or Incremental Term Loan Facility. For the avoidance of doubt, nothing in this Section 2.5(f) shall be deemed to be in derogation of the rights and obligations of any Revolving Credit Lender or Credit Party under Section 4.7(b)(ii).
(g)    Non-U.S. Dispositions and Casualty Events. Notwithstanding any other provisions of this Section 2.5, to the extent that any or all of the Net Cash Proceeds realized or received with respect to any Asset Disposition by a Foreign Subsidiary (each, a “Non-U.S. Disposition”) or the Net Cash Proceeds realized or received with respect to any Casualty Event by a Foreign Subsidiary (each, a “Non-U.S. Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.5(d)(ii), if distributed by such Foreign Subsidiary, (i) would result in material adverse tax consequences to the Parent Borrower or any of its Subsidiaries or (ii) would violate, require consents from a Governmental Authority under or otherwise be prohibited, restricted or delayed by applicable local law, rule or regulation from being repatriated to the United States, in each case as reasonably determined by the Parent Borrower in good faith, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans; provided, that the Parent Borrower will use commercially reasonable efforts (which shall not require the incurrence of any costs or losses beyond a de minimis amount and shall not require repayment of intercompany Debt if such repayment would result in material adverse tax consequences to the Parent Borrower or any of its Subsidiaries) to take all actions permitted by Applicable Law in order to repatriate or otherwise permit the payment of such amounts (and, in the case of any such prepayment that is delayed by applicable local law, that such prepayment be made when reasonably practicable after such delay).
Section 2.6    Swingline Facilities.
(a)    Swingline Loans.
(i)    The Swingline Lender agrees, on the terms and subject to the conditions set forth herein, and in reliance upon the agreements of the other Lenders set forth in this Section 2.6, to make a portion of the Revolving A Commitment available to the Parent Borrower from time to time prior to the Swingline Maturity Date by making Swingline Loans denominated in Dollars, Sterling or Euros to the Parent Borrower, in each case in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the Swingline Loans made by the Swingline Lender outstanding at any one time exceeding the Swingline Commitment, (ii) with regard to each Revolving A Lender individually (other than the Swingline Lender in its capacity as such), such Revolving Credit Lender’s Revolving A Credit Exposure exceeding such Revolving Credit Lender’s Revolving A Commitment, or (iii) with regard to the Revolving A Lenders collectively, the Aggregate Revolving A Credit Exposure exceeding the Aggregate Revolving A Commitment, provided that the Swingline Lender shall not be obligated at any time to make any Swingline Loan if any Revolving A Lender is at that time a Defaulting Lender and after giving effect to any reallocation of the Participation Interest of such Defaulting Lender pursuant to Section 4.11(a)(iv), the Swingline Lender has any actual or potential Fronting Exposure with respect to such Defaulting Lender arising from the Swingline Loan proposed to be made, unless the Swingline Lender has

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entered into arrangements, including the delivery of cash collateral, satisfactory to the Swingline Lender (in its sole discretion) with the Parent Borrower or such Defaulting Lender to eliminate such Fronting Exposure. Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof prior to the Swingline Maturity Date. The proceeds of any Swingline Loan may be used, in whole or in part, to refund any prior Swingline Loan.
(ii)     The Parent Borrower shall request a Swingline Loan by irrevocable notice, which may be given (A) by telephone, or (B) substantially in the form of Exhibit A–2 hereto (or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (a “Swingline Loan Request”); provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Request, to the Swingline Lender and the Administrative Agent (i) not later than 3:00 p.m. Charlotte, North Carolina time on the date of funding a Swingline Loan denominated in Dollars in the United States which shall be a Business Day, (ii) not later than 5:00 p.m. Charlotte, North Carolina time on the Business Day prior to the date of funding a Swingline Loan denominated in Dollars outside of the United States which shall be a Business Day and (iii) not later than 11:00 a.m. Charlotte, North Carolina time on the Business Day prior to the date requested to borrow a Swingline Loan denominated in Sterling or Euros. Each Swingline Loan denominated in Dollars shall be made as a Daily Floating LIBOR Rate Loan and each Swingline Loan denominated in Euros and Sterling shall be made as a Euro Swingline Rate Loan and, in each case, subject to Section 2.6(a)(iii), shall have such maturity date as agreed to by the Swingline Lender and the Parent Borrower.
(iii)    The outstanding principal amount of each Swingline Loan shall be due and payable on the earliest of (A) the maturity date agreed to by the Swingline Lender and the Parent Borrower with respect to such Swingline Loan, which shall not be longer than 30 days after the date of borrowing, (B) the Swingline Maturity Date, (C) the occurrence of a Bankruptcy Event with respect to the Parent Borrower, any Guarantor or any Subsidiary Borrower with Obligations then outstanding under this Agreement and (D) the acceleration of any Loan or the termination of the Aggregate Commitment pursuant to Section 11.2(a).
(b)    The Swingline Lender may, at any time in its sole discretion, by written notice delivered to the Administrative Agent no later than 11:00 a.m., Charlotte, North Carolina time, on any Business Day, require the Revolving A Lenders to acquire participations on such Business Day (or, in the case of Swingline Loans denominated in Euros or Sterling, two Business Days after such Business Day) in all or a portion of the Swingline Loans outstanding, and each Revolving A Lender hereby irrevocably agrees to purchase, and shall be deemed to have purchased, a Participation Interest in such outstanding Swingline Loans in an amount equal to its Revolving A Ratable Share of the unpaid amount together with accrued interest thereon. Not later than 2:00 p.m. Charlotte, North Carolina time on the Business Day such notice is given (or, in the case of Swingline Loans denominated in Euros or Sterling, two Business Days after such Business Day), each Revolving A Lender shall deliver to the Swingline Lender an amount equal to its respective Participation Interest in such Swingline Loans in same day funds and in the applicable currency at the office of the Swingline Lender specified in Section 13.1. In order to evidence such Participation Interest, each such Revolving A Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving A Lender fails to make available to the Swingline Lender the amount of its Participation Interest as provided in this Section 2.6(b), the Swingline Lender shall be entitled to recover such amount on demand from such Revolving A Lender together with interest at the Federal Funds Rate for one Business Day and thereafter at the Alternate Base Rate.

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(c)    A copy of each notice given by the Swingline Lender pursuant to this Section 2.6 shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Parent Borrower.
(d)    The obligation of each of the Revolving A Lenders to purchase Participation Interests in outstanding Swingline Loans pursuant to Section 2.6(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (without limitation) (i) any set–off, counterclaim, recoupment, defense or other right which such Revolving A Lender or any other Person may have against the Swingline Lender or any Credit Party, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Aggregate Commitment after any such Swingline Loans were made, (iii) any adverse change in the condition (financial or otherwise) of any Credit Party or any other Person, (iv) any breach of this Agreement or any other Loan Document by any Credit Party or any other Lender, (v) whether any condition specified in Section 5.2 is then satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such Revolving A Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Revolving A Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid Participation Interest for all purposes of the Loan Documents other than those provisions requiring the other Revolving A Lenders to purchase a participation therein. Further, such Revolving A Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the Participation Interest in Swingline Loans that such Revolving A Lender failed to purchase pursuant to Section 2.6(b) until such amount has been purchased (as a result of such assignment or otherwise).
Section 2.7    Commitment Reductions. The Parent Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days’ prior written notice to the Administrative Agent, to permanently terminate or reduce the Commitment of any Class; provided that (i) each reduction of the Commitment of any Class shall be in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) such reduction shall not cause the Aggregate Revolving A Credit Exposure to exceed the Aggregate Revolving A Commitment or the Aggregate Revolving B Credit Exposure to exceed the Aggregate Revolving B Commitment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving A Lender and Revolving B Lender, as applicable. The amount of any termination or reduction made under this Section 2.7 may not thereafter be reinstated.
Section 2.8    Incremental Loans; Incremental Notes.
(a)    At any time after the Closing Date, on one or more occasions, the Parent Borrower may by written notice to the Administrative Agent elect to request:
(i)    the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of the existing tranche of Term Loans with the latest maturity date (any such additional term loan, an “Incremental Term Loan”); or
(ii)    the establishment of one or more increases in the Aggregate Revolving A Commitments or Aggregate Revolving B Commitments, as applicable (any such increase, an “Incremental Revolving Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”), to make revolving credit loans under the Revolving Credit Facilities (any such

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increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans “);
provided that (1) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Loan Commitments and Incremental Loans (when combined with the aggregate amount of any substantially simultaneous issuance of Incremental Notes) shall not exceed the Incremental Facilities Limit and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $50,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Incremental Effective Date”) on which the Parent Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such shorter period as may be approved by the Administrative Agent). The Parent Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person that meets the requirements of Section 13.7 (but subject to any consents that may be required pursuant to Section 13.7(b)(i)), to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment or any portion thereof. Any proposed Incremental Lender not responding by the Incremental Effective Date shall be deemed to have declined to provide an Incremental Loan Commitment or any portion thereof. Each Incremental Lender shall become a Lender or make its Incremental Loan Commitment under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement giving effect to the modifications permitted by this Section 2.8 and, as appropriate, the other Loan Documents, executed by the Credit Parties, each Incremental Lender with respect to the Incremental Loan under the Incremental Facility Amendment (to the extent applicable) and the Administrative Agent; provided, that with the consent of each Incremental Lender with respect to the Incremental Loan under the Incremental Facility Amendment, the Administrative Agent may execute such Incremental Facility Amendment on behalf of the applicable Incremental Lenders. Notwithstanding the provisions of Section 13.9, the Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.8. Any Incremental Loan Commitment shall become effective as of such Incremental Effective Date; provided that each of the following conditions has been satisfied or waived as of such Incremental Effective Date, which in the case of an Incremental Term Loan to be used to finance a Limited Condition Transaction, shall be subject to Section 1.7:
(A)    no Default or Event of Default shall exist on such Incremental Effective Date immediately prior to or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto or (3) any Permitted Acquisition consummated in connection with any of the foregoing;
(B)    the Administrative Agent shall have received from the Parent Borrower evidence demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Parent Borrower is in compliance with the financial covenants set forth in Section 9.1, in each case based on the financial statements most recently delivered pursuant to Section 7.1(a)(i) or 7.1(a)(ii), as applicable, on a pro forma basis immediately after giving effect to (x) any Incremental Loan Commitment and the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully funded and including the application of the proceeds of such Incremental Loans without netting any cash proceeds thereof for purposes of calculating the Consolidated Net

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Leverage Ratio), (y) the incurrence of any other related Debt (including any substantially simultaneous issuance of Incremental Notes) and (z) any Permitted Acquisition consummated in connection with any of the foregoing;
(C)    each of the representations and warranties contained in Article VI shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on such Incremental Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);
(D)    the proceeds of any Incremental Loans shall be used for working capital and other general corporate purposes of the Parent Borrower and its Restricted Subsidiaries;
(E)    each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the applicable Borrowers and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;
(F)     (1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Incremental Facility Amendment):
(x)    the All-In Yield applicable to such Incremental Term Loan and the maturity and amortization of such Incremental Term Loan shall be as agreed by the Parent Borrower and the Incremental Lenders making such Incremental Term Loan, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loan or a maturity date earlier than the Term Loan Maturity Date; and
(z)    except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Parent Borrower; and
(2)    in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Incremental Facility Amendment):
(x)    such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest and be entitled to unused fees, in each case at the rate applicable to the Revolving Credit Loans, and shall be subject to the same terms and conditions as the Revolving Credit Loans; provided that the Applicable Percentage and unused fees applicable to the Incremental Revolving Credit Increase may be higher if the Applicable Percentage and unused fees, as applicable, with respect to the existing Revolving Credit Commitments and Revolving

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Credit Loans are increased to equal the Applicable Percentage and unused fees applicable to the Incremental Revolving Credit Increase;
(y)    the outstanding Revolving Credit Loans and Ratable Share of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Incremental Effective Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Ratable Share (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Parent Borrower shall pay any and all costs required pursuant to Section 4.8 in connection with such reallocation as if such reallocation were a repayment); and
(z)    except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 2.8, be identical to the terms and conditions applicable to the Revolving Credit Facilities;
(G)     (1) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and (unless otherwise agreed by the applicable Incremental Lenders) each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans); and
(2)    any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facilities and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;
(H)    such Incremental Loan Commitments shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by the Parent Borrower, the Administrative Agent and the applicable Incremental Lenders (which Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.8); and
(I)    the Parent Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of the Parent Borrower and each Guarantor and, if applicable, any Subsidiary Borrower authorizing such Incremental Loan and/or Incremental Loan Commitment) as may be reasonably requested by Administrative Agent in connection with any such transaction.

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(b)    The Incremental Term Loans shall be deemed to be Term Loans; provided that any such Incremental Term Loan that is not added to the outstanding principal balance of a pre-existing Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.
(c)    The Incremental Lenders shall be included in any determination of the Required Lenders, Required Revolving A Lenders, Required Revolving B Lenders or Required Term Lenders, as applicable, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting Class for any purposes under this Agreement.
(d)    (23) On any Incremental Effective Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Parent Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.
(i)    On any Incremental Effective Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Commitment.
(e)    To the extent necessary to keep the outstanding Loans ratable in the event of any non-ratable increase in the Aggregate Revolving A Commitment or the Aggregate Revolving B Commitment, on the effective date of any such increase, (i) all then outstanding Revolving Credit Loans of the affected Class (the “Initial Revolving Loans”) shall be deemed to be repaid, (ii) immediately after the effectiveness of any such increase, the relevant Borrowers shall be deemed to have made new borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Revolving Loans and of the Types and for the Interest Periods specified in a Notice of Conversion/Continuation delivered to the Administrative Agent in accordance with Section 2.3, (iii) each applicable Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s pro rata share (calculated after giving effect to the increase) of the Subsequent Borrowings and (z) such Lender’s pro rata share (calculated without giving effect to the increase) of the Initial Revolving Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each applicable Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s pro rata share (calculated without giving effect to the increase) of the Initial Revolving Loans and (z) such Lender’s pro rata share (calculated after giving effect to the increase) of the amount of the Subsequent Borrowings, (v) the applicable Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Revolving A Commitment or Revolving B Commitment, as the case may be (calculated after giving effect to the increase), and (vi) the relevant Borrowers shall pay all accrued but unpaid interest on the Initial Revolving Loans to the Lenders entitled thereto. The conversion of the Initial Revolving Loans pursuant to this Section 2.8(e) shall be subject to indemnification by the relevant Borrowers pursuant to the provisions of Section 4.8 if the effective date of any increase occurs other than on the last day of the Interest Period relating thereto.
(f)    At any time after the Closing Date, on one or more occasions, the Parent Borrower may by written notice to the Administrative Agent elect to request to issue one or more series of senior lien secured, junior lien secured or unsecured notes or bridge loans (the “Incremental Notes”); provided that (1) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Notes shall not (when combined with the aggregate amount of any substantially simultaneous

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incurrence of Incremental Loans and/or Incremental Loan Commitments) exceed the Incremental Facilities Limit and (2) the total aggregate amount for each series of Incremental Notes shall not be less than a minimum principal amount of $50,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). In the case of each series of Incremental Notes:
(i)    the maturity of such series of Incremental Notes shall be as agreed by the Parent Borrower and the purchasers of such Incremental Notes, but such Incremental Notes (other than customary bridge loans, the terms of which provide for an automatic extension of the maturity date thereof, subject to customary conditions, to a date not earlier than the final stated maturity date of the then outstanding Initial Term Loans) will not in any event have a maturity date that is the same as or earlier than the final stated maturity date of the then outstanding Initial Term Loans and such Incremental Notes (in the case of customary bridge loans the terms of which provide for an automatic extension of the maturity date thereof to a date not earlier than the final stated maturity date of the then outstanding Initial Term Loans, measured after giving effect to such extension and the resulting amortization) will not have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loan (measured without giving effect to any prepayments of the Initial Term Loans);
(ii)    such Incremental Notes (A) may be unsecured or secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Secured Obligations or on a “junior” basis with the Liens securing the Secured Obligations and, to the extent secured, shall be subject to customary intercreditor terms reasonably acceptable to the Administrative Agent and the Parent Borrower and shall not be secured by any Lien on any asset that does not constitute Collateral, and (B) shall not be guaranteed by any Person who is not a Guarantor;
(iii)    such Incremental Notes (other than customary bridge loans (but without giving effect to any extension thereof)) shall not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, customary asset sale provisions (subject to prior prepayments of other Debt), AHYDO Payments or fundamental change and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Debt) prior to the final stated maturity date of the then outstanding Initial Term Loans;
(iv)    such Incremental Notes shall contain covenants, events of default, guarantees and other terms that, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are either (A) mutually reasonably satisfactory to the Administrative Agent and the Parent Borrower or (B) not materially more favorable (taken as a whole) to the investors providing such Incremental Notes than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the final stated maturity date of the then outstanding Initial Term Loans), unless such covenants or other terms are also added for the benefit of the Lenders; provided, that for the avoidance of doubt, Incremental Notes shall not benefit from any “most favored nation” pricing protection; and
(v)    the issuance of such Incremental Notes shall not become effective unless each of the following conditions has been satisfied or waived, which in the case of Incremental Notes to be used to finance a Limited Condition Transaction, shall be subject to Section 1.7:
(A)    no Default or Event of Default shall exist immediately prior to or after giving effect to the issuance of any such Incremental Notes or any Permitted Acquisition to be consummated in connection therewith; and

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(B)    the Administrative Agent shall have received from the Parent Borrower evidence demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Parent Borrower is in compliance with the financial covenants set forth in Section 9.1, in each case based on the financial statements most recently delivered pursuant to Section 7.1(a)(i) or 7.1(a)(ii), as applicable, on a pro forma basis immediately after giving effect to (x) the issuance of any Incremental Notes (including the application of the proceeds of such Incremental Notes without netting any cash proceeds thereof for purposes of calculating the Consolidated Net Leverage Ratio and assuming that such Incremental Notes are fully drawn at such time), (y) the incurrence of any other related Debt (including any substantially simultaneous incurrence of Incremental Loans or Incremental Loan Commitments) and (z) any Permitted Acquisition consummated in connection with the foregoing; and
(C)    such other conditions precedent thereto as shall be agreed to by the Parent Borrower and the investors providing such Incremental Notes; and
(vi)    no Lender shall be required to provide any portion of such Incremental Notes.
(g)    This Section shall supersede any provisions in Section 4.3 or 13.9 to the contrary.
Section 2.9    Addition or Removal of Subsidiary Borrowers; Optional Currencies.
(a)    Subsidiary Borrowers.
(i)    Subject to Section 2.9(b), the Parent Borrower may at any time, with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed and which consent shall not be required for any Subsidiary identified on Schedule 2.9(a) on the First Amendment Effective Date), add as a Revolving Borrower to this Agreement any Subsidiary upon satisfaction of the conditions specified in Section 5.3, in which case such Subsidiary shall for all purposes be a party hereto as a Revolving A Borrower or Revolving B Borrower, as the case may be, as fully as if it had executed and delivered this Agreement, provided that the Administrative Agent shall notify the applicable Revolving Credit Lenders in the Class to which such Subsidiary shall be a Revolving Borrower at least ten Business Days prior to granting such consent, and shall withhold such consent if any Revolving A Lender, and/or Revolving B Lender, as the case may be, notifies the Administrative Agent within ten Business Days that it is not permitted by Applicable Law or any other organizational policy to make Loans to the relevant Subsidiary. If (i) no applicable Revolving Credit Lender shall have notified the Administrative Agent that it is not permitted by Applicable Law or any other organizational policy to make Revolving Credit Loans to the relevant Subsidiary and (ii) the Administrative Agent has not withheld its consent to the addition of such Subsidiary as a Subsidiary Borrower pursuant to the immediately preceding sentence, then such Subsidiary Borrower shall be added as a Subsidiary Borrower to the relevant Class, provided that, in the case of any proposed Subsidiary Borrower with a jurisdiction of domicile that is a jurisdiction different from each other Subsidiary Borrower in the relevant Class, the Administrative Agent may establish and apply such other rules and procedures, and amend this Agreement accordingly, as it deems reasonably necessary for the addition of such Subsidiary Borrower pursuant to, and in a manner consistent with, this Agreement.
(ii)    With respect to any Subsidiary Borrower, so long as the principal of and interest on any Loans made to such Subsidiary Borrower under this Agreement shall have been paid in full and all other Obligations of such Subsidiary Borrower under this Agreement shall have been fully performed,

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the Parent Borrower may, by not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the relevant Revolving Credit Lenders thereof), terminate such Subsidiary’s status as a “Subsidiary Borrower” and such Subsidiary Borrower shall no longer be a party to this Agreement or any other Loan Document.
(iii)    Notwithstanding anything to the contrary in this Agreement, in no event shall any Foreign Subsidiary Borrower organized under the laws of France be a Borrower under any Credit Facility other than the Revolving A Credit Facility.
(b)    Addition of Optional Currencies. The Parent Borrower may at any time and from time to time request that the definition of “Revolving A Optional Currency”, and/or “Revolving B Optional Currency” be amended to add any other currency that is freely transferable and convertible into Dollars in the London interbank market and for which a LIBOR Rate is administered by ICE Benchmark Administration Limited (or any applicable successor quoting service) as provided in the definition of “LIBOR Rate.” For the avoidance of doubt, the addition of any Subsidiary Borrower pursuant to Section 2.9(a)(i) shall not be deemed to amend the definition of “Revolving A Optional Currency” or “Revolving B Optional Currency”, as the case may be, unless approved by all of the relevant Revolving Credit Lenders pursuant to this Section 2.9(b). The Administrative Agent shall promptly notify the affected Lenders in the relevant Class to which such proposed currency is to be made available for the borrowing of Revolving Credit Loans, and shall withhold such consent if any Revolving Credit Lender in such Class notifies the Administrative Agent within ten Business Days of such notice that it is not permitted by Applicable Law or any other organizational policy to make Loans in such currency. If each of the affected Revolving Credit Lenders in the relevant Class consents to the addition of such proposed currency, the definition of “Revolving A Optional Currency” and/or “Revolving B Optional Currency”, as the case may be, and Schedule 1.1(b) shall automatically be deemed amended to reflect the addition of such currency and the Parent Borrower and the Administrative Agent, on behalf of the Required Lenders (or all of the applicable Lenders if required by Section 13.9), shall further amend the provisions of this Agreement (including Section 4.1(d)) as shall be necessary or appropriate to provide for the borrowing, funding, disbursement, computation of interest and repayment of Obligations denominated in such new currency.
Section 2.10    Parent Borrower as Agent for Subsidiary Borrowers.
(a)    Each Subsidiary Borrower hereby irrevocably appoints the Parent Borrower as the borrowing agent and attorney-in-fact for such Subsidiary Borrower which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by the Parent Borrower that it has resigned such position. Each Subsidiary Borrower hereby irrevocably appoints and authorizes the Parent Borrower to (i) provide all notices and instructions under this Agreement and (ii) take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.
(b)    Each Borrower hereby severally agrees to indemnify each Lender and the Administrative Agent and hold each Lender and the Administrative Agent harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders and the Administrative Agent by such Borrower or by any third party whosoever, arising from or incurred by reason of the Lenders’ or the Administrative Agent’s relying on any instructions of the Parent Borrower on behalf of such Borrower, except that such Borrower will have no liability under this Section 2.10(b) with respect to any liability that has been finally determined by final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender or the Administrative Agent.

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ARTICLE III

LETTER OF CREDIT FACILITY
Section 3.1    Letters of Credit.
(a)    Revolving A Letters of Credit. Subject to the terms and conditions hereof, each Issuing Lender that has separately agreed in its sole and absolute discretion with the Parent Borrower to issue letters of credit hereunder, in reliance on the agreements of the Revolving A Lenders set forth in this Article III, shall issue letters of credit (“Revolving A Letters of Credit”) for the account of the Parent Borrower or any Restricted Subsidiary (it being understood that the Parent Borrower shall be the applicant for any Revolving A Letter of Credit issued for the account of any Restricted Subsidiary) on any Business Day from the Closing Date to but not including the L/C Maturity Date in such form as may be requested by the Parent Borrower (on its own behalf or on behalf of any Restricted Subsidiary) and approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall issue, amend, extend or renew any Revolving A Letter of Credit if, after giving effect to such issuance, amendment, extension or renewal, (i) the Dollar Equivalent of the aggregate stated amounts of all outstanding Revolving A Letters of Credit would exceed the Revolving A L/C Sublimit, (ii) the Dollar Equivalent of the aggregate stated amounts of all outstanding Revolving A Letters of Credit issued by such Issuing Lender would exceed its L/C Commitment, (iii) the Aggregate Revolving A Credit Exposure would exceed the Aggregate Revolving A Commitment or (iv) the Aggregate Foreign Exposure would exceed the Foreign Sublimit. Each Revolving A Letter of Credit may be denominated in Dollars, Euros, Sterling or in any Revolving A Optional Currency. Revolving A Letters of Credit issued hereunder shall be part of the Revolving A Credit Facility and constitute utilization of the Revolving A Commitments.
(b)    Revolving B Letters of Credit. Subject to the terms and conditions hereof, each Issuing Lender that has separately agreed in its sole and absolute discretion with the Parent Borrower to issue letters of credit hereunder, in reliance on the agreements of the Revolving B Lenders set forth in this Article III, shall issue letters of credit (“Revolving B Letters of Credit”) for the account of the Parent Borrower or any Restricted Subsidiary (it being understood that the Parent Borrower shall be the applicant for any Revolving B Letter of Credit issued for the account of any Restricted Subsidiary) on any Business Day from the Closing Date to but not including the L/C Maturity Date in such form as may be requested by the Parent Borrower (on its own behalf or on behalf of any Restricted Subsidiary) and approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall issue, amend, extend or renew any Revolving B Letter of Credit if, after giving effect to such issuance, amendment, extension or renewal, (i) the Dollar Equivalent of the aggregate stated amounts of all outstanding Revolving B Letters of Credit would exceed the Revolving B L/C Sublimit, (ii) the Dollar Equivalent of the aggregate stated amounts of all outstanding Revolving B Letters of Credit issued by such Issuing Lender would exceed its L/C Commitment, (iii) the Aggregate Revolving B Credit Exposure would exceed the Aggregate Revolving B Commitment or (iv) the Aggregate Foreign Exposure would exceed the Foreign Sublimit. Each Revolving B Letter of Credit may be denominated in Dollars, Euros, Sterling or in any Revolving B Optional Currency. Revolving B Letters of Credit issued hereunder shall be part of the Revolving B Credit Facility and constitute utilization of the Revolving B Commitments.
(c)    Term of Letters of Credit. Each Letter of Credit shall (a) be a letter of credit issued to support obligations of the Parent Borrower or any of its Restricted Subsidiaries, contingent or otherwise, (b) expire on a date not later than one year after the date of issuance thereof (subject to automatic renewal for additional one (1) year periods (but not to a date later than the date set forth below) pursuant to the terms of the L/C Application or other documentation acceptable to the applicable Issuing Lender) and not later

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than the L/C Maturity Date, and (c) unless otherwise expressly agreed by the Issuing Lender and the Parent Borrower, be subject to (A) if such Letter of Credit is a commercial Letter of Credit, the Uniform Customs and (B) if such Letter of Credit is a standby Letter of Credit, the ISP, and in each case, to the extent not inconsistent therewith, the laws of the State in which the corporate headquarters of the relevant Issuing Lender is located or such other jurisdiction as is acceptable to the relevant Issuing Lender. Notwithstanding the foregoing, no Issuing Lender shall be responsible to the Parent Borrower or any Restricted Subsidiary for, and no Issuing Lender’s rights and remedies against the Parent Borrower or any Restricted Subsidiary shall be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Applicable Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or Uniform Customs, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance violates any order, judgment or decree of any Governmental Authority that by its terms enjoins or restrains the issuance of such Letter of Credit or any Applicable Law applicable to such Issuing Lender, the Administrative Agent or any Revolving Credit Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (ii) such issuance imposes upon it or any Revolving Credit Lender with respect to such Letter of Credit any restriction or reserve or capital or liquidity requirement (for which such Issuing Lender or any Revolving Credit Lender is not otherwise compensated), or any unreimbursed loss, cost or expense which was not applicable or in effect as of the Closing Date, (iii) any Revolving Credit Lender of the applicable Class is at that time a Defaulting Lender and, after giving effect to any reallocation of the Participation Interest of such Defaulting Lender pursuant to Section 4.11(a)(iv), such Issuing Lender has any actual or potential Fronting Exposure with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, unless the applicable Issuing Lender has entered into arrangements, including the delivery of cash collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Parent Borrower or such Defaulting Lender to eliminate such Fronting Exposure, (iv) the beneficiary of such Letter of Credit is a Sanctioned Person or (v) the issuance of the Letter of Credit would violate one or more policies of the applicable Issuing Lender applicable to letters of credit generally. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include any amendment, extension, renewal or increase in the stated amount of any existing Letters of Credit, unless the context otherwise requires. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the related L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(d)    Allocation of Letters of Credit. Each Letter of Credit that is denominated in Dollars may, as requested by the Parent Borrower, be converted from one Type to another Type, and such determination, shall be binding on the Revolving Credit Lenders. Such determination may be changed from time to time so long as at the time of any such determination, the conditions specified in Section 5.2 hereof have been satisfied or waived in writing by the Administrative Agent on behalf of the Required Lenders as of the date of such determination. The Parent Borrower shall give notice to the Administrative Agent of any

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such determination at the time of its request for the issuance of any Letter of Credit and of any change in such determination at the time thereof.
Section 3.2    Procedure for Issuance of Letters of Credit. The Parent Borrower may from time to time request that any Issuing Lender issue a Letter of Credit (or amend, extend, renew or increase the stated amount of an outstanding Letter of Credit) by delivering to such Issuing Lender at any address mutually acceptable to the Parent Borrower and such Issuing Lender an L/C Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. The L/C Application will contain a representation and warranty that the conditions specified in Section 5.2 (and Section 5.3 if applicable) have been satisfied or waived in writing by the Administrative Agent on behalf of the Required Lenders as of the date of the L/C Application. Upon receipt of any L/C Application, such Issuing Lender shall process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1, this Section 3.2 and Article V hereof, promptly issue the Letter of Credit (or amend, extend, renew or increase the stated amount of an outstanding Letter of Credit) requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit (or amend, extend, renew or increase the stated amount of an outstanding Letter of Credit) earlier than three (3) Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Parent Borrower. Within fifteen (15) Business Days after the end of each calendar quarter, each Issuing Lender (or the Administrative Agent if the Administrative Agent agrees to undertake such action) shall report to each Revolving Credit Lender and the Parent Borrower all Letters of Credit issued by it during the previous calendar quarter and the average daily undrawn and unexpired amounts for all Letters of Credit for each day in such calendar quarter. Each Issuing Lender (or the Administrative Agent if the Administrative Agent agrees to undertake such action) shall calculate the Dollar Equivalent of each outstanding Letter of Credit denominated in Euros, Sterling or any Optional Currency as of the end of each calendar month and shall notify the Administrative Agent and the Parent Borrower of such calculation, and such calculation shall be the basis of any determination of the amount of outstanding Revolving A L/C Obligations and Revolving B L/C Obligations for purposes hereof until the next such calculation.
Section 3.3    Fees and Other Charges.
(a)    The Parent Borrower agrees to pay to the Administrative Agent, for the account of each Revolving A Lender, a letter of credit fee (the “Revolving A L/C Fee”) in Dollars with respect to each Revolving A Letter of Credit issued by any Issuing Lender in an amount equal to the product of the Dollar Equivalent of the average daily undrawn amount of such issued Revolving A Letters of Credit and the Applicable Percentage for LIBOR Rate Loans then in effect.
(b)    The Parent Borrower agrees to pay to the Administrative Agent, for the account of each Revolving B Lender, a letter of credit fee (the “Revolving B L/C Fee”) in Dollars with respect to each Revolving B Letter of Credit issued by any Issuing Lender in an amount equal to the product of the Dollar Equivalent of the average daily undrawn amount of such issued Revolving B Letters of Credit and the Applicable Percentage for LIBOR Rate Loans then in effect.
The L/C Fees shall be calculated and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first of such dates to occur after the Closing Date, on the Revolving Credit Maturity Date and thereafter on demand.

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(c)    The Administrative Agent shall, promptly following its receipt thereof, distribute to the Revolving A Lenders the Revolving A L/C Fee received by the Administrative Agent in accordance with their respective Revolving A Ratable Share. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Revolving B Lenders the Revolving B L/C Fee received by the Administrative Agent in accordance with their respective Revolving B Ratable Share. Notwithstanding the foregoing, any L/C Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the each Issuing Lender pursuant to Section 4.11(a)(ii) shall be payable, to the maximum extent permitted by Applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Revolving A Ratable Share or Revolving B Ratable Share, as the case may be, allocable to such Letter of Credit pursuant to Section 4.11(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account.
(d)    In addition to the L/C Fees, the Parent Borrower agrees to pay to any Issuing Lender that has issued a Letter of Credit at the request of the Parent Borrower, for such Issuing Lender’s own account, (i) a fronting fee in an amount per annum (A) for Bank of America, as specified in the Fee Letter between the Parent Borrower and MLPFS and (B) for any other Issuing Lender, as agreed upon between the Parent Borrower and such Issuing Lender, multiplied by the Dollar Equivalent of the aggregate stated amount of such Letter of Credit for the stated duration thereof, and (ii) customary charges of such Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.
Section 3.4    L/C Participations.
(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each Revolving A Lender, and, to induce such Issuing Lender to issue Revolving A Letters of Credit hereunder, each Revolving A Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such Revolving A Lender’s own account and risk, an undivided interest equal to its Revolving A Ratable Share of such Issuing Lender’s obligations and rights under each Revolving A Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each Revolving A Lender unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Revolving A Letter of Credit for which such Issuing Lender is not reimbursed in full by the Parent Borrower in accordance with the terms of this Agreement, such Revolving A Lender shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such Revolving A Lender’s Ratable Share of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each Revolving B Lender, and, to induce such Issuing Lender to issue Revolving B Letters of Credit hereunder, each Revolving B Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such Revolving B Lender’s own account and risk, an undivided interest equal to its Revolving B Ratable Share of such Issuing Lender’s obligations and rights under each Revolving B Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each Revolving B Lender unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Revolving B Letter of Credit for which such Issuing Lender is not reimbursed in full by the Parent Borrower in accordance with the terms of this Agreement, such Revolving B Lender shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such Revolving B Lender’s Ratable Share of the amount of such draft, or any part thereof, which is not so reimbursed.

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(c)    Upon becoming aware of any amount required to be paid by any Revolving Credit Lender to any Issuing Lender pursuant to Section 3.4(a) or Section 3.4(b) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, the Administrative Agent shall notify each Revolving A Lender, in the case of Revolving A Letters of Credit, or each Revolving B Lender, in the case of Revolving B Letters of Credit, of the amount and due date of such required payment and such Lender shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such Lender shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of any Issuing Lender with respect to any amounts owing under this Section 3.4(c) shall be conclusive in the absence of manifest error. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.4(c), if the relevant Revolving Credit Lenders receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte, North Carolina time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte, North Carolina time) on any Business Day, such payment shall be due on the following Business Day. No such making of any payment by a Revolving Credit Lender under Section 3.4(a) or Section 3.4(b) shall relieve or otherwise impair the obligation of the Parent Borrower to reimburse the applicable Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit, together with interest as provided herein.
(d)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any Revolving Credit Lender its Revolving A Ratable Share or Revolving B Ratable Share, as applicable, of such payment in accordance with this Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Parent Borrower or otherwise, or any payment of interest on account thereof), such Issuing Lender will distribute to such Revolving Credit Lender its Revolving A Ratable Share or Revolving B Ratable Share, as applicable; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such Revolving Credit Lender shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
Section 3.5    Reimbursement Obligation of the Parent Borrower. The Parent Borrower agrees to reimburse the relevant Issuing Lender on each date such Issuing Lender or the Administrative Agent notifies the Parent Borrower of the date and amount of a draft paid under any Letter of Credit requested by the Parent Borrower (whether for its own account or the account of any Restricted Subsidiary) for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the appropriate Issuing Lender at its address for notices specified herein in Dollars (or the currency in which such Letter of Credit is denominated, if the Parent Borrower and such Issuing Lender otherwise agree) in an amount equal to the Dollar Equivalent of the amount of such payment and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid (by the Parent Borrower or otherwise) under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the interest rate applicable to Alternate Base Rate Loans under Section 4.1(a)(i) plus 2%. If the Parent Borrower fails to timely reimburse such Issuing Lender on the date the Parent Borrower receives the notice referred to in this Section 3.5, such Issuing Lender shall promptly notify the Administrative Agent of such failure, and the Parent Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2(b) (without regard to the minimum and multiples specified in Section 2.2(b)) to the Administrative Agent requesting the Revolving Credit Lenders to make an Alternate Base Rate Loan under

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the Revolving A Credit Facility or the Revolving B Credit Facility, as applicable, to the Parent Borrower on such date in Dollars in an amount equal to the Dollar Equivalent of the amount of such draft paid, together with any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender and to be reimbursed pursuant to this Section 3.5 and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the applicable Revolving Credit Lenders shall make Alternate Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Any conversion by any Issuing Lender of any payment to be made by the Parent Borrower in respect of any Letter of Credit denominated in Euros, Sterling or any Optional Currency into Dollars in accordance with this Section 3.5 (using the conversion mechanism set forth in the definition of Dollar Equivalent) shall be conclusive and binding upon the Parent Borrower and the Revolving Credit Lenders in the absence of manifest error; provided that upon the request of any Revolving Credit Lender, the Issuing Lender shall provide to such Revolving Credit Lender a certificate including reasonably detailed information as to the calculation of such conversion. Notwithstanding the foregoing, nothing in this Section 3.5 shall obligate the Revolving Credit Lenders to make such Alternate Base Rate Loans if the making of such Alternate Base Rate Loans would violate the automatic stay under the Bankruptcy Code.
Section 3.6    Obligations Absolute.
(a)    The Parent Borrower’s obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Parent Borrower or any Restricted Subsidiary may have or have had against any Issuing Lender or any beneficiary or transferee of a Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting). The Parent Borrower (on behalf of itself and each Restricted Subsidiary) also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and no Reimbursement Obligation under Section 3.5 shall be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent, forged or insufficient in any respect, or any dispute between or among the Parent Borrower or any Restricted Subsidiary and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Parent Borrower or any Restricted Subsidiary against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message, advice, or document, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct as determined by final non-appealable judgment by a court of competent jurisdiction. The Parent Borrower, on behalf of itself and each Restricted Subsidiary, agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Parent Borrower and each Restricted Subsidiary and shall not result in any liability of such Issuing Lender to the Parent Borrower or any Restricted Subsidiary. The responsibility of each Issuing Lender to the Parent Borrower or any Restricted Subsidiary in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
(b)    Each Revolving Credit Lender’s obligation to make Alternate Base Rate Loans or to fund its Participation Interest to reimburse any Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Article III, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such Issuing Lender, any Credit Party or any other Person for any reason

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whatsoever; (ii) the occurrence or continuance of a Default or Event of Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Alternate Base Rate Loans pursuant to Section 3.5 is subject to the conditions set forth in Section 5.2 (other than delivery by the Parent Borrower of a Notice of Borrowing).
Section 3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Parent Borrower of the date and the Dollar Equivalent of the amount thereof.
Section 3.8    Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, the Type of such Letter of Credit and any reimbursement, cash collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.8 shall limit the obligations of the Parent Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.
Section 3.9    Resignation of Issuing Lenders.
(a)    Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the Parent Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the Parent Borrower and the Administrative Agent).
(b)    Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4). Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the Parent Borrower may, or at the request of such resigned Issuing Lender the Parent Borrower shall (at the sole cost and expense of such resigning Issuing Lender, except in the case of any resignation in connection with the assignment by such Issuing Lender of all of its Revolving Credit Commitments and Revolving Credit Loans hereunder pursuant to Section 13.7), use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.
Section 3.10    Effect of L/C Application. To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

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ARTICLE IV

GENERAL LOAN PROVISIONS
Section 4.1    Interest.
(a)    Interest Rate Options.
(i)    Subject to the provisions of this Section 4.1(a), at the election of the Parent Borrower (on its own behalf or on behalf of the relevant Subsidiary Borrower), the aggregate principal balance of any Dollar Revolving Loan shall bear interest at (i) the Alternate Base Rate plus the Applicable Percentage for Alternate Base Rate Loans or (ii) the LIBOR Rate plus the Applicable Percentage for LIBOR Rate Loans; provided that each such interest rate shall be increased by any amount required pursuant to Section 4.1(c). The Parent Borrower (on its own behalf or on behalf of the relevant Subsidiary Borrower) shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given pursuant to Section 2.2(b)(i) or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.3. Any Dollar Revolving Loan or any portion thereof as to which the Parent Borrower has not duly specified an interest rate or has not given a timely notice requesting a conversion or continuation as provided herein shall be deemed an Alternate Base Rate Loan.
(ii)    At the election of the Parent Borrower (on its own behalf or on behalf of the relevant Subsidiary Borrower), the aggregate principal balance of any Revolving Credit Loan denominated in (i) Euros, Sterling or any Optional Currency (other than Canadian Dollars) shall bear interest at the LIBOR Rate plus the Applicable Percentage for LIBOR Rate Loans or (ii) Canadian Dollars shall bear interest at (A) the Canadian Base Rate plus the Applicable Percentage for Canadian Base Rate Loans or (B) the CDOR Rate plus the Applicable Percentage for Canadian CDOR Loans; provided that each such interest rate shall be increased by any amount required pursuant to Section 4.1(c). The Parent Borrower (on its own behalf or on behalf of the relevant Subsidiary Borrower) shall select the Interest Period, if any, applicable to any Revolving Credit Loan denominated in Euros, Sterling or any Optional Currency, in each case at the time a Notice of Borrowing is given pursuant to Section 2.2(b)(i) or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.3. Any Revolving Credit Loan denominated in Canadian Dollars or any portion thereof as to which the Parent Borrower has not duly specified an interest rate or has not given a timely notice requesting a conversion or continuation as provided herein shall be deemed a Canadian Base Rate Loan.
(iii)    Subject to the provisions of this Section 4.1(a), at the election of the Parent Borrower, the aggregate principal balance of any Term Loan shall bear interest at (i) the Alternate Base Rate plus the Applicable Percentage for Alternate Base Rate Loans or (ii) the LIBOR Rate plus the Applicable Percentage for LIBOR Rate Loans; provided that each such interest rate shall be increased by any amount required pursuant to Section 4.1(c). The Parent Borrower shall select the rate of interest and Interest Period, if any, applicable to any Term Loan at the time a Notice of Borrowing is given pursuant to Section 2.5(b)(i) or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.5(e). Any Term Loan or any portion thereof as to which the Parent Borrower has not duly specified an interest rate as provided herein shall be deemed an Alternate Base Rate Loan.
(iv)    All Swingline Loans denominated in Dollars will bear interest at the Daily Floating LIBOR Rate plus the Applicable Percentage for LIBOR Rate Loans. All Swingline Loans denominated in Euros or Sterling will bear interest at the Euro Swingline Rate plus the Applicable Percentage for LIBOR Rate Loans.

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(b)    Interest Periods. In connection with each LIBOR Rate Loan and Canadian CDOR Loan, the Parent Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an “Interest Period”) to be applicable to such Revolving Credit Loan, Term Loan or Canadian CDOR Loan, which Interest Period shall be a period of seven days, one, two, three, or six months (or in the case of a LIBOR Rate Loan denominated in Mexican Pesos, twenty-eight (28), ninety-one (91) or one hundred eighty-two (182) days), or, upon consent by all the Lenders under the applicable Credit Facility, such other period that is twelve months or less (in each case, subject to availability), with respect to each LIBOR Rate Loan or Canadian CDOR Loan; provided that:
(i)    the Interest Period shall commence on the date of advance of any LIBOR Rate Loan or Canadian CDOR Loan or conversion to any LIBOR Rate Loan or Canadian CDOR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;
(ii)    subject to clause (d) below, if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;
(iii)    subject to clause (d) below, any Interest Period with respect to a LIBOR Rate Loan or Canadian CDOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(iv)    no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and
(v)    Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) borrowings of LIBOR Rate Loans and Canadian CDOR Loans outstanding.
(c)    Default Rate. Notwithstanding the foregoing provisions of this Section 4.1 but subject to Section 4.1(e), if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the foregoing provisions of this Section 4.1, or (ii) in the case of any other amount, 2% plus the rate applicable to Alternate Base Rate Loans made in the United States as provided in Section 4.1(a)(i)(i). Interest shall continue to accrue on the amount of Loans outstanding after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law. With respect to default interest on amounts owing by a French Subsidiary Borrower, any such default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French Code civil, such interest is due by a French Subsidiary Borrower for a period of at least one year, but will remain immediately due and payable.
(d)    Interest Payment and Computation.
(i)    Interest on each Alternate Base Rate Loan, Canadian Base Rate Loan and Swingline Loan shall be payable by the relevant Borrower in arrears on the last Business Day of each calendar

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quarter commencing on the first of such dates to occur after the Closing Date and interest on each LIBOR Rate Loan and Canadian CDOR Loan shall be payable by the relevant Borrower in arrears on the last day of each Interest Period applicable thereto, and if such Interest Period exceeds three (3) months, at the end of each three (3) month interval during such Interest Period, provided that (i) interest accrued pursuant to Section 4.1(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Alternate Base Rate Loan prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Rate Loan or any Canadian CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(ii)    Interest on all Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; provided that interest on Loans bearing interest at a rate based upon the Prime Rate and Loans denominated in Sterling, Hong Kong Dollars or Canadian Dollars shall be computed on the basis of a 365- or 366-day year, as applicable.
(e)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Parent Borrower’s option (or if an Event of Default has occurred and is then continuing, at the Administrative Agent’s option), (i) promptly refund to the Parent Borrower any interest received by Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Parent Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Parent Borrower under Applicable Law.
(f)    Interest Act (Canada). For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant to this Agreement at a rate based upon a year consisting of a number of days less than the actual number of days in such year (the “First Rate”), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by the number of days which such year is, for the purposes of interest calculations under this Agreement, deemed to consist of.
(g)    Minimum Interest for Swiss Subsidiaries.
(i)    Without derogation or duplication of the provision set forth in Section 4.10, the rates of interest provided for in this Agreement are minimum interest rates.
(ii)    When entering into this Agreement, the parties have assumed in good faith that the interest payable at the rates set out in this Section 4.1 is not and will not become subject to Swiss Withholding Tax. This notwithstanding, if a tax deduction for a Swiss Withholding Tax is required by law in respect of any interest payable by a Swiss Subsidiary under a Loan Document and should it be unlawful for any Swiss Subsidiary to make an increased payment under Section 4.10(a)(A) or indemnify a Lender under Section 4.10(c) for such Swiss Withholding Tax for any reason, where this would otherwise be required by the terms of Section 4.10, then:

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(A)    the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for by Section 1.6 divided by one minus the rate at which the relevant tax deduction is required to be made under Swiss Withholding Tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of one rather than as a percentage); and
(B)    the Swiss Subsidiary shall (i) pay the relevant interest at the adjusted rate in accordance with paragraph (A) above and (ii) make the tax deduction on the interest so recalculated, and all references to a rate of interest under the Loan Documents shall be construed accordingly.
(iii)    To the extent that any amount payable by a Swiss Subsidiary under a Loan Document becomes subject to Swiss Withholding Tax, each relevant Lender and such Swiss Subsidiary shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary:
(A)    for the relevant Swiss Subsidiary to obtain authorization to make interest payments without being subject to Swiss Withholding Tax or to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties; and
(B)    to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.
(iv)    The relevant Swiss Subsidiary shall provide the Lenders with such documents and information required for applying for a refund of any Swiss Withholding Tax. In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the Swiss Subsidiary.
(h)    Effective global rate (Taux effectif global) in relation to a French Subsidiary Borrower.
(i)    For the purposes of articles L.314-1 to L.314-5 and R.314-1 et seq. of the French Code de la consummation, and article L.313-4 of the French Code monétaire et financier, each French Subsidiary Borrower and the Lenders acknowledge that, by virtue of certain characteristics of the Revolving A Credit Facility and/or Incremental Loans, as applicable (and in particular the floating rate of interest, each French Subsidiary Borrower’s right to select the duration of each Interest Period and the uncertainty as to the amount to be effectively drawn from time to time under the Revolving A Credit Facility or as Incremental Loans), the taux effectif global cannot be calculated as of the First Amendment Effective Date.
(ii)    However, each French Subsidiary Borrower acknowledges that it has received from the Administrative Agent a letter containing an indicative calculation of the taux effectif global, based on figured examples calculated on assumptions as to the taux de période and durée de période set out in a letter and on the assumption that the interest rate and all other fees, costs or expenses payable under this Agreement by each French Subsidiary Borrower will be maintained at their original level throughout the term of this Agreement (each a “TEG Letter”).

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(iii)    Each French Subsidiary Borrower and the Revolving A Lenders, Issuing Lenders and Incremental Lenders, as applicable, acknowledge that each TEG Letter delivered in accordance with paragraph (ii) above forms part of this Agreement.
Section 4.2    Commitment Fee. The Parent Borrower agrees to pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) in Dollars at a rate per annum equal to the Applicable Percentage for Commitment Fee on the average daily unused portion of the amount of the Revolving A Commitment or Revolving B Commitment, as applicable, of the applicable Revolving Credit Lenders (other than Defaulting Lenders, if any) during the applicable period; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving A Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall accrue commencing on the Closing Date and ending on the Revolving Credit Maturity Date (or, if later, the date of payment in full of all Revolving Credit Loans and L/C Obligations) and shall be payable in arrears on the last Business Day of each calendar quarter, beginning with the first such date to occur after the Closing Date (and on the Revolving Credit Maturity Date upon demand). Such Commitment Fee shall be distributed by the Administrative Agent to the Lenders (other than any Defaulting Lender) in accordance with the Lenders’ respective Ratable Share.
Section 4.3    Pro Rata Treatment: Manner of Payment.
(a)    Subject to Section 4.11(a)(iv), each payment by the Parent Borrower on account of any Commitment Fees shall be allocated according to the respective Revolving A Ratable Share and Revolving B Ratable Share, as the case may be, of the relevant Lenders. Subject to Section 4.11(a)(ii), each payment on account of principal or interest on the Revolving A Credit Loans and the Revolving B Credit Loans shall be applied pro rata according to the respective outstanding principal amounts of the Revolving A Credit Loans and the Revolving B Credit Loans, as the case may be, then held by the relevant Lenders. Each Commitment reduction by the Parent Borrower shall be allocated among the relevant Lenders according to the Revolving A Ratable Share or the Revolving B Ratable Share, as the case may be.
(b)    Each payment by any Credit Party on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made on the date specified for payment under this Agreement to the Administrative Agent at the relevant Funding Office, for the account of the Lenders, in the currency in which such Obligation is denominated, as the case may be, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever (as provided in Section 4.10). Such payments shall be made no later than 3:00 p.m., Local Time. Any payment received after the time set forth in the immediately preceding sentence shall be deemed to have been made on the next succeeding Business Day for all purposes. Each payment to the Administrative Agent of the L/C Fees shall be made in like manner, but for the account of the relevant Issuing Lenders and the relevant Lenders.
(c)    Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.7, 4.8, 4.9, 4.10 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. The Administrative Agent shall distribute any payments received by it under this Section 4.3 for the account of any other Lender to such Lender promptly following receipt thereof to the appropriate Lending Office or other address specified by such Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day (other than payments on the LIBOR Rate Loans and Canadian CDOR Loans), it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any

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interest if payable along with such payment. If any payment on a LIBOR Rate Loan or Canadian CDOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
Section 4.4    Crediting of Payments and Proceeds. In the event that any Credit Party shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2(a), all payments received by the Administrative Agent or the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied as follows:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees (other than Commitment Fees and L/C Fees payable to the Revolving Credit Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lenders and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lender and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Commitment Fees, L/C Fees payable to the Revolving Credit Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements, Secured Cash Management Agreements, the Secured Closing Date Bilateral Facility, Secured Bilateral Mexican Facilities and any drawn and unreimbursed amounts under Secured Bilateral Letter of Credit Facilities, ratably among the Lenders, the Issuing Lenders, the Swingline Lender, the Hedge Banks, the Cash Management Banks, the holders of Debt under the Secured Closing Date Bilateral Facility, the holders of debt under the Secured Bilateral Mexican Facilities and the Bilateral L/C Issuers in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to the Administrative Agent for the account of the Issuing Lenders, to cash collateralize any L/C Obligations then outstanding and any undrawn amounts under Secured Bilateral Letter of Credit Facilities, ratably among the Issuing Lenders and the Bilateral L/C Issuers in proportion to the respective amounts described in this clause Fifth payable to them; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Parent Borrower or as otherwise required by Applicable Law;
provided that to the extent any payments are received from any Foreign Subsidiary Borrower and applied in accordance with this Section 4.4, such payments shall only be applied to the Obligations of such Foreign Subsidiary Borrower. To the extent that any such payment received by the Administrative Agent or the Lenders is denominated in a currency which is different from the currency in which any of the Obligations is denominated, unless such payment was required to be made in such different currency pursuant to the express terms hereof, the portion of such payment to be applied to such Obligations shall be converted by the Administrative Agent in accordance with its customary practices to the currency of such Obligations and the reasonable costs of any such conversion shall be for the account of such Foreign Subsidiary Borrower.

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Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, the Secured Closing Date Bilateral Facility and Secured Bilateral Mexican Facilities shall be excluded from the application described above if the Administrative Agent has not received written notice thereof at the time of such application, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, Bilateral L/C Issuer or holder of Debt under the Secured Closing Date Bilateral Facility or such Secured Bilateral Mexican Facility, as the case may be. Each Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of Secured Bilateral Mexican Debt not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto.
Section 4.5    Adjustments. Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or to the Lenders under a particular Credit Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or counterclaim or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash (at face value) from the other Lenders such portion of each such other Lender’s Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Parent Borrower agrees that each Lender so purchasing a portion of another Lender’s Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. To the extent that any such payment received by the Benefited Lender is denominated in a currency which is different from the currency in which such other Lender’s Extensions of Credit is denominated, unless such payment was required to be made in such different currency pursuant to the express terms hereof, the portion of such payment to be used to purchase such other Lender’s Extensions of Credit shall be converted by the Administrative Agent in accordance with its customary practices to the currency of such Lender’s Extensions of Credit and the reasonable costs of any such conversion shall be for the account of the applicable Borrower.
Section 4.6    Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent.
(a)    The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit and Swingline Loans, and to make payments pursuant to Section 12.6, are several and are not joint or joint and several. The failure of any Lender to make available its pro rata share of any Loan, to fund any such participation or to make any payment under Section 12.6 on any date hereunder shall not relieve it or any other Lender of its corresponding obligation to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its pro rata share of such Loan available on the borrowing date, to purchase its participation or to make its payment under Section 12.6. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the Loans to

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be borrowed (which notice shall not release such Lender from its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion or amount available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(c) or 2.5(b), as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Parent Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its pro rata share of such Loan available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the relevant Borrower, the interest rate applicable to Alternate Base Rate Loan or, in the case of Loans in Canadian Dollars, Canadian Base Rate Loans. If the relevant Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the relevant Borrower the amount of such interest paid by the relevant Borrower for such period. If such Lender pays its pro rata share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the relevant Borrower shall be without prejudice to any claim the relevant Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.6 shall be conclusive, absent manifest error.
(b)    Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, any Issuing Lender or the Swingline Lender hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that the relevant Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
(c)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in Section 2.6, Article III or this Article IV, and such funds are not made available to the relevant Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

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Section 4.7    Changed Circumstances; Illegality.
(a)    Circumstances Affecting LIBOR Rate or CDOR Rate Availability.
(i)    If with respect to a proposed LIBOR Rate Loan or Canadian CDOR Loan or a conversion to or a continuation thereof: (A) the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine, acting reasonably and in good faith, that for any reason (1) deposits (whether in Dollars, Euros, Sterling or any Optional Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and requested Interest Period of such LIBOR Rate Loan or Canadian CDOR Loan or (2) adequate and reasonable means do not exist for determining the LIBOR Rate or CDOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or Canadian CDOR Loan (in each case with respect to clause (a)(i)(A) above, “Impacted Loans”) or (B) the Required Lenders reasonably and in good faith determine (which determination shall be conclusive) and notify the Administrative Agent that the LIBOR Rate or CDOR Rate applicable to a LIBOR Rate Loan or Canadian CDOR Loan will not adequately and fairly reflect the cost to the Required Lenders of funding LIBOR Rate Loans or Canadian CDOR Loans for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Parent Borrower. Thereafter, until the Administrative Agent notifies the Parent Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Canadian CDOR Loans and the right of the Revolving Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan or Canadian CDOR Loan shall be suspended, and the relevant Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Canadian CDOR Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Canadian CDOR Loan, as applicable, or, if such LIBOR Rate Loan is denominated in Dollars or Canadian Dollars, convert the then outstanding principal amount of each such Dollar LIBOR Rate Loan or Canadian CDOR Loan to an Alternate Base Rate Loan or Canadian Base Rate Loan, as the case may be, as of the last day of such Interest Period. Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i)(A) of this Section, the Administrative Agent, in consultation with the Parent Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i)(A) of this Section, (2) the Required Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.
(ii)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
(A)    adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period, including, without limitation, because the

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LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or
(B)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(C)    syndicated loans currently being executed, or that include language similar to that contained in this Section 4.7(a), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(ii)(A) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Alternate Base Rate.  Upon receipt of such notice, the Parent Borrower may revoke any pending request for a borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Alternate Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero percent for purposes of this Agreement.
(b)    Illegality.
(i)    If, after the First Amendment Effective Date, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the First Amendment Effective Date of any such Governmental Authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or to make or maintain any Canadian

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CDOR Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Parent Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Parent Borrower that such circumstances no longer exist, (i) the obligations of the affected Lender or Lenders to make LIBOR Rate Loans or to make Canadian CDOR Loans, as the case may be, and the right of the relevant Borrower to convert any Loan of the affected Lender or Lenders or continue any Loan of the affected Lender or Lenders as a LIBOR Rate Loan or a Canadian CDOR Loan, as the case may be, shall be suspended and thereafter such Borrower may select from the affected Lender or Lenders only Alternate Base Rate Loans denominated in Dollars or Canadian Base Rate Loans, as the case may be, (ii) if any of the Lenders may not lawfully continue to maintain a Dollar LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Dollar LIBOR Rate Loan of the affected Lender or Lenders shall immediately be converted to an Alternate Base Rate Loan for the remainder of such Interest Period, (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan denominated in Euros, Sterling or any Optional Currency (other than Canadian Dollars) to the end of the then current Interest Period applicable thereto, then the relevant Borrower shall immediately repay the applicable LIBOR Rate Loan of the affected Lender or Lenders, and (iv) if any of the Lenders may not lawfully continue to maintain a Canadian CDOR Loan to the end of the then current Interest Period applicable thereto, the applicable Canadian CDOR Loan of the affected Lender or Lenders shall immediately be converted to a Canadian Base Rate Loan.
(ii)    If, after the First Amendment Effective Date, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the First Amendment Effective Date of any such Governmental Authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain Loans in Euros, Sterling or any Revolving A Optional Currency or Revolving B Optional Currency, as the case may be, and/or into any jurisdiction set forth for its Class on Schedule 1.1(b), such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Parent Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Parent Borrower that such circumstances no longer exist, (i) the obligations of the affected Lender or Lenders to make or maintain Loans in any such currency and/or into such jurisdiction set forth for its Class on Schedule 1.1(b) and the right of the relevant Revolving Borrower to request or continue any Revolving Credit Loan of the affected Lender or Lenders in such currency and/or into such jurisdiction shall be suspended, and (ii) if any of the Lenders may not lawfully continue to maintain Loans in any such currency and/or into any such jurisdiction to the end of the then current Interest Period applicable thereto, then the relevant Revolving Borrower shall immediately repay the applicable Loan of the affected Lender or Lenders.
(c)    Increased Costs. If any Change in Law shall:
(i)    subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Loan, Letter of Credit or L/C Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Loan, Letter of Credit or L/C Application or any other amounts due under this Agreement in respect thereof (without coverage for any Taxes as defined in Section 4.10(a) or Other Taxes as defined in Section 4.10(b) and without coverage of any taxes expressly excluded by Section 4.10(a)); or
(ii)    impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board other than those used to calculate the LIBOR Rate or the CDOR Rate),

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special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Loan or any Letter of Credit or participation therein;
and the result of any event of the kind described in this Section 4.7(c), is to increase the costs to any of the Lenders of making, converting to, continuing or maintaining any LIBOR Rate Loan or Canadian CDOR Loan (or of maintaining its obligation to make any such Loan) or of issuing or participating in Letters of Credit (or of maintaining its obligation to issue or participate in any Letter of Credit) or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or any Letter of Credit or L/C Application in an amount deemed by such Lender to be material, then such Lender may promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Parent Borrower of such fact and demand compensation therefor and, within fifteen (15) days after receipt by the Parent Borrower of such notice from the Administrative Agent, the Parent Borrower shall pay (or shall cause the relevant Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent and the applicable Lender will promptly notify the Parent Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.7(c); provided that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Parent Borrower in the event it fails to do so. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Parent Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 4.7(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that such Lender has the right to do so under its credit facilities with similarly situated borrowers).
(d)    Additional Reserve Costs.
(i)    If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks) in respect of any of such Lender’s Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans.
(ii)    Any additional interest owed pursuant to paragraph (i) above shall be determined by the relevant Lender, acting in good faith, which determination shall be conclusive absent manifest error, and notified to the Parent Borrower on behalf of the relevant Borrower (with a copy to the Administrative Agent) at least five (5) Business Days before each date on which interest is payable for the relevant Loans, and such additional interest so notified to the Parent Borrower on behalf of the relevant Borrower by such Lender shall be payable to such Lender on each date on which interest is payable for such Loans.
(e)    Mitigation. If any Lender demands compensation under Section 4.7(c) or Section 4.7(d) or if the obligation of any Lender to make LIBOR Rate Loans is suspended under Section 4.7(b), or if any amount payable under this Agreement by a Borrower established in France becomes not deductible from that Borrower’s taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through a Lending Office

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situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Finance Party in a financial institution situated in a Non-Cooperative Jurisdiction, then such Lender will use reasonable efforts to mitigate such issues including by designating a different Lending Office for each affected Loan if such designation would avoid the need for, or reduce the amount of, such compensation or permit such Lender to make and maintain LIBOR Rate Loans under Section 4.7(b) and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of such Lender setting forth the additional amount or amounts required to compensate such Lender in respect of any increased costs, the changes as a result of which such amounts are due and the manner of computing such amounts shall be deemed conclusive, provided that the determinations set forth in such certificate are made reasonably and in good faith. If any Lender demands compensation from the Parent Borrower under this Section 4.7 more than one hundred eighty (180) days after such Lender had knowledge of the occurrence of the event giving rise to such compensation, the Parent Borrower shall not be obligated to reimburse such Lender for amounts incurred as a result of the occurrence of such event more than one hundred eighty (180) days prior to the date on which the Lender made such demand (provided that if the event giving rise to the compensation or indemnification is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect). Notwithstanding any other provisions of this Section 4.7, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
(f)    Replacement of a Lender. If (a) any Lender demands compensation under Section 4.7(c) or Section 4.7(d) (which compensation is not demanded by all of the Lenders of the same Class) and the Parent Borrower deems such additional amounts to be material, (b) the obligation of any Lender to make or maintain any Loan is suspended under Section 4.7(a) or Section 4.7(b), (c) any Lender is a Defaulting Lender or a Non-Consenting Lender, or (d) any amount payable to any Lender by a Borrower established in France under this Agreement is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for that Borrower by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through a Lending Office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, then, in each case, the Parent Borrower may, so long as no Default or Event of Default has occurred and is continuing, obtain, at the Parent Borrower’s expense (or at the expense of a Defaulting Lender whose representation contained in clause (ii) of Section 2.1(b) proves to be false), one or more other Lenders or, with the consent of the Administrative Agent, one or more replacement financial institutions reasonably satisfactory to the Administrative Agent (if not already a Lender) and willing to replace such Lender, and such Lender shall execute and deliver to such replacement Lender an Assignment and Assumption with respect to such Lender’s entire interest under this Agreement for an amount equal to the principal balance of all Loans and L/C Obligations held by the affected Lender and all accrued interest and fees with respect thereto through the date of such assignment, provided that (i) a Lender that demands compensation under Section 4.7(c) or Section 4.7(d) shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment pursuant to clause (a) above cease to apply, (ii) the Parent Borrower shall have paid to such affected Lender the compensation that it is entitled to receive under Section 4.7 through the date of such assignment, (iii) such assignment will result in a reduction in such compensation and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Upon the execution by such replacement Lender of such Assignment and Assumption and compliance with the requirements of Section 13.7(b), such replacement Lender shall succeed to all of such Lender’s rights and duties under this Agreement. If the Parent Borrower exercises its election under this Section 4.7(f) to replace a Lender (other than a Defaulting Lender),

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the Parent Borrower shall pay the registration and processing fee payable to the Administrative Agent under Section 13.7(b).
Section 4.8    Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss, cost or expense incurred by a Lender as a result of (a) any failure by such Borrower to borrow, convert or repay any amount in connection with any LIBOR Rate Loan or any Canadian CDOR Loan hereunder on the date specified therefor in the applicable Notice of Borrowing or Notice of Conversion/Continuation, (b) any payment, prepayment or conversion of any LIBOR Rate Loan or Canadian CDOR Loan by such Borrower on a date other than the last day of the Interest Period therefor, other than pursuant to Section 4.7(b) and (c) any assignment of a LIBOR Rate Loan or Canadian CDOR Loan on a day other than the last day of the Interest Period thereof as a result of a request by the Parent Borrower pursuant to Section 4.7(f). The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Ratable Share of the LIBOR Rate Loans, in the interbank eurocurrency market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the relevant Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The applicable Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within five Business Days after receipt thereof.
Section 4.9    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Parent Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered. A certificate of such Lender setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Lender shall be forwarded to the Parent Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 4.9 if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that such Lender has the right to do so under its credit facilities with similarly situated borrowers). The applicable Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 4.10    Taxes.
(a)    Payments Free and Clear.
(i)    Except as provided in Section 4.10(j), any and all payments by any Credit Party under any Loan Document or under the Letters of Credit shall be made free and clear of and without

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deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges, setoff or withholding, and all liabilities with respect thereto, except as required by Applicable Law.
(ii)    If any Withholding Agent shall be required by the Code to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document or under any Letter of Credit to any Finance Party, (A) the sum payable by the applicable Credit Party shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.10) such Finance Party (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Administrative Agent shall make such deductions or withholdings, and (C) the Administrative Agent shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with the Code,
(iii)    If any Withholding Agent shall be required by Applicable Law other than the Code to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document or under any Letter of Credit to any Finance Party, (A) the sum payable by the applicable Credit Party shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.10) such Finance Party (as the case may be) received an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) such Withholding Agent shall make such deductions or withholdings, (C) such Withholding Agent shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) such Credit Party shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.10(e).
(iv)    A Credit Party shall not, however, be required to pay any amounts pursuant to clause (A) of Section 4.10(a)(ii) or clause (A) of Section 4.10(a)(iii) (A) in respect of, in the case of each Finance Party, income, franchise or similar taxes imposed on (or measured by) its net income (however denominated) imposed by any Governmental Authority, (B) in respect of, in the case of each Lender, any withholding taxes payable with respect to payments to such Lender hereunder or under the other Loan Documents under Applicable Laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the First Amendment Effective Date (or such later date on which such Lender becomes a Lender hereunder) or on the date, if any, on which such Lender changes any applicable Lending Office by designating a different applicable Lending Office (other than pursuant to Section 4.7(e)), but not excluding (1) any withholding taxes with respect to any Loan Party organized in Mexico or (2) any withholding taxes payable solely as a result of (x) any change in such Applicable Laws occurring after the First Amendment Effective Date (or such later date on which such Lender becomes a Lender hereunder) or after the date of designation of such new Lending Office, as the case may be, or (y) the addition of any Foreign Subsidiary Borrower pursuant to Section 2.9(a), (C) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction, (D) in respect of, in the case of any Finance Party, Taxes attributable to such recipient’s failure to comply with Section 4.10(f) or Section 4.10(g), or (E) any withholding taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as “Taxes”).
(b)    Stamp and Other Taxes. In addition, each Credit Party shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made by such Credit Party hereunder (except for the excluded taxes covered by Sections 4.10(a)) or from the execution, delivery or registration of, or otherwise similarly

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with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto or the enforcement of the rights of the Lenders under any Loan Document (hereinafter referred to as “Other Taxes”), or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c)    Indemnity.
(i)    The relevant Credit Party shall indemnify each Lender and the Administrative Agent (each a “Finance Party”) for the full amount of Taxes payable or paid by such Finance Party or that such Credit Party should have withheld or deducted from a payment to such Finance Party, but failed to withhold or deduct, pursuant to Section 4.10(a) and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Finance Party and any liability (including interest and penalties, if any) arising therefrom or with respect thereto. The Credit Parties shall indemnify and hold harmless the Administrative Agent against any amount that a Lender fails for any reason to pay indefeasibly to the Administrative Agent as required pursuant to this Section 4.10(c)(i).
(ii)    (23) In the event a claim against any Finance Party arises that is covered by the indemnity provisions of this Section 4.10(c), notice shall be given promptly by such Finance Party to the Parent Borrower (with a copy to the Administrative Agent).
(A)    If the relevant Credit Party would be liable for the entire amount of such claim pursuant to this Section 4.10(c), then the relevant Credit Party and the Parent Borrower shall have the right to contest and defend by all appropriate legal proceedings any such third-party claim and to control all settlements of any such third-party claim (unless such Finance Party agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such third-party claims at the sole cost and expense of the Parent Borrower, as the case may be; provided, however, that the Parent Borrower may not effect any settlement that could result in any cost, expense or liability to any Finance Party unless such Finance Party consents in writing to such settlement, which consent shall not be unreasonably withheld. Any Finance Party may select and engage counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of the party selecting and engaging such counsel. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.
(B)    If the relevant Credit Party would be liable for only a portion of such claim pursuant to this Section 4.10(c), then the relevant Credit Party and the Parent Borrower shall have the right to consult with such Finance Party regarding such claim, any settlement and the selection of lead counsel to defend such claim.
(C)    If any Finance Party determines, in its sole discretion exercised in good faith, that it has received a refund or has realized a credit or reduction in tax in respect of any Taxes or Other Taxes withheld by the relevant Credit Party or for which such Finance Party has received payment from the relevant Credit Party hereunder, it promptly shall repay the amount of such refund to the relevant Credit Party, net of all out-of-pocket expenses of such Finance Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the

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amount paid over to the relevant Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (D), in no event with a Finance Party be required to pay any amount to a Credit Party pursuant to this paragraph (D) the payment of which would place the Finance Party in a less favorable net after-tax position than the Finance Party would have been in if the tax subject to indemnification and giving rise to such refund, credit or reduction in tax had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph (D) shall not be construed to require any Finance Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.
(iii)    Each Lender shall severally indemnify, within 10 days after demand therefor, (A) the Administrative Agent for any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Credit Parties to do so), (B) the Administrative Agent and the Credit Parties, as applicable, for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.7(c) and relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Credit Parties, as applicable, for any excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.10(c)(iii).
(d)    No Requirement to Disclose Tax Returns. Nothing in this Section 4.10 shall be construed to require any Finance Party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the relevant Credit Party or any other person.
(e)    Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Parent Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1(b), the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.
(f)    Delivery of Tax Forms.
(i)    Each Lender shall deliver to the Parent Borrower and to the Administrative Agent on or before the date it becomes a party to this Agreement and at such other time or times prescribed by Applicable Law or when reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information (A) as will permit the Parent Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Document or Letter of Credit are subject to Taxes and (ii) if applicable, the required rate of withholding or deduction, and (B) to evidence such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers

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pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)    Without limiting the generality of the foregoing, if any Borrower is resident for Federal tax purposes in the United States,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Parent Borrower and the Administrative Agent executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (or, in the case of a Participant, on or prior to the date such Participant purchases the related participation) (and from time to time thereafter as prescribed by Applicable Law or upon the request of the Parent Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)        executed copies of Internal Revenue Service Form W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)        executed copies of Internal Revenue Service Form W-8ECI,
(III)        executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Parent Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN-E (or any successor form),
(V)        to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as

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applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner, or
(VI)        executed copies of any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
(C)    each Lender shall promptly (A) notify the Parent Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws of any jurisdiction that the Parent Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the First Amendment Effective Date, and for purposes of this Section 4.10, “Applicable Law” shall include FATCA.
(iii)    Each Lender beneficially entitled to a payment from a UK Borrower shall complete any procedural formalities necessary for the relevant UK Borrower to obtain authorization to make a payment without a UK Tax Deduction and maintain that authorization where an authorization expires or otherwise ceases to have effect.
(iv)    A Lender which (A) becomes a party on the First Amendment Effective Date that holds a current passport under the HMRC DT Treaty Passport scheme (a “UK Treaty Passport”), and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence opposite its name on the signature pages to this Agreement or (B) becomes a party after the First Amendment Effective Date that holds a UK Treaty Passport, and which desires that scheme to apply to this Agreement, shall include its scheme reference

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number and its jurisdiction of tax residence in the Assignment and Assumption which it executes on becoming a party and, having done so, shall discharge its obligation hereunder.
(v)    A Lender which has not included an indication described in the preceding clause (iv) but which holds a UK Treaty Passport and subsequently wishes that scheme to apply to this Agreement shall notify the relevant UK Borrower of its scheme reference number and its jurisdiction of its residence.
(g)    Lender Status Confirmation. Each Lender confirms that on the date of this Agreement that it is a UK Qualifying Lender. Each Lender which becomes a party to this Agreement after the date of this Agreement shall confirm, in the Assignment and Assumption which it executes on becoming a party which of the following categories it falls in:
(i)    not a UK Qualifying Lender;
(ii)    a UK Qualifying Lender (other than a UK Treaty Lender); or
(iii)    a UK Treaty Lender.
If a new Lender fails to indicate its status in accordance with this Section 4.10(g) then such Lender or new Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Parent Borrower). Any Lender that ceases to be a UK Qualifying Lender shall promptly notify the Administrative Agent and the relevant UK Borrower. For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 4.10(g).
(h)    Survival. Without prejudice to the survival of any other agreement of the Credit Parties and the Finance Parties hereunder, the agreements and obligations of the Credit Parties and the Finance Parties contained in this Section 4.10 shall survive the payment in full of the Obligations and the termination of the Aggregate Commitment, but shall be limited in duration to the applicable statute of limitations for Taxes or Other Taxes for which indemnification or repayment is sought.
(i)    Additional Provisions.
(i)    The relevant Credit Party shall not be required to indemnify any Lender or to pay any additional amounts to any Lender in respect of Taxes or Other Taxes pursuant to this Section 4.10 to the extent that (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of this Section 4.10 or (ii) the obligation with respect to such Taxes or Other Taxes existed on the First Amendment Effective Date (or later date on which such Lender became a Lender hereunder) in respect of such Lender or, with respect to payments to a newly designated Lending Office, existed on the date such Lender designated such new Lending Office with respect to a Loan.
(ii)    Any Lender or the Administrative Agent claiming any additional amount payable pursuant to this Section 4.10 shall use all reasonable efforts (consistent with legal and regulatory restrictions) that would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue (including but not limited to filing any certificate or document reasonably requested by the Parent Borrower or changing the jurisdiction of its applicable Lending Office).

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(j)    French Tax Matters.
The provisions set forth in this clause (j) shall be only and exclusively apply to the extent the applicable Credit Party is a French Subsidiary Borrower.
(i)    French tax definitions
(A)    In this Agreement:
“Qualifying Lender” means a Lender which (i) fulfils the conditions imposed by French law in order for a payment of interest not to be subject to (or as the case may be, to be exempt from) any Tax Deduction, or (ii) is a Treaty Lender.
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under any Loan Document or under the Letters of Credit, other than a FATCA deduction.
“Tax Payment” means the increase in a payment made by a Credit Party to a Finance Party under Clause (ii) (French tax gross-up) below.
“Treaty Lender” means a Lender which (i) is treated as a resident of a Treaty State for the purposes of the Treaty, (ii) does not carry on business in France through a permanent establishment with which that Lender’s participation in the Loans is effectively connected, (iii) is acting from a Lending Office situated in its jurisdiction of incorporation and (iv) fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on interest by France, subject to completion of any necessary procedural formalities.
“Treaty State” means a jurisdiction having a double taxation agreement with France (the “Treaty”), which makes provision for full exemption from Tax imposed by France on interest payments.
(B)    Unless a contrary indication appears, in this clause (j) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
(ii)    French tax gross-up
(A)    Each Credit Party shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(B)    The Parent Borrower shall promptly upon becoming aware that a Credit Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall promptly notify the Parent Borrower and that Credit Party.
(C)    If a Tax Deduction is required by law to be made by a Credit Party, the amount of the payment due from that Credit Party shall be increased to an amount which

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(after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(D)    A payment shall not be increased under paragraph (C) above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due:
(I)    the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or
(II)    the relevant Lender is a Treaty Lender and the Credit Party making the payment is able to demonstrate that the payment could have been made to the Lender without Tax Deduction had that Lender complied with its obligations under paragraph (G) below.
provided that the exclusion for changes after the date a Lender became a Lender under this Agreement in paragraph (ii)(D)(I) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Lender if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction.
(E)    If a Credit Party is required to make a Tax Deduction, that Credit Party shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(F)    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Credit Party making that Tax Deduction or payment shall deliver to the Administrative Agent for the Finance Party written notice that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(G)    A Treaty Lender and each Credit Party which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Credit Party to obtain authorisation to make that payment without a Tax Deduction.
Section 4.11    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law, the following provisions shall govern:

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(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.9.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11.2 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 4.5), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Lender or Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) cash collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Credit Party as a result of any judgment of a court of competent jurisdiction obtained by such Credit Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which that Defaulting Lender has not fully funded its Ratable Share and (y) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, to all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Revolving Credit Facility without giving effect to Section 4.11(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.11(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 4.2 for any period during which that Lender is a Defaulting Lender (and, except as set forth below, the Parent Borrower shall not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be entitled to receive letter of credit commissions pursuant to Section 3.3(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided cash collateral. With respect to any Commitment Fee or letter of

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credit commission not required to be paid to any Defaulting Lender, the Parent Borrower shall (A) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (B) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (C) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participation Interests to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans, the Participation Interests of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, each such reallocation shall be given effect only to the extent that, at the date the applicable Lender becomes a Defaulting Lender, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the Revolving A Credit Exposure or Revolving B Credit Exposure, as the case may be (adjusted for this purpose to reflect any reallocation previously made to such Lender under this Section 4.11(a)(iv)), of that Lender. Subject to Section 13.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swingline Loans. If the reallocation described in Section 4.11(a)(iv) cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, cash collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 11.2(b)(i).
(b)    Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, Swingline Lender and each Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded Participation Interests to be held on a pro rata basis by the Lenders in accordance with their Ratable Share (without giving effect to Section 4.11(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Parent Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 4.12    Evidence of Indebtedness.
(a)    Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records

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maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrowers shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
ARTICLE V

CONDITIONS OF CLOSING AND BORROWING
Section 5.1    Conditions to Closing. The obligation of each Lender to make or continue Extensions of Credit and the obligations of the Issuing Lenders to issue Letters of Credit hereunder shall become effective on the date (such date, the “First Amendment Effective Date”) on which each of the following conditions precedent is satisfied (or waived in accordance with Section 13.9):
(a)    Executed Loan Documents. The First Amendment and all other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default shall exist thereunder, and the Credit Parties shall have delivered executed counterparts thereof to the Administrative Agent.
(b)    Closing Certificates; etc.
(i)    Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer (or such other Person as is reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (A) all representations and warranties contained in this Agreement, the First Amendment and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) no Credit Party in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the transactions contemplated by this Agreement and the First Amendment, no Default or Event of Default has occurred and is continuing; (D) neither the Parent Borrower nor any of its Subsidiaries is, as of the First Amendment Effective Date, engaged in any activity in violation of the Controlled Substances Act and/or any related applicable Anti-Money Laundering Laws, including (x) the provision of products and services

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to a Marijuana Related Business or (y) the provision of cash processing or transport services for any customer to, with or between the customer and any Marijuana Related Business; and (E) each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).
(ii)    General Certificate. The Administrative Agent shall have received a certificate of the secretary, assistant secretary or general counsel of each Credit Party (or such other Person as is reasonably acceptable to the Administrative Agent, which may be a member of the board of directors or other comparable governing body for any Foreign Subsidiary Borrower) certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation or comparable organizational documents, if any, of such Credit Party and all amendments thereto, certified as of a recent date (1) in the case of Credit Parties (other than Foreign Subsidiary Borrowers), by the appropriate Governmental Authority in its jurisdiction of incorporation for such Credit Parties and (2) in the case of each Foreign Subsidiary Borrower, by such Foreign Subsidiary Borrower, (B) the bylaws or comparable organizational documents, if any, of such Credit Party as in effect on the date of such certifications, including for any Foreign Subsidiary Borrower (i) incorporated in Luxembourg an excerpt and a negative certificate from the Luxembourg trade and companies’ register, each dated no earlier than the date of the certificate and (ii) incorporated in the Netherlands an excerpt from the Dutch trade register (Kamer van Koophandel) and, if applicable, evidence that works’ council advice has been obtained, (C) resolutions duly adopted by the Board of Directors or comparable governing body of such Credit Party authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(b)(iii), except in the case of the Foreign Subsidiary Borrowers.
(iii)    Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing or active status, as applicable, of the Credit Parties (other than the Foreign Subsidiary Borrowers) under the laws of their respective jurisdictions of organization and short-form certificates as of a recent date of the good standing of the Parent Borrower under the laws of each other jurisdiction where the Parent Borrower is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect.
(iv)    Opinions of Counsel. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of (i) the assistant general counsel of the Parent Borrower, (ii) Hunton Andrews Kurth LLP, special counsel to the domestic Credit Parties, (iii) Troutman Sanders LLP, special Maryland counsel to Dunbar Armored, Inc., and (iv) local counsel to each Foreign Subsidiary Borrower identified on Schedule 1.1(b), in each case, addressed to the Administrative Agent and the Lenders with respect to such Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request, and which such opinions shall permit reliance by permitted assigns of each of the Administrative Agent and the Lenders.
(c)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the effectiveness hereof and the financing contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the effectiveness hereof or the financing contemplated hereby. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other

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restraint pending or notified prohibiting the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein.
(ii)    No Event of Default. No Default or Event of Default shall have occurred and be continuing.
(d)    No Material Adverse Effect. Since December 31, 2017 nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which has had a Material Adverse Effect.
(e)    Financial Matters.
(i)    Financial Statements. The Administrative Agent and each Lender shall have received, or have made available to it, the Annual Report on Form 10-K of the Parent Borrower for the Fiscal Year ended as of December 31, 2017 and the Quarterly Report on Form 10-Q of the Parent Borrower for each Fiscal Quarter ending after December 31, 2017 and at least 60 days prior to the First Amendment Effective Date.
(ii)    Solvency Certificate. The Parent Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Parent Borrower, that immediately prior to and after giving effect to the execution and delivery of the Loan Documents and the Extensions of Credit to be made on the First Amendment Effective Date, the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
(iii)    Payment at Closing. The Parent Borrower shall have paid any accrued and unpaid interest, fees or commissions due hereunder or under the First Amendment or any Fee Letter (including, without limitation, reasonable legal fees and out-of-pocket expenses for which invoices have been presented) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby and by the First Amendment, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(f)    Litigation. Except as set forth in the Current SEC Reports, as of the First Amendment Effective Date, there shall be no actions, suits or proceedings pending or, to the knowledge of a Responsible Officer, threatened (i) with respect to this Agreement or any other Loan Document or (ii) which the Administrative Agent or the Required Lenders reasonably believe would reasonably be expected to have a Material Adverse Effect.
(g)    USA Patriot Act. The Lenders shall have received at least five Business Days in advance of the First Amendment Effective Date (x) all documentation and other information that is required by regulatory authorities under Anti-Money Laundering Laws, including, without limitation, the USA Patriot Act and any applicable “know your customer” rules and regulations, to the extent requested in writing at least ten Business Days prior to the First Amendment Effective Date and (y) with respect to each Lender that so requests at least fifteen Business Days prior to the First Amendment Effective Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.

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(h)    Personal Property Collateral.
(i)    Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).
(ii)    Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.
(iii)    Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).
(iv)    Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (other than Foreign Subsidiary Borrowers) with appropriate endorsements naming the Administrative Agent as lender’s loss on all policies for property hazard insurance and as additional insured on all policies for liability insurance.
(v)    Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Credit Parties for all federally registered U.S. copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.
(vi)    Other Collateral Documentation. The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral.
(i)    French Subsidiary Borrower. With respect to each French Subsidiary Borrower, the Administrative Agent:
(i)    shall have delivered (on behalf of each Revolving A Lender, Issuing Lender and Incremental Lender, as applicable) to each French Subsidiary Borrower on or prior to the First Amendment Effective Date, or, if later, the date on which such French Subsidiary Borrower became a party hereto, a TEG Letter, and each such letter shall have been countersigned by such French Subsidiary Borrower, as required by Section 4.1(h) (Effective global rate (Taux effectif global)) in relation to such French Subsidiary Borrower;

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(ii)    shall have received a certificate of an authorized signatory of such French Subsidiary Borrower dated the First Amendment Effective Date, and certifying:
(A)    that attached thereto is a true, accurate and complete copy of (i) the up-to-date articles of association (statuts), of such French Subsidiary Borrower, (ii) a copy of a Kbis extract (extrait Kb-bis), (iii) an insolvency certificate (certificat de non-faillite) and (iv) lien searches état des privilèges et nantissements) dated no more than fifteen (15) days prior to the First Amendment Effective Date;
(B)    that attached thereto is a true and complete copy of resolutions duly adopted by the relevant corporate body of such French Subsidiary Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the First Amendment Effective Date, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect;
(C)    that attached thereto are specimen signatures of the persons authorized to execute this Agreement and each other applicable Loan Document on behalf of such French Subsidiary Borrower;
(D)    if applicable, that attached thereto is a true and complete copy of the power of attorney granted by the legal representative of such French Subsidiary Borrower authorizing one or several persons to execute, deliver and perform the Loan Documents to which such French Subsidiary Borrower is a party or any other document delivered in connection herewith on or about the First Amendment Effective Date, and certifying that such power of attorney has not been modified, rescinded or amended and is in full force and effect; and
(E)    that after any borrowing or incurrence of obligations of any amounts under the Revolving A Credit Facility (including any Letter of Credit or Swingline Loan) or under any Incremental Loans, the French Obligations would not cause any borrowing, guarantee, security or similar limit binding on such French Subsidiary Borrower to be exceeded.
The Loan Documents executed by each of the Credit Parties shall be delivered to the Administrative Agent at its offices located in Charlotte, North Carolina. Without limiting the generality of the provisions of Section 12.2, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.
Section 5.2    Conditions to All Extensions of Credit. Subject to Section 1.7, the obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder, if any, and including any issuance, amendment, extension, renewal or increase in the stated amount of any Letter of Credit by any Issuing Lender) is subject to the satisfaction of the following conditions precedent on the relevant date of borrowing or date of issuance, as applicable:

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(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) as of such earlier date and except that for purposes of this Section 5.2(a), the representations and warranties contained in subsections (i) and (ii) of Section 6.1(g) shall be deemed to refer to the most recent statements furnished pursuant to clauses (i) and (ii), respectively, of Section 7.1(a).
(b)    No Existing Default. Immediately after the making of the requested Extension of Credit, no Default or Event of Default shall have occurred and be continuing (i) on the date of borrowing with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the date of issuance with respect to such Letter of Credit or after giving effect to the issuance of such Letter of Credit on such date, provided that no Foreign Subsidiary Borrower, having suffered any event, condition or circumstance that otherwise would constitute a Bankruptcy Event but for the fact that such Foreign Subsidiary Borrower has no Obligations then outstanding under this Agreement, shall be permitted to request any Extension of Credit so long as such event, condition or circumstance that would otherwise constitute a Bankruptcy Event continues to exist.
(c)    Delivery of Notice. The Administrative Agent shall have received a Notice of Borrowing from the Parent Borrower in accordance with Section 2.2(b), or in the case of a request that any Issuing Lender issue a Letter of Credit (or amend, extend or renew an outstanding Letter of Credit), such Issuing Lender shall have received an L/C Application from the Parent Borrower in accordance with Section 3.2.
The occurrence of the First Amendment Effective Date and the acceptance by the Credit Parties of the benefits of each Extension of Credit hereunder shall constitute a representation and warranty by the Parent Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5.1 and Section 5.2 and applicable to such Extension of Credit have been satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 5.1 and Section 5.2, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.
Section 5.3    Initial Extension of Credit to Each New Subsidiary Borrower. No Lender shall be required to make any Loans or issue any Letters of Credit to any Subsidiary Borrower that was not a Subsidiary Borrower under this Agreement (and a party to the First Amendment in its capacity as a Subsidiary Borrower) on the First Amendment Effective Date, unless:
(i)    the Administrative Agent has received a Subsidiary Borrower Joinder Agreement;
(ii)    if such Subsidiary is a Domestic Subsidiary, the Administrative Agent has received each of the deliverables in clauses (A) through (E) of Section 8.10(a);
(iii)    the Administrative Agent has received an opinion of counsel to such Subsidiary Borrower in form and substance reasonably satisfactory to the Administrative Agent;

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(iv)    with respect to any Mexican Subsidiary Borrower, the Administrative Agent has received copies of the irrevocable power-of-attorney for lawsuits and collections (pleitos y cobranzas) granted by such Mexican Subsidiary Borrower in favor of the Parent Borrower formalized before a Mexican notary public in order for the Parent Borrower to act as its agent for service of process (and otherwise) and evidence of the Parent Borrower’s acceptance to act as such;
(v)    the Administrative Agent has received written notice from the Parent Borrower of its intention to add such Subsidiary as a Subsidiary Borrower and the date on which such joinder is intended to occur (which shall be not less than fifteen Business Days (or such shorter time as the Administrative Agent may agree) after receipt of such notice by the Administrative Agent);
(vi)    to the extent requested within ten Business Days after receipt of the written notice in Section 5.3(v), the Administrative Agent has received all documentation and other information requested by the Administrative Agent regarding such Subsidiary Borrower that is required to satisfy Anti-Money Laundering Laws, including, without limitation the USA Patriot Act and applicable “know your customer” rules and regulations;
(vii)    to the extent requested by a Lender within ten Business Days after receipt of the written notice in Section 5.3(v), if such Subsidiary Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Lender has received a Beneficial Ownership Certification in relation to such Subsidiary Borrower; and
(viii)    the Administrative Agent has received such other documentation or other information as the Administrative Agent or the Lenders would have otherwise been entitled to receive under Section 5.1 had such Subsidiary Borrower been a party to this Agreement as of the First Amendment Effective Date (including with respect to any Subsidiary Borrowers organized in France).
Section 5.4    Conditions to all Mexican Loans. The obligation of the Revolving A Lenders to make any Mexican Loan hereunder (including any Mexican Loan to be made on the First Amendment Effective Date) is subject to the satisfaction of the following conditions precedent on the relevant date of borrowing (in addition to satisfaction of the applicable conditions set forth in Section 5.2 and, if applicable, Section 5.3):
(a)    Mexican Loan Notes. The Administrative Agent shall have received Mexican Loan Notes executed by the relevant Mexican Subsidiary Borrower in favor of the Revolving A Lenders in a principal amount equal to such Revolving A Lender’s pro rata share of such Mexican Loan, each of which shall be originals unless otherwise specified.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Section 6.1    Representations and Warranties. To induce the Administrative Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Parent Borrower hereby represents and warrants to the Administrative Agent and Lenders that:
(a)    Corporate Existence. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has the requisite power and authority to own its property and assets and to carry on its business as now conducted; (c) is

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qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect; and (d) has all Governmental Approvals required by any Applicable Law for it to conduct its business, except where the failure to have such Governmental Approvals would not have a Material Adverse Effect.
(b)    Non-Contravention. Each Credit Party has the corporate, limited liability or other business entity power to execute and deliver and to perform its obligations under the Loan Documents and to borrow hereunder. The execution, delivery, and performance by each of the Credit Parties of the Loan Documents to which it is a party have been duly authorized by all necessary corporate, limited liability or other business entity action and do not and will not (i) require any consent or approval of the shareholders or members of such Credit Party, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation T, U or X of the Board), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such Credit Party or any Restricted Subsidiary or of the constitutional documents, charter or bylaws of such Credit Party or any Restricted Subsidiary, (iii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such Credit Party or any Restricted Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in the creation of a Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Credit Party or any Restricted Subsidiary (other than Permitted Liens); and each Credit Party and each Restricted Subsidiary is not in default under any such order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument or in violation of any such law, rule, or regulation, which default or violation would have a Material Adverse Effect.
(c)    No Consent. No authorization, consent, approval, license, exemption of, or filing or registration with, or any other action in respect of any Governmental Authority (other than any filings or reports required under the federal securities laws or except as would not have an adverse effect on any Lender or any Issuing Lender in any material respect) is or will be necessary for the valid execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party.
(d)    Execution and Delivery; Binding Obligations. Each Loan Document has been duly executed and delivered by each Credit Party to which it is a party. The Loan Documents constitute legal, valid, and binding obligations of the Credit Parties enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(e)    Title to Properties. The Parent Borrower and each Restricted Subsidiary has good and marketable title to all of the material assets and properties owned by it, and valid leasehold interests in all material assets and properties leased by it, free and clear of all Liens except such as are permitted by Section 9.2 and except for covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Parent Borrower or such Restricted Subsidiary of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for such business.
(f)    Subsidiaries. Each Restricted Subsidiary and Unrestricted Subsidiary of the Parent Borrower as of the First Amendment Effective Date is listed on Schedule 6.1(f), including the jurisdiction of organization, ownership and ownership percentages thereof. All the outstanding Equity Interests of the Parent Borrower’s Restricted Subsidiaries owned by the Parent Borrower or any of its Restricted Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any

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Lien except as permitted by Section 9.2. No Subsidiary owns any Equity Interests of the Parent Borrower. Each of the Restricted Subsidiaries of the Parent Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and each Restricted Subsidiary (i) has the requisite power and authority to own its property and assets and to carry on its business as now conducted, (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect and (iii) has all Governmental Approvals required by any Applicable Law for it to conduct its business, except where the failure to have such Governmental Approvals would not have a Material Adverse Effect.
(g)    Financial Statements.
(i)    The consolidated balance sheet of the Parent Borrower and its Subsidiaries as at December 31, 2017, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for the Fiscal Year then ended, audited by Deloitte, independent public accountants, copies of which have been delivered to the Lenders, fairly present the consolidated financial condition of the Parent Borrower and its Subsidiaries as at such date and the consolidated results of the operations of the Parent Borrower and its Subsidiaries for the period ended on such date, all prepared in accordance with GAAP applied on a consistent basis.
(ii)    The unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the last day of September 30, 2018, and the related consolidated statements of income, shareholders’ equity and cash flows for the Parent Borrower and its Subsidiaries for the Fiscal Quarter then ended, fairly present the consolidated financial condition of the Parent Borrower and its Subsidiaries as at such date and the consolidated results of the operations of the Parent Borrower and its Subsidiaries for the period ended on such date, subject to the absence of footnotes and to normal year-end audit adjustments, all prepared in accordance with GAAP applied on a consistent basis.
(iii)    Since December 31, 2017, there has been no material adverse change in the financial condition or results of operations of the Parent Borrower and Restricted Subsidiaries taken as a whole that has had a Material Adverse Effect.
(h)    Litigation.
(i)    There are no actions, suits, or proceedings pending or, to the knowledge of a Responsible Officer, threatened, against any Credit Party or any Restricted Subsidiary or the properties of any Credit Party or any Restricted Subsidiary before any Governmental Authority or arbitrator that, if determined adversely, would have a Material Adverse Effect.
(ii)    Neither any Credit Party nor any Restricted Subsidiary is in default (in any respect which would have a Material Adverse Effect) with respect to any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to any Credit Party or any Restricted Subsidiary.
(i)    Taxes. The Parent Borrower and each Restricted Subsidiary has filed all material Tax returns required to be filed and paid all Taxes shown thereon to be due, including interest and penalties, or provided adequate reserves, in accordance with GAAP, for the payment thereof.

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(j)    ERISA.
(i)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (A) each Plan has complied with and has been administered in accordance with the applicable provisions of ERISA and the Code, (B) no Pension Plan has terminated under circumstances giving rise to liability of the Parent Borrower or any ERISA Affiliate to the PBGC under Section 4062, 4063 or 4064 of ERISA, which liability remains unpaid in whole or in part, (C) no Lien under Section 4068 of ERISA exists with respect to the assets of the Parent Borrower or any ERISA Affiliate, (D) no Reportable Event has occurred with respect to any Pension Plan and (E) no Pension Plan has an unpaid minimum required contribution under Section 303 of ERISA or Section 430 of the Code, nor does any lien under Section 303 of ERISA or Section 430 of the Code exist with respect to any Pension Plan. Each Borrower represents and warrants as of the First Amendment Effective Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(ii)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (A) neither the Parent Borrower nor any ERISA Affiliate has completely or partially withdrawn from any one or more Multiemployer Plans under circumstances which have given rise to or would give rise to withdrawal liability under ERISA which has not been fully paid as of the First Amendment Effective Date, (B) neither the Parent Borrower nor any ERISA Affiliate has received notice that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has terminated under Title IV of ERISA, nor, to the knowledge of any Responsible Officer, has any such reorganization, insolvency or termination occurred, where such reorganization, insolvency or termination has resulted in an increase in the contributions required to be made to such Multiemployer Plan, (C) neither the Parent Borrower nor any ERISA Affiliate has failed to make any contribution to a Multiemployer Plan which is required under ERISA or an applicable collective bargaining agreement (except to the extent there is a good faith dispute as to whether any contribution is owed, the amount owed or the existence of facts that would give rise to a withdrawal).
(iii)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (A) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Law and has been maintained, where required, in good standing with applicable Governmental Authorities, (B) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (C) no Credit Party or any Restricted Subsidiary thereof has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan, (D) the present value of the accumulated benefit liabilities under each Foreign Pension Plan does not exceed the current fair market value of the assets of such Foreign Pension Plan allocable to such benefit liabilities (any such excess a “value shortfall”).
(k)    No Default. No Default and no Event of Default has occurred and is continuing.
(l)    Federal Reserve Regulations.
(i)    Neither the Parent Borrower nor any Subsidiary of the Parent Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(ii)    No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purposes which entails a violation

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of, or which is inconsistent with, the provisions of Regulations T, U or X. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets of the Parent Borrower and its Restricted Subsidiaries taken as a whole constitutes Margin Stock.
(m)    Investment Company Act. Neither the Parent Borrower nor any Subsidiary is or is required to be registered as an “investment company” within the meaning of Section 3(a) of the Investment Company Act of 1940.
(n)    Environmental Matters. In the ordinary course of its business, the Parent Borrower conducts an ongoing review of the effect of Environmental Laws and laws relating to occupational safety and health on the business, operations and properties of the Parent Borrower and its Restricted Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up, closure or restoration of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection and occupational health and safety standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Parent Borrower represents and warrants that applicable Environmental Laws and laws relating to occupational health and safety do not, and would not, have a Material Adverse Effect. The Parent Borrower and each Restricted Subsidiary has obtained and holds all permits, licenses and approvals required under Environmental Laws which are necessary for the conduct of its business and the operation of its facilities, which failure to obtain and hold would have a Material Adverse Effect, and the Parent Borrower and its Restricted Subsidiaries have not received any written notice of any failure to be in compliance with the terms and conditions of such permits, licenses and approvals, which failure would have a Material Adverse Effect.
(o)    Compliance with Law. Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all Applicable Law, and is otherwise in compliance with all Applicable Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, would not have a Material Adverse Effect.
(p)    Foreign Subsidiary Borrowers. With respect to any Foreign Subsidiary Borrower from time to time party hereto:
(i)    The Obligations of such Foreign Subsidiary Borrower under this Agreement, when executed and delivered or otherwise joined by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Debt for borrowed money of such Foreign Subsidiary Borrower.
(ii)    Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitutes and will constitute private and commercial acts and not public or governmental acts. No such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any sovereign immunity from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar sovereign immunity) under laws of the jurisdiction in which such Foreign Subsidiary Borrower is

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organized and existing in respect of its obligations under this Agreement or any Note. Such Foreign Subsidiary Borrower hereby waives, to the extent permitted by Applicable Laws, immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any Note.
(iii)    The execution, delivery and performance by each Foreign Subsidiary Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable).
(iv)    Each borrowing by, and Letter of Credit issued for the account of, any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Parent Borrower and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance (but not as of any other date) that the representations and warranties contained in this Section 6.1(p) shall be true as of the date of such borrowing.
(q)    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(i)    None of (A) the Parent Borrower, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Parent Borrower or such Subsidiary, any of their respective employees or Affiliates, or (B) to the knowledge of the Parent Borrower, any agent or representative of the Parent Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facilities (1) is a Sanctioned Person or currently the subject or target of any Sanctions, (2) is located, organized or resident in a Sanctioned Country, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions or (3) directly or, to its knowledge, indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions.
(ii)    Each of the Parent Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Parent Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iii)    Each of the Parent Borrower and its Subsidiaries, each director, officer, and to the knowledge of the Parent Borrower, employee, agent and Affiliate of the Parent Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, in each case, in all material respects.
(r)    EEA Financial Institutions. No Credit Party is an EEA Financial Institution.
(s)    Labor Matters. Neither any Credit Party nor any Restricted Subsidiary is engaged in any unfair labor practice under the National Labor Relations Act that would have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or any Restricted Subsidiary or, to the knowledge of any Responsible Officer, threatened against any Credit Party or any

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Restricted Subsidiary, before the National Labor Relations Board, except for any such complaint that would not have a Material Adverse Effect; (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or any Restricted Subsidiary or, to the knowledge of any Responsible Officer, threatened against any Credit Party or any Restricted Subsidiary, except for any such strike, labor dispute, slowdown or stoppage that would not have a Material Adverse Effect; and (iii) no union representation question exists with respect to the employees of any Credit Party or any Restricted Subsidiary, except for any such question that would not have a Material Adverse Effect.
(t)    Accuracy and Completeness of Information. The financial statements referenced in Section 6.1(g), the financial statements provided to the Administrative Agent pursuant to Section 7.1(a)(i) and Section 7.1(a)(ii) and the written information with respect to the Credit Parties contained in this Agreement, taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were then made, not misleading. There is no fact known to any Responsible Officer of the Parent Borrower or any equivalent officer of any other Credit Party as of the First Amendment Effective Date that would have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the lender presentation or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders as of the First Amendment Effective Date for use in connection with the transactions contemplated hereby or by the First Amendment.
(u)    Intellectual Property Matters. Each Credit Party and each Restricted Subsidiary owns or possesses rights to use all intellectual property rights which are required for the conduct its business.
(v)    Solvency. On the First Amendment Effective Date, immediately prior to and after giving effect to the execution and delivery of the Loan Documents and the Extensions of Credit to be made on the First Amendment Effective Date, the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
(w)    Senior Debt Status. The Obligations of each Credit Party and each Restricted Subsidiary under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Debt of each such Person and is designated as “Senior Debt” under all instruments and documents, now or in the future, relating to all Subordinated Debt of such Person; provided, that it is understood and agreed that the obligations under the Secured Closing Date Bilateral Facility, Secured Bilateral Mexican Facilities and Secured Bilateral Letter of Credit Facilities are and shall continue to rank pari passu with the Obligations.
(x)    Beneficial Ownership Certification. As of the First Amendment Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(y)    Controlled Substances Act. To the knowledge of the Parent Borrower, neither the Parent Borrower nor any Subsidiary is engaged in any knowing and intentional violation of the Controlled Substances Act or any related applicable Anti-Money Laundering Laws.
Section 6.2    Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate related hereto, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Article VI shall be made or deemed to be

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made at and as of the First Amendment Effective Date (except those that are expressly made as of a specific date), shall survive the First Amendment Effective Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
ARTICLE VII

FINANCIAL INFORMATION AND NOTICES
Until all the Obligations (other than unasserted contingent obligations) have been paid and satisfied in full and the Commitments have expired or been terminated, unless consent has been obtained in the manner set forth in Section 13.9, the Parent Borrower will:
Section 7.1    Financial Statements, etc.
(a)    Financial Statements. Furnish or cause to be furnished to the Administrative Agent at its address as set forth in Section 13.1(b), or such other office as may be designated in writing by the Administrative Agent from time to time, for prompt delivery to each Lender:
(i)    annually, as soon as available, but in any event no later than 90 days after the last day of each Fiscal Year, a consolidated balance sheet of the Parent Borrower and its Subsidiaries, as at such last day of such Fiscal Year, and consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the Parent Borrower and its Subsidiaries for such Fiscal Year, each prepared in accordance with GAAP, in reasonable detail, and audited by Deloitte or any other firm of independent certified public accountants of recognized national standing and whose opinion shall not be subject to any qualification or exception as to the scope of such audit, the status of the Parent Borrower and its Subsidiaries as a going concern (other than a going concern qualification pertaining to the maturity of the Term Loans, Revolving Credit Commitments or Incremental Term Loans occurring within 12 months of the relevant audit) or the accounting principles followed by the Parent Borrower or any Subsidiary not in accordance with GAAP;
(ii)    as soon as available, but in any event no later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the last day of such Fiscal Quarter and consolidated statements of income, shareholders’ equity and cash flows for the Parent Borrower and its Subsidiaries for such Fiscal Quarter, and for the then current Fiscal Year through the end of such Fiscal Quarter, prepared in accordance with GAAP (except for omission of notes and subject to year-end adjustments);
(iii)    substantially concurrently with the delivery of financial statements pursuant to clause (i) above (but in any event, no later than the time such financial statements are required to be delivered pursuant to clause (i) above), a certificate signed by a Responsible Officer to the effect that such officer has made due inquiry and that to the best of the knowledge of such officer except as stated therein no Default or Event of Default has occurred hereunder and that such officer has made due inquiry and that to the best of the knowledge of such officer except as stated therein no default has occurred under any other agreement to which the Parent Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected, which would have a Material Adverse Effect and specifying in reasonable detail the exceptions, if any, to such statements;
(iv)    substantially concurrently with the delivery of financial statements pursuant to clauses (i) and (ii) above (but in any event, no later than the time such financial statements are required

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to be delivered pursuant to clauses (i) and (ii) above), a covenant compliance certificate signed by a Responsible Officer, in a form reasonably acceptable to the Administrative Agent, with respect to the periods covered by the financial statements being delivered therewith, reflecting the computation of the Consolidated Net Leverage Ratio and Interest Coverage Ratio, in each case, by reasonably detailed calculation thereof, as of the last day of the fiscal period to which such financial statements relate (it being understood that with respect to such compliance certificate and calculations for the fiscal year ended December 31, 2018, such calculations shall be based on the definitions and levels in this Agreement as in effect on the First Amendment Effective Date notwithstanding the occurrence of such date after December 31, 2018);
(v)    substantially concurrently with the delivery of financial statements pursuant to clause (ii) above (but in any event, no later than the time such financial statements are required to be delivered pursuant to clause (ii) above), a certificate signed by a Responsible Officer and stating that such officer has made due inquiry and that to the best of his knowledge no Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof;
(vi)    within three (3) Business Days after a Responsible Officer obtains knowledge of either (A) the occurrence of any Default or Event of Default or (B) any action, investigation, suit or proceeding against the Parent Borrower or any of its Subsidiaries or any of their respective properties with respect to the Controlled Substances Act or applicable Anti-Money Laundering Laws, a certificate of a Responsible Officer setting forth the details thereof and the action which the Parent Borrower is taking or proposes to take with respect thereto; and
(vii)    promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations, the USA Patriot Act and the Beneficial Ownership Regulation), as from time to time reasonably requested by the Administrative Agent or any Lender.
Any financial statement required to be delivered pursuant to this Section 7.1(a) shall be deemed to have been delivered on the date on which the Parent Borrower posts such financial statement on its website on the Internet at www.brinks.com/ (or a successor website) or when such financial statement is posted on the SEC’s website on the Internet at www.sec.gov and, in each case, such financial statement is readily accessible to the Administrative Agent on such date.
(b)    Books and Records. Keep, and cause each Restricted Subsidiary to keep, proper books of record and accounts in which full, true and correct entries in accordance with GAAP shall be made of all dealings or transactions in relation to its business and activities and the business and activities of its Restricted Subsidiaries.
(c)    Additional Information. Furnish, and cause each Restricted Subsidiary to furnish, with reasonable promptness such other financial information as any Lender may reasonably request, provided that the Parent Borrower shall not be required to furnish, or cause to be furnished, any information (w) that constitutes non-financial trade secrets or non-financial proprietary information, (x) that constitutes attorney work product, (y) that would result in violation of any confidentiality agreement by which it is bound or (z) to the extent that the provision thereof would waive or impair attorney-client privilege, or violate any law, rule or regulation, or any obligation of confidentiality binding on any Credit Party; provided, further, that in the event the Parent Borrower does not provide information in reliance on the foregoing, such Person shall provide notice to the Administrative Agent that such information is being withheld and shall use

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commercially reasonable efforts to receive a waiver or consent with respect to such restriction, to the extent such waiver or consent would not result in a loss of privilege.
(d)    SEC Filings. Promptly after the same are available, furnish or make available copies of all current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K (or similar corresponding reports) and registration statements or statements which the Parent Borrower or any Subsidiary may be required to file with the SEC (excluding registration statements filed pursuant to employee stock option or benefit plans); provided that any reports required to be furnished pursuant to this Section 7.1(d) shall be deemed to have been furnished on the date on which the Parent Borrower posts such report on its website on the Internet at www.brinks.com/ (or a successor website) or when such report is posted on the SEC’s website on the Internet at www.sec.gov and, in each case, such report is readily accessible to the Administrative Agent on such date.
(e)    Notice of Environmental Matters. Furnish, and cause each Restricted Subsidiary to furnish, to the Administrative Agent for prompt delivery to each Lender, as soon as reasonably practicable after receipt by the Parent Borrower or any Restricted Subsidiary, a copy of any written notice or claim to the effect that the Parent Borrower or any Restricted Subsidiary is liable to any Person as a result of the presence or release of any Hazardous Material which claim would reasonably be expected to have a Material Adverse Effect.
Section 7.2    Notice of Litigation and Other Matters. Promptly (but in no event later than three (3) Business Days after a Responsible Officer obtains knowledge thereof) furnish telephonic (confirmed in writing to the Administrative Agent for delivery to each Lender) or written notice to the Administrative Agent for delivery to each Lender of:
(a)    the commencement of all proceedings by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against any of the Credit Parties or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses (i) which in the reasonable judgment of the Parent Borrower would, if adversely determined, have a Material Adverse Effect, (ii) with respect to any Debt equal to or in excess of $25,000,000 of the Credit Parties or any of their Restricted Subsidiaries or (iii) with respect to any Loan Document;
(b)    any notice of any violation received by any of the Credit Parties or any Restricted Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which in the reasonable judgment of the Credit Parties in any such case would have a Material Adverse Effect;
(c)     (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices from the PBGC received by any of the Credit Parties or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any of the Credit Parties or any ERISA Affiliate from any Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (iv) a Responsible Officer obtaining knowledge or reason to know that any of the Credit Parties or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, (v) the occurrence of a Reportable Event, (vi) a failure to make any required contribution to a Pension Plan, and (vii) the creation of any Lien in favor of the PBGC or a Pension Plan, in each case, where any of the foregoing clauses (i)-(vii) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

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(d)    knowledge of any Responsible Officer of any investigation or proposed investigation by the Pensions Regulator which could reasonably be expected to lead to the issue of a Financial Support Direction or a Contribution Notice to any Credit Party; and
(e)    receipt by any Credit Party of a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
ARTICLE VIII

AFFIRMATIVE COVENANTS
Until all the Obligations (other than unasserted contingent obligations) have been paid and satisfied in full and the Commitments have expired or been terminated, unless consent has been obtained in the manner set forth in Section 13.9, the Parent Borrower will:
Section 8.1    Payment of Taxes, etc. Pay and discharge, and cause each Restricted Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto (other than penalties in the nature of interest), and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Parent Borrower or any Restricted Subsidiary; provided, however, that neither the Parent Borrower nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested in good faith and by proper proceedings and against which it is maintaining adequate reserves in accordance with GAAP or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 8.2    Maintenance of Insurance. Maintain, and cause each Restricted Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Borrower or such Restricted Subsidiary operates. If at any time any real property is pledged as Collateral hereunder, the Parent Borrower shall and shall cause each appropriate Credit Party to (a) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender, (b) furnish to the Administrative Agent, upon request, evidence of the renewal (and payment of renewal premiums therefor) of all such policies and (c) furnish to the Administrative Agent prompt written notice of any re-designation of any such improved real property into or out of a special flood hazard area.
Section 8.3    Preservation of Legal Existence; Maintenance of Property and Licenses, etc.
(a)    Preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its legal existence and material rights, franchises and privileges; provided, however, that nothing herein contained shall prevent any merger or consolidation permitted by Section 9.3; and provided further that the Parent Borrower shall not be required to preserve or to cause any Restricted Subsidiary to preserve its legal existence or any such rights, franchises or privileges if the Parent Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Borrower and its

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Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Parent Borrower and its Restricted Subsidiaries taken as a whole.
(b)    In addition to the requirements of any of the Security Documents, maintain in good working order and condition (ordinary wear and tear and casualty excepted), all property and assets necessary for the conduct of its business, in each case except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 8.4    Compliance with Laws, etc. Comply, and cause each Restricted Subsidiary to comply, with the requirements of all Applicable Laws (other than laws, rules, regulations, and orders which are not final and are being contested in good faith by proper proceedings) of any Governmental Authority (including Labor Laws and Environmental Laws), noncompliance with which would have a Material Adverse Effect.
Section 8.5    Compliance with ERISA, the Code and Pension Laws.
(a)    Comply, and cause each of its ERISA Affiliates to comply, with the minimum funding standards under ERISA with respect to its Pension Plans and use its best efforts, and cause each ERISA Affiliate to use its best efforts, to comply with all other applicable provisions of ERISA and the Code and the regulations and interpretations promulgated thereunder, except where the failure to so comply would not have a Material Adverse Effect.
(b)    Comply, and cause each of its Restricted Subsidiaries to comply, with the minimum funding standards under Applicable Law with respect to its Foreign Pension Plans and use its best efforts, and cause each Restricted Subsidiaries to use its best efforts, to operate and maintain its Foreign Pension Plans in accordance with all applicable provisions of Applicable Law, except where the failure to so comply would not have a Material Adverse Effect.
Section 8.6    Designation of Subsidiaries.
(a)    The Parent Borrower may designate any Restricted Subsidiary (other than any Credit Party) as an Unrestricted Subsidiary by written notice to the Administrative Agent. Any such designation shall be subject to (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) the representations and warranties in the Loan Documents are true and correct in all material respects (or with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects), (c) no Unrestricted Subsidiary may own or lease any Intellectual Property material to the Parent Borrower and the Restricted Subsidiaries and (d) the Parent Borrower shall be in compliance with the financial covenants set forth in Section 9.1 on a pro forma basis after giving effect to such designation as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Parent Borrower) of the Parent Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein.
(b)    The Parent Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent provided that at least three (3) days prior to such designation, the Parent Borrower shall deliver to the Administrative Agent all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money

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laundering requirements, including the USA Patriot Act, with respect to such Restricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt, Investments and/or Liens of such Subsidiary existing at such time. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary.
Section 8.7    Compliance with Contracts, etc. Perform, and cause each Restricted Subsidiary to perform, all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except where the failure to do so would not have a Material Adverse Effect.
Section 8.8    Access to Properties. Permit, and cause its Restricted Subsidiaries to permit, any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Parent Borrower and at reasonable times during normal business hours and as often as reasonably requested, upon reasonable advance notice to the Parent Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition and results of operations; provided that (a) absent an Event of Default, the Parent Borrower shall only be required to pay for one such visit and/or inspection in any twelve month period, (b) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and without advance notice and (c) with respect to any discussion with the Parent Borrower’s or any Restricted Subsidiary’s independent public accountants, the Parent Borrower or its Restricted Subsidiary may, at their option, have one or more employees or representatives present at, and participate in, any such discussion. Notwithstanding the foregoing, none of the Parent Borrower or its Restricted Subsidiaries will be required to permit examinations or copies or abstracts of any records in respect to which the disclosure of such records is prohibited by Applicable Law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information.
Section 8.9    Use of Proceeds. Use the proceeds of the Extensions of Credit to refinance existing Debt, and to finance working capital needs, capital expenditures, Permitted Acquisitions and other general corporate purposes of the Parent Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or, to any Borrower’s knowledge, indirectly, (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except, in each case, to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, (b) in any manner that would result in the violation of any Sanctions applicable to any party hereto, or (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.
Section 8.10    Additional Subsidiaries.
(a)    Additional Domestic Subsidiaries. In the event that (i) any Domestic Subsidiary (other than any Domestic Subsidiary existing on the Closing Date or any Receivables Entity) becomes a Material Domestic Subsidiary after the Closing Date, (ii) any Domestic Subsidiary existing on the Closing Date becomes a Material Domestic Subsidiary or (iii) any Domestic Subsidiary becomes a guarantor or an obligor, whether as a borrower or an additional borrower or co-borrower or otherwise, for or in respect of any Debt for borrowed money of the Parent Borrower or any Restricted Subsidiary in excess of $100,000,000, then in each case under clause (i), (ii) or (iii), the Parent Borrower shall promptly notify the Administrative

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Agent and within ninety (90) days after such notification (as such time period may be extended by the Administrative Agent in its sole discretion), cause such Person to (A) become a Guarantor by execution and delivery of a Guarantor Joinder Agreement; provided, however, that no such Person which becomes a Material Domestic Subsidiary pursuant to any acquisition or merger shall be required to become a Guarantor if the incurrence of such obligation would violate any material agreement binding on such Person and in existence on the date of such acquisition or merger, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Person by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver such other documentation as the Administrative Agent may reasonably request in connection therewith, including, without limitation, certified resolutions of such Person, certified organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Guarantor Joinder Agreement subject to customary assumptions and qualifications) and other items of the type required to be delivered pursuant to Section 5.1(a), all in form, content and scope reasonably satisfactory to the Administrative Agent, (D) if the Equity Interests of such Person are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person and (E) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary.
(b)    Additional First Tier Foreign Subsidiaries. In the event that any Person (other than any Subsidiary of the Parent Borrower existing on the Closing Date) becomes a First Tier Foreign Subsidiary after the Closing Date, then the Parent Borrower shall promptly notify the Administrative Agent and within ninety (90) days after such notification (as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty‑five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) deliver such other documentation and certificates as the Administrative Agent may reasonably request in connection therewith of the type required to be delivered pursuant to Section 5.1(a), all in form, content and scope reasonably satisfactory to the Administrative Agent and (iii) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person.
Section 8.11    Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be accurate and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
Section 8.12    Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Parent Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

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Section 8.13    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.  The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. If at any time any real property is pledged as Collateral hereunder, (a) the Parent Borrower shall provide at least forty-five (45) days’ prior written notice to the pledge of such real property as Collateral, (b) the Parent Borrower shall provide (i) standard flood hazard determination forms and (ii) if any property is located in a special flood hazard area, (x) notices to (and confirmations of receipt by) the Parent Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (y) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender, and (c) the Administrative Agent shall not enter into, accept or record any mortgage in respect of such real property until the Administrative Agent shall have received written confirmation from each Lender that flood insurance compliance has been completed by such Lender with respect to such real property (such written confirmation not to be unreasonably withheld or delayed). If at any time any real property is pledged as Collateral hereunder, any increase, extension or renewal of this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Administrative Agent and each Lender.
Section 8.14    Swiss Subsidiaries. Each Swiss Subsidiary will at all times during the term of this Agreement be compliant with the Swiss Non-Bank Rules; provided that the Swiss Subsidiary shall not be in breach of this Section 8.14 if such number of creditors is exceeded solely by reason of the Lenders not complying with Section 13.7(b)(vii).
Section 8.15    Controlled Substances Act. The Parent Borrower and its Subsidiaries will maintain controls, policies and procedures designed to ensure compliance by the Parent Borrower and its Subsidiaries with the Controlled Substances Act, any related applicable Anti-Money Laundering Laws and all other Applicable Laws, rules and regulations governing the purchase, manufacture, distribution, importation and sale of marijuana and other controlled substances in the United States of America or any other jurisdiction, in each case, where the sale of marijuana or such other controlled substance is illegal.
Section 8.16    Post-Closing Matters. Each applicable Credit Party will execute and deliver the documents and complete the tasks set forth on Schedule 8.16, in each case within the time limits specified on such schedule (or such later time as the Administrative Agent may agree).
ARTICLE IX

NEGATIVE COVENANTS
Until all the Obligations (other than unasserted contingent obligations) have been paid and satisfied in full and the Commitments have expired or been terminated, unless consent has been obtained in the manner set forth in Section 13.9 hereof, the Parent Borrower will not:

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Section 9.1    Financial Covenants.
(a)    Maximum Consolidated Net Leverage Ratio. Commencing with the end of the first Fiscal Quarter ending after the Closing Date, permit the Consolidated Net Leverage Ratio as of the end of each Fiscal Quarter to be greater than 4.00 to 1.00. Notwithstanding the foregoing, in connection with any Permitted Acquisition (or series of Permitted Acquisitions occurring within any consecutive twelve-month period) consummated after the Closing Date having aggregate consideration (including cash, Cash Equivalents, Equity Interests and other deferred payment obligations) in excess of $200,000,000, the Parent Borrower may, at its election, in connection with such Permitted Acquisition (or series of Permitted Acquisitions) upon notice to the Administrative Agent given (x) with respect to a Permitted Acquisition that is not a Limited Condition Transaction, not less than three (3) Business Days prior to the required delivery of financial statements pursuant to Section 7.1(a) for the most recently ended Fiscal Quarter following the consummation of such Permitted Acquisition (or series of Permitted Acquisitions) or (y) with respect to a Permitted Acquisition that is a Limited Condition Transaction, at the time notice of such Permitted Acquisition (or series of Permitted Acquisitions) is given pursuant to the terms of this Agreement, increase the required Consolidated Net Leverage Ratio pursuant to this Section 9.1(a) by 0.50, which such increase shall be applicable (i) with respect to a Permitted Acquisition (or series of Permitted Acquisitions) that is not a Limited Condition Transaction, for the Fiscal Quarter in which such Permitted Acquisition (or series of Permitted Acquisitions) is consummated and the three (3) consecutive Fiscal Quarters thereafter or (ii) with respect to a Permitted Acquisition (or series of Permitted Acquisitions) that is a Limited Condition Transaction, for the purpose of determining pro forma compliance with this Section 9.1(a) at the time the definitive purchase agreement, merger agreement or other acquisition agreement governing the Permitted Acquisition (or series of Permitted Acquisitions) becomes effective, for the Fiscal Quarter in which such Permitted Acquisition (or series of Permitted Acquisitions) is consummated and for the three (3) consecutive Fiscal Quarters after which such Permitted Acquisition (or series of Permitted Acquisitions) is consummated (each, a “Leverage Ratio Increase”); provided that there shall be at least one full Fiscal Quarter following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect.
(b)    Minimum Interest Coverage Ratio. Commencing with the end of the first Fiscal Quarter ending after the Closing Date, permit the Interest Coverage Ratio as of the end of each Fiscal Quarter to be less than 3.00 to 1.00.
Section 9.2    Liens. Create, incur, assume or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Lien on, or with respect to, any of their assets or properties (including without limitation Equity Interests), real or personal, whether now owned or hereafter acquired, except:
(a)    Liens existing on the First Amendment Effective Date and, to the extent securing obligations in excess of $5,000,000 individually, set forth on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Debt permitted pursuant to Section 9.11(c) (solely to the extent that such Liens were in existence on the First Amendment Effective Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the First Amendment Effective Date, except for products and proceeds of the foregoing;
(b)    Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in

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good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(c)    the claims of materialmen, mechanics, carriers, warehousemen, processors, repairmen or landlords for labor, materials, supplies or rentals or other similar claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than sixty (60) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)    Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation or obligations of a like nature, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any Collateral on account thereof;
(e)    Liens constituting encumbrances in the nature of covenants, zoning restrictions, easements, minor irregularities in title and rights or restrictions of record on the use of real property, which do not materially interfere with the occupation, use and enjoyment by the Parent Borrower or such Restricted Subsidiary of such properties in the normal course of business as presently conducted or materially impair the value thereof for such business;
(f)    Liens created pursuant to the Loan Documents securing the Secured Obligations, including, without limitation, Liens securing obligations under Secured Bilateral Letter of Credit Facilities, under the Secured Closing Date Bilateral Facility and under Secured Bilateral Mexican Facilities;
(g)    Liens on (i) the property or assets of any Person existing at the time such Person becomes a Restricted Subsidiary and not incurred in contemplation thereof, and the replacement, renewal or extension thereof, provided that (x) the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence at the time such Person becomes a Restricted Subsidiary, except for products and proceeds of the foregoing and (y) the principal amount of Debt secured by each such Lien is not increased; and (ii) the property or assets of Restricted Subsidiaries that are not, and are not required to become, Credit Parties, provided that (x) such Liens do not extend to, or encumber, property or assets that constitute Collateral, the Equity Interests of any Credit Party or the Equity Interests of any direct Subsidiary of any Credit Party, (y) such Liens secure only Debt incurred by such Restricted Subsidiary and permitted hereunder and (z) no Credit Party guarantees or provides any collateral or credit for any such Debt;
(h)    Liens securing Debt permitted under Section 9.11(d) and the replacement, renewal or extension thereof, provided that (i) each such Lien shall be created simultaneously with, or within twelve months after, the acquisition (or the completion of the construction or improvement) of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt; (iii) the principal amount of Debt secured by each such Lien is not increased; and (iv) the principal amount of Debt secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired and the costs of any such construction or improvements on such property or assets, as applicable;

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(i)    Liens (i) consisting of judgment or judicial attachment Liens, provided that (x) the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, (y) adequate reserves for the obligations secured by such Liens have been established and (z) enforcement of such Liens have been stayed and (ii) securing judgments for the payment of money not constituting an Event of Default under Section 11.1(k) or securing appeal or other surety bonds relating to such judgments;
(j)    Liens created or deemed to exist in connection with any asset securitization program (including any related filings of any financing statements), but only to the extent that such Liens attach to the assets actually sold, contributed, financed or otherwise conveyed or pledged in connection with such securitization program;
(k)    any interest or title of (i) a lessor, licensor or sublessor under any lease, license or sublease entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business and covering only the assets so leased, licensed or subleased which do not (A) interfere in any material respect with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Debt, or (ii) a lessee, licensee, sublessee under any lease, license, sublease or sublicense by the Parent Borrower or any Restricted Subsidiary permitted under Section 9.8;
(l)    Liens on any Margin Stock purchased or carried by the Parent Borrower or any of its Subsidiaries;
(m)    Liens arising from the filing of precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(n)    Liens (i) which are created automatically upon opening a bank account pursuant to the Dutch general banking conditions (Algemene Bankvoorwaarden) in favor of an account bank, (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(o)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(p)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an acquisition permitted under Section 9.10 or any other Investment not prohibited by the terms of this Agreement and (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 9.3 or Section 9.9;
(q)    Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto;
(r)    Liens (i) on property or assets of any Non-Credit Party Subsidiary securing Debt or other obligations owing to the Parent Borrower or any Restricted Subsidiary and (ii) to the extent subordinated on terms reasonably acceptable to the Administrative Agent (if required by the Administrative Agent), on property or assets of the Parent Borrower or any Restricted Subsidiary securing Debt or other obligations owing to the Parent Borrower or any Restricted Subsidiary;

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(s)    Liens on coal reserves leased by the Parent Borrower or by any Restricted Subsidiary, as lessee, securing Debt to lessors thereof, arising out of such leases;
(t)    Liens not released, terminated or satisfied of record to the extent the underlying obligation purporting to be secured thereby has been paid or satisfied in full and any obligation to extend credit with respect thereto extinguished;
(u)    Liens on assets of Foreign Subsidiaries securing Debt permitted under Section 9.11(k);
(v)    Liens on cash deposits at Foreign Subsidiaries securing Debt permitted under Section 9.11(m) and other obligations owing to foreign banks;
(w)    Liens on Receivables Facility Assets in respect of any Permitted Receivables Financing;
(x)    Liens securing Debt permitted pursuant to Section 9.11(t); provided that any such Lien may be either a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations (but, in each case, may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent and the Parent Borrower; and
(y)    other Liens securing Debt or other obligations in the aggregate principal amount not to exceed at any time outstanding the greater of $250,000,000 and 10% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii).
Section 9.3    Fundamental Changes. Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or permit any Restricted Subsidiary to do any of the foregoing, except:
(a)     (i) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving Person) and (ii) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any Guarantor (provided that the Guarantor shall be the continuing or surviving Person or simultaneously with such transaction, the continuing or surviving Person shall become a Guarantor and shall comply with Section 8.10 in connection therewith);
(b)     (i) any Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any Foreign Subsidiary (provided that if such merger, amalgamation, consolidation or liquidation involves a Foreign Subsidiary Borrower, a Foreign Subsidiary Borrower shall be the continuing or surviving entity) and (ii) any Non-Credit Party Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Credit Party Subsidiary that is a Domestic Subsidiary;
(c)    any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to (i) any Credit Party; provided that, with respect to any such disposition by any Non-Credit Party Subsidiary, the consideration for such disposition shall not

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exceed the fair value of such assets (as determined by the Parent Borrower in good faith) and (ii) any other Restricted Subsidiary to the extent such transaction is permitted as an Investment under Section 9.10(h)(v);
(d)    Asset Dispositions permitted under Section 9.8 (other than clause (b) thereof);
(e)    any Restricted Subsidiary of the Parent Borrower may merge with or into the Person such Restricted Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition);
(f)    any Person may merge or consolidate with or into the Parent Borrower or any of its Restricted Subsidiaries in connection with a Permitted Acquisition or other Investment permitted under Section 9.10; provided that in the case of a merger or consolidation (i) involving the Parent Borrower, the Parent Borrower shall be the continuing or surviving Person, (ii) involving a Guarantor, a Guarantor shall be the continuing or surviving Person and (iii) involving a Foreign Subsidiary Borrower, a Foreign Subsidiary Borrower shall be the continuing or surviving Person; and
(g)    to the extent not resulting in an Event of Default, any Restricted Subsidiary which is not a Credit Party may liquidate, wind-up or dissolve itself pursuant to any Debtor Relief Laws or otherwise.
Section 9.4    Transactions with Affiliates and Unrestricted Subsidiaries. Directly or indirectly enter into any transaction, or permit any Restricted Subsidiary to directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any fees, with (a) any Affiliate of the Parent Borrower or any of its Restricted Subsidiaries or (b) any Unrestricted Subsidiary, except:
(i)    transactions permitted by Sections 9.3, 9.8, 9.10, 9.11 and 9.12;
(ii)    transactions existing on the First Amendment Effective Date and described on Schedule 9.4;
(iii)    transactions in the ordinary course of business consistent with past practice solely between or among the Parent Borrower and any Restricted Subsidiary or any Restricted Subsidiary and any other Restricted Subsidiary which is, in each case, not prohibited hereunder and which does not involve any other Affiliate;
(iv)    other transactions in the ordinary course of business on terms as favorable to the Parent Borrower or such Restricted Subsidiary as would be obtained by it on a comparable arm’s-length transaction with an unrelated third party;
(v)    employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;
(vi)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Parent Borrower and its Restricted Subsidiaries in the ordinary course of business;
(vii)    the designation of any Subsidiary under Section 8.6; and

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(viii)    any transaction or series of related transactions with an aggregate value or payment of less than $10,000,000.
Section 9.5    Compliance with Regulations T, U and X. In the case of the Parent Borrower and any of its Restricted Subsidiaries, incur, create or assume any obligation for borrowed money or other liability or make any investment, capital contribution, loan, advance or extension of credit or sell or otherwise dispose of any assets or pay any dividend or make any other distribution to its shareholders or take or permit to be taken any other action or permit to occur or exist any event or condition if such action, event or condition would result in this Agreement, the Loans, the use of the proceeds thereof or the other transactions contemplated hereby violating Regulation T, U or X.
Section 9.6    Changes in Fiscal Year; Accounting Changes; Organizational Documents.
(a)    Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP or permitted pursuant to Section 1.4, or permit any Restricted Subsidiary to do any of the foregoing.
(b)    Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders, or permit any Restricted Subsidiary to do any of the foregoing.
Section 9.7    ERISA.
(a)    Terminate, or permit any of its ERISA Affiliates to terminate, any Pension Plan under circumstances which would reasonably result in a material liability of the Parent Borrower or any ERISA Affiliate to the PBGC, or permit to exist the occurrence of any Reportable Event or any other event or condition which presents a material risk of such a termination by the PBGC;
(b)    Engage, or permit any of its Restricted Subsidiaries or any Pension Plan to engage, in a “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that would reasonably result in material liability of the Parent Borrower or any of its Restricted Subsidiaries;
(c)    Fail, or permit any of its Restricted Subsidiaries to fail, to make any contribution to a Multiemployer Plan which is required by ERISA or an applicable collective bargaining agreement in an amount which is material (except to the extent there is a good faith dispute as to whether any contribution is owed, the amount owed or the existence of facts that would give rise to a withdrawal);
(d)    Completely or partially withdraw, or permit any of its ERISA Affiliates to completely or partially withdraw, from a Multiemployer Plan, if such complete or partial withdrawal will result in any material withdrawal liability under Title IV of ERISA; or
(e)    Enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to the Parent Borrower or any ERISA Affiliate.
For purposes of this Section 9.7, an amount is material if it would have a Material Adverse Effect after aggregation with all other liabilities described in this Section 9.7.

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Section 9.8    Asset Dispositions. Make, or permit any Restricted Subsidiary to make, any Asset Disposition except:
(a)    the (i) sale of inventory in the ordinary course of business and (i) disposition of cash and Cash Equivalents;
(b)    transactions permitted pursuant to Section 9.3;
(c)    the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;
(d)    the disposition of any Hedge Agreement;
(e)     (i) the transfer (including, without limitation, any intercompany licensing transactions) by any Credit Party of any assets to any other Credit Party (other than a Foreign Subsidiary Borrower) and (ii) the transfer (including, without limitation, any intercompany licensing transactions) by any Foreign Subsidiary Borrower to any other Foreign Subsidiary Borrower;
(f)    the transfer (including, without limitation, any intercompany licensing transactions) by any Foreign Subsidiary Borrower or any Non-Credit Party Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer);
(g)    the transfer (including, without limitation, any intercompany licensing transactions) by any Non-Credit Party Subsidiary of its assets to any other Non-Credit Party Subsidiary;
(h)    the transfer (including, without limitation, any intercompany licensing transactions) by any Credit Party of any assets to any Restricted Subsidiary to the extent permitted as an Investment under Section 9.10(h)(v);
(i)    the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Parent Borrower or any of its Restricted Subsidiaries;
(j)    non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Parent Borrower and its Restricted Subsidiaries;
(k)    leases, subleases, licenses or sublicenses of real or personal property granted by the Parent Borrower or any of its Restricted Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Parent Borrower or any of its Restricted Subsidiaries;
(l)    Asset Dispositions in connection with Casualty Events; provided that the requirements of Section 2.5(d) are complied with in connection therewith;
(m)    dispositions of Receivables Facility Assets in connection with a Permitted Receivables Financing so long as no Default exists at the time of such disposition; and

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(n)    Asset Dispositions not otherwise permitted pursuant to this Section 9.8; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 75% in cash and Cash Equivalents (provided that any Designated Non-Cash Consideration received by the Parent Borrower or such Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (ii) that is at that time outstanding, not to exceed $50,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose), and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (n) shall not exceed 10% of Consolidated Total Assets in any Fiscal Year; provided that any unused amount under this clause (n) may be carried forward for use in the next following Fiscal Year;
provided that notwithstanding the foregoing, in no event shall the Parent Borrower or any Restricted Subsidiary transfer (whether by Investment or otherwise) any intellectual property (or any rights to use any intellectual property) that is material, individually or in the aggregate, to the operations of the Parent Borrower and its Restricted Subsidiaries to any Unrestricted Subsidiary.
Section 9.9    Sale and Leaseback Transactions. Enter into, or permit any Restricted Subsidiaries to enter into, any Sale and Leaseback Transaction with respect to any Material Property owned by the Parent Borrower or any Restricted Subsidiary to any Person (other than the Parent Borrower or any Restricted Subsidiary) with the intention of taking back a lease of such Material Property, except for any Sale and Leaseback Transactions constituting an Asset Disposition permitted pursuant to Section 9.8.
Section 9.10    Investments. Make or permit to exist, or permit any Restricted Subsidiary to make or permit to exist, any Investment, other than Investments which are:
(a)    cash and Cash Equivalents;
(b)    Investments or Guaranty Obligations existing on the First Amendment Effective Date and set forth on Schedule 9.10;
(c)    accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(d)    Investments consisting of Equity Interests, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;
(e)    advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $1,000,000;
(f)    advances or loans to directors, officers and employees that do not exceed $25,000,000 in the aggregate at any one time outstanding;
(g)    advances or loans to customers and suppliers in the ordinary course of business consistent with the past practice of the Person making such advance or loan;

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(h)    Investments made after the First Amendment Effective Date (i) by any Credit Party in any other Credit Party (other than a Foreign Subsidiary Borrower), (ii) by any Foreign Subsidiary Borrower in any other Foreign Subsidiary Borrower, (iii) by any Non-Credit Party Subsidiary in any other Non-Credit Party Subsidiary, (iv) by any Non-Credit Party Subsidiary in any Credit Party and (v) by any Credit Party in any Foreign Subsidiary Borrower or any Non-Credit Party Subsidiary or by any Foreign Subsidiary Borrower in any Non-Credit Party Subsidiary; provided that, with respect to any Investment under this clause (v), immediately before and immediately after giving pro forma effect to the making of any such Investment and any Debt incurred in connection therewith (A) no Default or Event of Default shall have occurred and be continuing and (B) the Consolidated Senior Secured Leverage Ratio is less than 3.50 to 1.00 based on the financial statements for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(i)    Guaranty Obligations permitted pursuant to Section 9.11;
(j)    Investments consisting of Equity Interests, obligations, securities or other property received in connection with any transaction permitted by Section 9.3 or 9.8;
(k)    Investments in connection with the management of Pension Plans and other benefit plans of the Parent Borrower and its Restricted Subsidiaries (including without limitation The Pittston Company Employee Welfare Benefit Trust);
(l)    Hedge Agreements permitted by Section 9.11;
(m)    advances or loans to any Person with respect to the deferred purchase price of property, services or other Asset Dispositions permitted by Section 9.8;
(n)    Investments in joint ventures in an aggregate amount at any time outstanding not to exceed the greater of $250,000,000 and 10% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(o)    Permitted Acquisitions; provided that, with respect to any Permitted Acquisition whereby the Person or assets acquired do not become a part of the Parent Borrower or a Guarantor, immediately before and immediately after giving pro forma effect to such Permitted Acquisition and any Debt incurred in connection therewith (A) no Default or Event of Default shall have occurred and be continuing and (B) the Consolidated Senior Secured Leverage Ratio does not exceed 3.50 to 1.00 based on the financial statements for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or 7.1(a)(ii);
(p)    an unlimited amount of additional Investments so long as, after giving pro forma effect to such Investment and any Debt incurred in connection therewith, the Parent Borrower is in compliance with the financial covenants set forth in Section 9.1 on a pro forma basis after giving effect to the issuance of any such Debt (including giving effect to any applicable Leverage Ratio Increase, but without any netting of the proceeds of such Debt against Consolidated Funded Debt for purposes of such pro forma calculation); and
(q)    Investments funded with the cash proceeds of Equity Interests of the Parent Borrower issued to Persons other than the Parent Borrower or a Subsidiary of the Parent Borrower and not constituting Disqualified Equity Interests which have not otherwise been applied for another purpose.

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For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.10, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).
Section 9.11    Debt. Create, issue, incur, assume, become liable in respect of or suffer to exist, or permit any Restricted Subsidiary to create, issue, incur, assume, become liable in respect of or suffer to exist, any Debt except:
(a)    the Obligations;
(b)    Debt (i) owing under Hedge Agreements entered into not for speculative purposes and (ii) owing under Cash Management Agreements entered into in the ordinary course of business;
(c)    Debt existing on the First Amendment Effective Date and, to the extent the principal amount is in excess of $5,000,000 individually, set forth on Schedule 9.11, and the renewal, refinancing, extension and replacement thereof; provided that (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (iii) the final maturity date and weighted average life to maturity of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Debt prior to such refinancing, refunding, renewal or extension and (iv) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or the Lenders than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed or extended;
(d)    Capital Lease Obligations, purchase money Debt and economic development loans; provided that immediately after giving pro forma effect to the incurrence of such Debt, the Consolidated Senior Secured Leverage Ratio is less than 3.50 to 1.00 based on the financial statements for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(e)    Debt of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.10, to the extent that (i) such Debt was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Parent Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Debt and (iii) the aggregate outstanding principal amount of such Debt does not exceed at any time outstanding the greater of $200,000,000 and 7.5% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(f)     (i) Guarantees by the Parent Borrower or any Guarantor in respect of Debt or other obligations otherwise permitted hereunder of the Parent Borrower or any Guarantor, (ii) guarantees by a

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Non-Credit Party Subsidiary in respect of Debt or other obligations otherwise permitted hereunder of the Parent Borrower or any Restricted Subsidiary, (iii) guarantees by a Credit Party in respect of Debt or other obligations of Non-Credit Party Subsidiaries and guarantees by a Foreign Subsidiary Borrower in respect of Debt or other obligations of Non-Credit Party Subsidiaries to the extent permitted as an Investment under Section 9.10(h)(v) or 9.10(p);
(g)    Debt (i) owed by any Credit Party to another Credit Party (other than a Foreign Subsidiary Borrower), (ii) owed by any Credit Party to any Non-Credit Party Subsidiary, (iii) owed by any Non-Credit Party Subsidiary to any other Non-Credit Party Subsidiary, (iv) owed by any Non-Credit Party Subsidiary or any Foreign Subsidiary Borrower to any Credit Party to the extent permitted as an Investment pursuant to Section 9.10(h)(v) or 9.10(p) and (v) owed by any Foreign Subsidiary Borrower to another Foreign Subsidiary Borrower;
(h)    Debt arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(i)    unsecured Debt or unsecured Subordinated Debt; provided, that in the case of each incurrence of such Debt, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Debt, (ii) the Parent Borrower is in compliance with the financial covenants set forth in Section 9.1 on a pro forma basis after giving effect to the issuance of any such Debt (including giving effect to any applicable Leverage Ratio Increase, but without any netting of the proceeds of such Debt against Consolidated Funded Debt for purposes of such pro forma calculation), (iii) such Debt (other than any bridge loan, the terms of which provide for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the date that is 91 days after the Specified Maturity Date) does not mature prior to the date that is 91 days after the Specified Maturity Date, (iv) the weighted average life to maturity of such Debt (in the case of customary bridge loans the terms of which provide for an automatic extension of the maturity date thereof to a date not earlier than the date that is 91 days after the Specified Maturity Date, measured giving effect to such extension and the resulting amortization) shall not be shorter than that applicable to the Initial Term Loan, (v) if such Debt is Subordinated Debt, any guaranty by the Credit Parties shall be expressly subordinated to the Obligations on terms materially not less favorable to the Lenders than the subordination terms of such Subordinated Debt and (vi) if guaranteed, such Debt is not guaranteed by any Subsidiary that is not a Credit Party;
(j)    Debt under performance bonds, bid, stay, custom, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims or other obligations of a like nature, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(k)    Debt of Foreign Subsidiaries the proceeds of which are used for the working capital, capital expenditure and general corporate purpose needs of such Foreign Subsidiary and such Foreign Subsidiary’s Subsidiaries, so long as at the time of incurrence of any Debt pursuant to this clause (k), and giving effect thereto, the aggregate principal amount of all Debt outstanding under this clause (k) does not exceed (i) if the Consolidated Net Leverage Ratio (on a pro forma basis after giving effect to the issuance of any such Debt (without any netting of the proceeds of such Debt against Consolidated Funded Debt for purposes of such pro forma calculation)) is less than or equal to 3.50 to 1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii), the greater of $400,000,000 and 15% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii) and (ii) otherwise, the greater of $200,000,000 and 7.5% of Consolidated Total Assets

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determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(l)    Debt in connection with Secured Bilateral Letter of Credit Facilities, and the renewal, refinancing, extension and replacement thereof, in an aggregate principal amount not to exceed at any time outstanding the greater of $250,000,000 and 10% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(m)    Foreign Cash Services Debt;
(n)    Debt of the Parent Borrower and the Guarantors in respect of the Senior Notes, and any unsecured refinancing (including by refunding, renewal, extension or replacement) thereof; provided that (i) the amount of such Debt is not increased at the time of such refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (ii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, (iii) the final maturity date and weighted average life to maturity of such refinancing shall not be prior to or shorter than that applicable to the Debt prior to such refinancing and (iv) the other material terms, taken as a whole, of any such refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or the Lenders than the terms of the Senior Notes;
(o)    endorsements for collection or deposit in the ordinary course of business;
(p)    Debt in respect of (i) customer advances received and held in the ordinary course of business or (ii) take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(q)    Guarantees of Debt and other obligations of joint ventures in an amount not to exceed the amount of Investments permitted under Section 9.10(n);
(r)    unsecured Debt incurred in connection with a Permitted Acquisition or other Investment permitted under Section 9.10 or any transaction permitted under Section 9.8, in each case, solely to the extent constituting indemnification obligations or obligations in respect of earn-outs, seller notes, purchase price or similar adjustments; provided, that solely in the case of seller notes, (i) such Debt shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence or issuance of such Debt, (iii) the Parent Borrower is in compliance with the financial covenants set forth in Section 9.1 on a pro forma basis after giving effect to the issuance of any such Debt (including giving effect to any applicable Leverage Ratio Increase, but without any netting of the proceeds of such Debt against Consolidated Funded Debt for purposes of such pro forma calculation), (iv) such Debt (other than up to $250,000,000 of principal amount at any time outstanding) does not mature prior to the date that is 91 days after the Specified Maturity Date, (v) the weighted average life to maturity of such Debt (other than up to $250,000,000 of principal amount at any time outstanding) shall not be shorter than that applicable to the Initial Term Loan, (vi)  any guaranty of such Debt by any Credit Parties shall be expressly subordinated to the Obligations on terms materially not less favorable to the Lenders than the subordination terms of such seller note Debt and (vii) if guaranteed, such Debt is not guaranteed by any Subsidiary that is not a Credit Party;

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(s)    Debt incurred in connection with a Permitted Receivables Financing in an aggregate principal amount (based on the amount that would be characterized as principal if such Permitted Receivables Financing were structured as a secured lending transaction rather than as a purchase) at any time outstanding not to exceed the greater of $250,000,000 and 10% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii);
(t)    Debt incurred by the Parent Borrower under any Incremental Notes to the extent permitted by Section 2.8; provided that if such Incremental Notes are secured, they shall be secured solely by Liens on the Collateral pursuant to Section 9.2(x);
(u)    (i) Secured Bilateral Mexican Debt and (ii) any bilateral Debt that would otherwise constitute Secured Bilateral Mexican Debt but for the fact that such Debt is not secured Debt, in each case of clauses (i) and (ii) in an aggregate principal amount at any time outstanding not to exceed the Dollar Equivalent of $50,000,000 (it being understood that exceeding such amount solely as a result of rate fluctuations shall not result in such amount being exceeded); and
(v)    Debt not otherwise permitted pursuant to this Section 9.11 in an aggregate principal amount at any time outstanding not to exceed the greater of $250,000,000 and 10% of Consolidated Total Assets determined as of the last day of most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii).
Section 9.12    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or permit any Restricted Subsidiary to do any of the foregoing, except that:
(a)    each Restricted Subsidiary may make Restricted Payments to the holders of its Equity Interests, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Parent Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    the Parent Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it (i) with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests or (ii) upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(d)    to the extent constituting a Restricted Payment, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate transactions otherwise expressly permitted under this Agreement;
(e)    the Parent Borrower may declare and make dividend payments in accordance with its historical dividend policy in an aggregate amount not to exceed $50,000,000 in any Fiscal Year;
(f)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Parent Borrower may make Restricted Payments in an aggregate amount not to exceed $50,000,000 in any Fiscal Year; and

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(g)    the Parent Borrower and any Restricted Subsidiary may make additional Restricted Payments not otherwise permitted pursuant to this Section 9.12; provided that, immediately before and immediately after giving pro forma effect to the making of any such Restricted Payment and any Debt incurred in connection therewith (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Consolidated Net Leverage Ratio is not greater than 3.50 to 1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii); provided, however, that this Section 9.12(g) shall not prohibit the payment of any such cash dividends to the shareholders of the Parent Borrower within 60 days after the date of declaration thereof, if as of the date of declaration such payment would have been permitted under this Section 9.12(g).
Section 9.13    Negative Pledges; Restrictive Agreements. Enter into, assume or be party to, or permit any Restricted Subsidiary to enter into, assume or be a party to, any consensual encumbrance or restriction on the ability of (a) the Parent Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations, (b) (i) any Subsidiary of the Parent Borrower to pay dividends or make any other distributions to any holder of such Subsidiary’s Equity Interests or (ii) the Parent Borrower or any Subsidiary thereof to (x) pay any Debt or other obligation owed to any Credit Party, (y) make loans or advances to any Credit Party or (z) sell, lease or transfer any of its properties or assets to any Credit Party, except, in each case, any such encumbrance or restriction: (A) pursuant to this Agreement and the other Loan Documents, (B) pursuant to any document or instrument governing Debt incurred pursuant to Section 9.11(d) (provided that any such encumbrance or restriction is permitted pursuant to Section 9.2(h)), governing the Senior Notes or, to the extent not more restrictive than the terms hereof, governing any Secured Bilateral Letter of Credit Facility, the Secured Closing Date Bilateral Facility or any Secured Bilateral Mexican Facility, (C) contained in the charter, bylaws or other organizational documents of any Non-Credit Party Subsidiary (provided that such restriction was added or incorporated in the charter, bylaws or other organizational documents as a result of good faith negotiations and not in contravention of this Agreement), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) existing from time to time under or by reason of Applicable Law or required by any Governmental Authority, (F) pursuant to obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Parent Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (G) contained in an agreement related to the sale or other disposition of assets (to the extent such sale is permitted pursuant to Section 9.8) that limits the transfer of such assets pending the consummation of such sale or other disposition, (H) in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such encumbrance or restriction is customary and relates only to the assets subject thereto, (I) pursuant to customary provisions restricting assignment of any agreement entered into in the ordinary course of business or so long as such encumbrance or restriction relates only to the rights and obligations under such agreement or any related agreement, or (J) any encumbrance or restriction pursuant to customary restrictions and conditions contained in agreements relating to a Permitted Receivables Financing; provided that such restrictions and conditions apply solely to Receivables Facility Assets involved in such Permitted Receivables Financing.
Section 9.14    Nature of Business. Engage in, and cause its Restricted Subsidiaries to engage in, any business other than the businesses in which the Parent Borrower and its Restricted Subsidiaries are engaged on the First Amendment Effective Date and such other businesses reasonably related or complementary thereto, in furtherance thereof (including, without limitation, any line of business reasonably related to (a) home security, home monitoring and related smart devices, (b) security, including secured delivery services and logistics, (c) cash logistics or the cash logistics supply chain, including owning,

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managing or otherwise servicing one or more networks of automated teller machines or (d) payment systems or the payment systems supply chain), or in other lines of business which are insignificant when viewed in the overall context of the businesses then engaged in by the Parent Borrower and its Restricted Subsidiaries taken as a whole.
Section 9.15    Payments and Modifications of Certain Debt.
(a)    Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Debt in any respect which would materially and adversely affect the rights or interests of the Secured Parties hereunder or would violate the subordination terms thereof, or permit any Restricted Subsidiary to do any of the foregoing.
(b)    Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Junior Debt, or permit any Restricted Subsidiary to do any of the foregoing, except:
(i)    refinancings, refundings, renewals, extensions or exchange of any Junior Debt permitted by Section 9.11, and by any subordination provisions applicable thereto;
(ii)    the payment of interest, expenses and indemnities in respect of Subordinated Debt (other than any such payments prohibited by any subordination provisions applicable thereto); and
(iii)    payments of any Junior Debt not otherwise permitted pursuant to this Section 9.15; provided that, immediately before and immediately after giving pro forma effect to the making of any such payment and any Debt incurred in connection therewith (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Consolidated Net Leverage Ratio is less than 3.50 to 1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (a)(ii).
Section 9.16    Controlled Substances Act. Knowingly and intentionally repay, or cause its Subsidiaries to knowingly and intentionally repay, any principal of the Loans, pay any interest or fees accruing thereon or pay any other Obligations, in each case, with funds that it knows, at the time of such payment, that it derived from a violation of the Controlled Substances Act.
ARTICLE X

GUARANTY
Section 10.1    Guaranty of Payment. Subject to Section 10.7 below, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to each Secured Party and the Administrative Agent the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). Any such payment shall be made at such place and in the same currency as such relevant Guaranteed Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.
Section 10.2    Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of

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this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Secured Parties without the necessity at any time of resorting to or exhausting any security or Collateral and without the necessity at any time of having recourse to this Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement or any Collateral hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Secured Parties to proceed against any other Guarantor or any other Person (including a co-guarantor) or to require the Secured Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor (or any other guarantor of the Guaranteed Obligations) for amounts paid under this guaranty until such time as the Obligations (other than (a) unasserted contingent obligations and (b) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, the Secured Closing Date Bilateral Facility or Secured Bilateral Mexican Facilities as to which arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of Secured Bilateral Mexican Debt shall have been made) have been paid in full and all Commitments under this Agreement have been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Secured Parties from suing in any jurisdiction on this Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement or foreclosing its security interest in or Lien on any Collateral securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement or any Security Document, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor’s obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither a Guarantor’s obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever (i) by an impairment, modification, change, release or limitation of the liability of any other Guarantor, (ii) by reason of the bankruptcy or insolvency of any other Guarantor, (iii) by reason of the application of the laws of any foreign jurisdiction, (iv) by reason of the location of any other Guarantor in any foreign jurisdiction, (v) by any illegality of any of the Obligations, (vi) by any change in the corporate existence or structure of any Borrower or (vii) by any claims or setoff rights such Guarantor may have. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent, any Issuing Lender or any other Secured Party upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Parent Borrower and the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.
Section 10.3    Modifications. Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Secured Parties shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed, increased or accelerated, in whole or in part; (d) the Parent Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released;

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and (g) any deposit balance for the credit of the Parent Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
Section 10.4    Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this guaranty by the Administrative Agent, the Issuing Lenders and the Secured Parties and of all Extensions of Credit to the Parent Borrower by the Issuing Lenders and the other Secured Parties; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any Lien securing the Guaranteed Obligations, or the Secured Parties’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Borrowers might otherwise be entitled in connection with this Article X; and (f) demand for payment under this Article X.
Section 10.5    Reinstatement. The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, each Issuing Lender and each other Secured Party on demand for all reasonable and documented costs and out-of-pocket expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by the Administrative Agent, such Issuing Lender or such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 10.6    Remedies. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Administrative Agent, the Issuing Lenders and the other Secured Parties, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 11.2(a) (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor.
Section 10.7    Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations (other than (a) unasserted contingent obligations and (b) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, the Secured Closing Date Bilateral Facility or Secured Bilateral Mexican Facilities as to which arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of Secured Bilateral Mexican Debt shall have been made) and the expiration and termination of the Commitments it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty in Section 10.1, whether by subrogation or otherwise, against any Credit Party, any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

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Section 10.8    Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any Applicable Law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (as now or hereinafter in effect).
Section 10.9    Termination of Guaranty Upon Divestiture. The obligations of any Guarantor under this Article X shall automatically terminate as to such Guarantor upon any consolidation, merger, sale or other disposition or liquidation or dissolution permitted by Section 9.3 as a result of which such Guarantor is no longer a Subsidiary of the Parent Borrower immediately after the consummation of such transaction and any outstanding amounts owing in respect of such obligations shall have been paid in full.
Section 10.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Article X and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, voidable under Debtor Relief Laws and not for any greater amount). Subject to Sections 10.5 and 10.9, the obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full in cash and the Aggregate Commitment terminated. Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI

DEFAULT AND REMEDIES
Section 11.1    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:
(a)    Default in Payment of Principal of or Interest or Fees on Loans and Reimbursement Obligation. (i) The Parent Borrower or Brink’s International Holdings AG shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise), (ii) any other Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise) and such default shall continue unremedied for one (1) Business Day or (iii) any Borrower shall default in any payment of any interest or fees on any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise), and such default shall continue unremedied for three (3) Business Days.
(b)    Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any other amounts owing on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days after written notice thereof from the Administrative Agent.

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(c)    Misrepresentation. (i) Any representation, warranty or statement made or deemed to be made by any Credit Party under this Agreement or any other Loan Document or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto or thereto that is subject to materiality or Material Adverse Effect qualifications, shall at any time prove to have been incorrect in any respect when made or deemed made or (ii) any representation, warranty or statement made or deemed to be made by any Credit Party under this Agreement or any other Loan Document or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto or thereto that is not subject to materiality or Material Adverse Effect qualifications, shall at any time prove to have been incorrect in any material respect when made or deemed made.
(d)    Default in Performance of Certain Covenants. The Parent Borrower shall default in the performance or observance of any covenant or agreement contained in Section 7.1(a), 8.3 (solely with respect to preservation of legal existence of the Credit Parties), 8.8, 8.9, 8.10 or Article IX.
(e)    Default in Performance of Other Covenants and Conditions. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in Section 11.1(a) through Section 11.1(d)) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of a Responsible Officer having actual knowledge of such default or receipt by the Parent Borrower of written notice thereof from the Administrative Agent.
(f)    Debt Cross-Default. The Parent Borrower or any Restricted Subsidiary shall (a) default in the payment when due, beyond any grace period permitted from time to time, of any Debt (other than Debt incurred by any Credit Party under this Agreement) heretofore or hereafter issued, assumed, guaranteed, contracted or incurred by it, and the aggregate amount of such Debt equals or exceeds $50,000,000 (or equivalent), (b) default in the performance or observance of any other covenant or provision of any agreement or instrument under or by which any Debt (other than Debt incurred by any Credit Party under this Agreement) is created, evidenced or secured, if the effect of such default pursuant to this clause (b) is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on its or their behalf) to cause, and such holder or holders (or a trustee or agent on its or their behalf) do cause, such Debt to become due prior to its stated maturity, and the aggregate amount of the Debt the maturity of which is so accelerated pursuant to this clause (b) equals or exceeds $50,000,000 (or equivalent), or (c) be required to prepay, repurchase, defease or redeem any Debt (other than (A) Debt incurred by any Credit Party under this Agreement, (B) the redemption of any Disqualified Equity Interests and (C) any conversion of Debt (including Disqualified Equity Interests) to Equity Interests pursuant to any conversion right or option) prior to the maturity thereof other than by regularly scheduled principal payments if the aggregate amount of such Debt which is required to be prepaid, repurchased, defeased or redeemed equals or exceeds $50,000,000.
(g)    Change in Control. A Change in Control shall have occurred.
(h)    Voluntary Bankruptcy Proceeding. Any Credit Party or any Significant Subsidiary shall (i) commence a voluntary case under any Debtor Relief Laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such Debtor Relief Laws, or in connection with any insolvency proceeding, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

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(i)    Involuntary Bankruptcy Proceeding. A case, insolvency proceeding or other proceeding shall be commenced against any Credit Party or any Significant Subsidiary in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Law, (ii) any writ or warrant of attachment, distraint or execution or similar process against all or any substantial part of the assets of such Person which is not released, vacated or fully bonded within sixty (60) days after its issue or levy or (iii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Person or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under any such Debtor Relief Laws) shall be entered.
(j)    Similar Events. Any event occurs or any proceeding is taken with respect to any Credit Party or any Significant Subsidiary in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events set forth in Section 11.1(h) or Section 11.1(i).
(k)    Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $50,000,000 shall be entered against the Parent Borrower or any Restricted Subsidiary by any court and such judgment or order shall not, within sixty (60) days after entry thereof, be bonded, discharged or stayed pending appeal, or shall not be discharged within sixty (60) days after the expiration of such stay.
(l)    Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing (except, with respect to the guaranty given by a Guarantor hereunder, as provided in Section 10.8 or Section 10.9), or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(m)    ERISA. An event described in each of clause (i), (ii) and (iii) below shall have occurred: (i) any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following thirty (30) days, any Pension Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Pension Plan, any Pension Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Pension Plan shall terminate for purposes of Title IV of ERISA, any Pension Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Pension Plan or a Foreign Pension Plan has not been timely made, the Credit Parties or any of their Restricted Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Pension Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401 (a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Parent Borrower or any Restricted Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired

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employees or other former employees (other than as required by Section 601 of ERISA) or Pension Plans or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest or a liability or a material risk of such a Lien being imposed, such security interest being granted or such liability being incurred, and (iii) such Lien, security interest or liability, individually, or in the aggregate, has a Material Adverse Effect.
(n)    UK Pensions. The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Credit Party in an aggregate amount which could reasonably be expected to have a Material Adverse Effect.
(o)    Forfeiture. Any material property (individually or collectively) of the Parent Borrower, or any part thereof, has become subject to forfeiture or seizure on the grounds that such property or any part thereof had been used to commit or facilitate the commission of a criminal offense by the Parent Borrower or its Affiliates pursuant to any Applicable Laws, including, without limitation, under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, as determined by a court of competent jurisdiction by final and non-appealable judgment.
Section 11.2    Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower:
(a)    Acceleration: Termination of Facilities. Declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(h), Section 11.1(i) or Section 11.1(j), the Credit Facilities shall be automatically terminated and all Obligations (including the obligation to provide cash collateral pursuant to Section 11.2(b)) shall automatically become due and payable.
(b)    Letters of Credit.
(i)    With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 11.2(a), (ii) in the event of a repayment under Section 2.4(b) and (iii) in the event there is any Fronting Exposure (after giving effect to Section 4.11(a)(iv) and any cash collateral provided by any Defaulting Lender), require the relevant Borrower at such time to deposit or cause to be deposited in a cash collateral account opened by the Administrative Agent (the “Cash Collateral Account”) an amount equal to the Dollar Equivalent of the aggregate then undrawn and unexpired amount of such Letters of Credit (or in the amount required under Section 2.4(b) or such Fronting Exposure). In the case of any such Letter of Credit denominated in Euros, Sterling or any Optional Currency, the Dollar Equivalent of the amount deposited in respect of such Letter of Credit shall be calculated at the end of each calendar month in accordance with the last sentence of Section 3.2. In the event that the Dollar Equivalent of such amount at the time of any such calculation exceeds the amount deposited in such Cash Collateral Account with respect to such Letter of Credit, the Parent Borrower agrees to promptly deposit or cause to be deposited into such Cash Collateral Account an amount equal to such

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excess. If at any time the Administrative Agent reasonably determines that the total amount of such cash collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the relevant Borrower will, promptly, and in any event within three Business Days after demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of Swingline Loans, drafts drawn under such Letters of Credit, and the unused portion thereof, if any, remaining after all such Letters of Credit shall have expired or been fully drawn upon shall be applied to repay any other unpaid Secured Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the applicable Fronting Exposure shall have been eliminated, the Reimbursement Obligations shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral Account shall be promptly returned to the relevant Borrower. If any Borrower is required to provide cash collateral pursuant to Section 2.4(b), such amount, to the extent not applied as aforesaid, shall be promptly returned to the relevant Borrower on demand, provided that after giving effect to such return (a) no repayment is required under Section 2.4(b)(i) or Section 2.4(b)(ii) and (b) no Default or Event of Default shall have occurred and be continuing at such time.
(ii)    Each Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the Extensions of Credit for the account of such Borrower, and for application to its Reimbursement Obligations and as set forth in Section 2.4(b)(iii) as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Secured Parties and such Borrower shall have no interest therein. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of such Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account.
(c)    Rights of Collection. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
(d)    Prepayment and Conversion of Foreign Currency Loans. Demand that any or all of the then outstanding Foreign Currency Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto and on and after such date all amounts accruing and owed to the Lenders in respect of such Foreign Currency Loans shall accrue and be payable in Dollars at the rates otherwise applicable hereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(h), Section 11.1(i) or Section 11.1(j), outstanding Foreign Currency Loans shall be automatically redenominated into Dollars in the amount of the Dollar Equivalent thereof.
Section 11.3    Rights and Remedies Cumulative; Non-Waiver; etc.
(a)    The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any

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right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Credit Parties, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.2 for the benefit of all the Lenders and any Issuing Lender; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 13.22 (subject to the terms of Section 4.5), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 4.5, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.4    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 4.2 and 13.2) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount

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due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 4.2 and 13.2.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or compensation affecting the Obligations or the rights of any Lender or any Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender in any such proceeding.
Section 11.5    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the other Secured Parties, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the other Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 13.9.
(b)    Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE XII

THE AGENT
Section 12.1    Appointment and Authority.
(a)    Each of the Lenders and each Issuing Lender hereby irrevocably designates and appoints Bank of America to act on its behalf as Administrative Agent under this Agreement and the other Loan Documents for the term hereof and irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental

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thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender or Issuing Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to Bank of America solely in its capacity as Administrative Agent and not in its capacity as a Lender. The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Parent Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XII and XIII (including Section 13.2, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 12.2    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 12.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

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(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 13.9) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Parent Borrower, a Lender or an Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.8), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).
The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or the DQ List. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 12.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise

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authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 12.5    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 12.6    Indemnification. To the extent that the Parent Borrower for any reason fails to indefeasibly pay any amount required under Section 13.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the Issuing Lenders, the Swingline Lender and any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Arranger, such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Arranger, such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent, such Arranger, such Issuing Lender, or the Swingline Lender). The obligations of the Lenders under this Section 12.6 are subject to the provisions of Section 4.6. The agreements in this Section 12.6 shall survive the payment of the Loans, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.
Section 12.7    The Administrative Agent in Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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Section 12.8    Resignation of Agent; Successor Agents.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation, and subject to the consent (not to be unreasonably withheld or delayed) of, the Parent Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Parent Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Parent Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 13.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative

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Agent. Any resignation or removal of an Administrative Agent hereunder shall also constitute the resignation or removal of any sub-agent of such Administrative Agent.
(d)    Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
Section 12.9    Arrangers; Syndication Agents; Documentation Agents. The Arrangers, the syndication agents and the documentation agents, in their capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.
Section 12.10    Issuing Lender and Swingline Lender. The provisions of this Article XII (other than Section 12.7) shall apply to the Issuing Lenders and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.
Section 12.11    Collateral and Guaranty Matters.
(a)    Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Commitments and payment in full of all Secured Obligations (other than (1) unasserted contingent obligations and (2) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, the Secured Closing Date Bilateral Facility or Secured Bilateral Mexican Facilities as to which arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of Secured Bilateral Mexican Debt shall have been made) and the expiration or termination of all Letters of Credit, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Credit Party permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 13.9;
(ii)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien under Section 9.2(h); and
(iii)    to release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

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Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent will, at the Parent Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under Article X, in each case in accordance with the terms of the Loan Documents and this Section 12.11. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.8 to a Person other than a Credit Party, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 12.12    Secured Hedge Agreements, Secured Cash Management Agreements, Secured Bilateral Letter of Credit Facilities, Secured Closing Date Bilateral Facility and Secured Bilateral Mexican Facilities. No Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of any Secured Bilateral Mexican Debt that obtains the benefits of Section 4.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, the Secured Closing Date Bilateral Facility and Secured Bilateral Mexican Facilities unless the Administrative Agent has received written notice of such Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, Secured Closing Date Bilateral Facilities and Secured Bilateral Mexican Facilities, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of Secured Bilateral Mexican Debt, as the case may be.
Section 12.13    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

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(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arrangers or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent the Arrangers or their respective Affiliates under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE XIII

MISCELLANEOUS
Section 13.1    Notices.
(a)    Method of Communication. Except as otherwise provided in Article II, all notices and communications hereunder shall be in writing. Any notice shall be effective if delivered by hand delivery or sent via facsimile, recognized overnight courier service or certified mail, return receipt requested, and shall be deemed to have been delivered (i) on the date of delivery if delivered by hand, (ii) on the Business Day of (or next following) transmission when transmitted or sent by facsimile, (iii) on the next Business Day after delivery to a recognized overnight courier service and (iv) on the fifth Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event

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of a discrepancy with or failure to receive a confirming written notice. Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(b)    Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties (or the Administrative Agent and the Parent Borrower in the case of any Lender) are notified in writing.
If to any Credit Party:     The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226
Telephone No.: (804) 289-9600
Facsimile No.: (804) 289-9760
Attention: Treasurer

If to Administrative Agent (for
payments and requests for

credit extensions):	Bank of America, N.A. Mail Code: NC1-001-05-46 One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Telephone No.: 980-387-9468
Facsimile No.: 617-310-3288
Attention: Robert Garvey
Email: robert.garvey@baml.com

If to Administrative Agent (for

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any other notices):
Bank of America, N.A.
Mail Code: TX2-984-03-26
Building C
2380 Performance Dr.
Richardson, TX, 75082
Telephone No.: 214-209-4124
Facsimile No.: anthony.w.kell@baml.com
Attention: 214-290-9422
Email:
If to Swingline Lender (for
payments and requests for

credit extensions):	Bank of America, N.A. Mail Code: NC1-001-05-46 One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Telephone No.: 980-387-9468
Facsimile No.: 617-310-3288
Attention: Robert Garvey
Email: robert.garvey@baml.com

And if relating to any Letter	Bank of America, N.A.

of Credit issued by Bank of America:	Mail Code: PA6-580-02-30 1 Fleet Way Scranton, PA, 18507 Telephone No.: 800.370.7519 Facsimile No.: 800.755.8743 Attention: Scranton Standby LC Department Email: scranton_standby_lc@bankofamerica.com

If to any Lender:	To the address (or telecopy number) set forth in its Administrative Questionnaire
(c)    Funding Office. The Administrative Agent hereby designates the office of Bank of America located at the address set forth in Section 13.1(b) as the Funding Office to which payments due are to be made and at which Loans will be disbursed. The Administrative Agent shall ensure that its accounts at each Funding Office are not located in a country which is qualified as a Non-Cooperative Jurisdiction.
(d)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE materials and/or information provided by or on behalf of the CREDIT PARTIES hereunder (collectively, “Borrower Materials”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE

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BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and any Issuing Lender the Borrower Materials by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the applicable Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the applicable Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 13.8); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Section 13.2    Expenses, Indemnity. Each party to this Agreement agrees to pay all its own fees and expenses in connection with the Loan Documents and any amendment, modification or waiver of the terms thereof; provided, however, that the Parent Borrower agrees to (a) pay all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Arrangers in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation the reasonable and documented out-of-pocket syndication (including, without limitation, all CUSIP fees for registration with the Standard & Poor’s CUSIP Service Bureau) and due diligence expenses and reasonable and documented fees and disbursements of one counsel representing the Administrative Agent and a single local counsel in any applicable foreign jurisdiction) and (ii) where applicable, the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent, the Arrangers, the Issuing Lenders, the Swingline Lender or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable and documented fees and disbursements of counsel representing the Administrative Agent and the Lenders, (b) pay all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Arrangers, each Issuing Lender, the Swingline Lender and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent, the Arrangers, the Issuing Lenders, the Swingline Lender and the Lenders under the Credit Facilities, including, to the extent reasonable under the

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circumstances, consulting with accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent, the Arrangers, any Issuing Lender, the Swingline Lender or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons and (c) pay any civil penalty or fine assessed by OFAC against, and all reasonable and documented costs and out-of-pocket expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of any Credit Party that violates a Sanction enforced by OFAC. The Parent Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Arrangers, the Issuing Lenders, the Swingline Lender and the Lenders, and each Related Party of any of the foregoing (each an “Indemnitee”) free and harmless from and against any and all losses, penalties, fines, liabilities, settlements, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, reasonable consultants’ fees and settlement costs) (collectively, the “Indemnified Liabilities”) incurred by any Indemnitee in connection with any claim, investigation, litigation or other proceeding (whether or not such Indemnitee is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Credit Facilities, the Loans, the Letters of Credit, this Agreement or any other Loan Document or as a result of the breach of any of the Credit Parties’ obligations hereunder or arising from the use by others of Information or other materials obtained through internet, SyndTrak or other similar transmission systems in connection with the Credit Facilities, except for any such Indemnified Liabilities arising for the account of a particular Indemnitee by reason of such Indemnitee’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parent Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. The parties hereto acknowledge and agree that, in the case of any claim, litigation, investigation or other proceeding to which the indemnity in this Section 13.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a third party, the Parent Borrower or any other Credit Party. This Section 13.2 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages or related liabilities or expenses arising from any non-tax claim.
Section 13.3    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 13.4    Consent to Jurisdiction; Waiver. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process to any Credit Party in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form

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of mail), postage prepaid, to the Parent Borrower at its address set forth in Section 13.1(b) or at such other address of which the Administrative Agent shall have been notified pursuant thereto, it being agreed that, for purposes of this Agreement, the Parent Borrower is hereby appointed as the agent for each Guarantor and each Subsidiary Borrower to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served in any such action or court;
Notwithstanding the above, each Foreign Subsidiary Borrower hereby irrevocably designates the Parent Borrower, having an office at its address set forth in Section 13.1(b) or at such other address of which the Administrative Agent shall have been notified pursuant thereto (the “Process Agent”), as its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any legal action or proceeding with respect to such Foreign Subsidiary Borrower’s obligations hereunder, and such service shall be deemed complete upon delivery thereof to the Process Agent. For the aforementioned Process Agent’s services, each Foreign Subsidiary Borrower hereby agrees to grant a notarized special power of attorney to the Process Agent on terms acceptable to the Administrative Agent;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
(e)    waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.4 any special, indirect, consequential or punitive damages (as opposed to direct or actual damages), provided, however, that nothing contained in this clause (e) shall limit the obligations of the Parent Borrower to the extent such special, indirect, consequential or punitive damages are included in a claim for which an Indemnitee is otherwise entitled to indemnification under Section 13.2; and
(f)    to the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees, to the extent permitted by Applicable Law, not to plead or claim such immunity in respect of its Obligations under this Agreement and any Note.
Section 13.5    WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 13.6    Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such

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setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable Ratable Share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.
Section 13.7    Successors and Assigns; Participations; Confidentiality.
(a)    Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Credit Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section and (iii) except as permitted by Section 12.8, the Administrative Agent may not assign or transfer any of its rights or obligations under this Agreement.
(b)    Assignment by Lenders.
(i)    Subject to the conditions set forth in Section 13.7(b)(ii) and Section 13.7(b)(vii), any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to (1) a Lender, (2) an Affiliate of a Lender, (3) an Approved Fund or (4) if an Event of Default has occurred and is continuing, any other Person, provided, further, that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for, with respect to the Revolving Credit Facilities, an assignment to an Assignee that is a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, and, with respect to the Term Loan Facility, an assignment to an Assignee that is a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Swingline Lender and the Issuing Lenders for any assignment in respect of the Revolving Credit Facilities.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the

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assigning Lender’s Commitments or Loans under any Credit Facility, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and the remaining Commitment or Loans of such Lender shall not be less than $10,000,000, unless each of the Parent Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed), provided that (A) no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing and (B) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment;
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(D)    such assignment shall not, without the consent of the Parent Borrower, on behalf of itself and the other Credit Parties (which the Administrative Agent and the Lenders acknowledge may reasonably be withheld), require the Parent Borrower or any other Credit Party to file a registration statement with the SEC (or any securities exchange) or apply to qualify the Loans (or any Notes) under the blue sky laws of any state;
(E)    the Assignee shall represent in the Assignment and Assumption as of the date of such assignment that it has the full power and authority to make Loans and other Extensions of Credit into the jurisdictions and in the currencies made available in the Credit Facility under which it is committing;
(F)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable Ratable Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and Participation Interests. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs;
(G)    no such assignment shall be made (1) to the Parent Borrower or any of its Subsidiaries or Affiliates, (2) to any Defaulting Lender or any of its Subsidiaries,

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or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2) or (3) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person);
(H)    in the event of an assignment of any Commitment or Loan under any Credit Facility which was made available to Brink’s International, C.V., Brink’s Dutch Holdings, B.V., or any other Subsidiary of the Parent Borrower organized under the laws of The Netherlands, the Assignee must qualify as a Non-Public Lender;
(I)    in the event of an assignment of any Commitment or Loan under any the Revolving A Credit Facility, the assignee must be a French licensed credit institution (établissement de crédit) or a financial institution authorized to make loans in France (x) under European Union passport rules or (y) directly by the ACPR;
(J)    in the event of an assignment of any Commitment or Loan under any the Revolving A Credit Facility or to an assignee that is a French Lender, the assignee agrees that it will comply with the requirements of Section 2.1(c), 2.1(e) and/or 2.5(f), as applicable; and
(K)    after giving effect to any assignment, not more than 50% of (x) the aggregate Commitments and Loans under the Credit Facilities or (y) the Aggregate Revolving A Commitments will be held by French Lenders.
For the purposes of this Section 13.7(b), the term “Approved Fund” means any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person)) that is (or will be) engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided that no Approved Fund shall be entitled to receive any amount pursuant to Section 4.7, Section 4.8, Section 4.9, Section 4.10(a), Section 4.10(c) or Section 13.2 that would be greater than the amount the assigning Lender would have been entitled to receive in respect of the portion of the Commitment and Loans assigned to such Approved Fund by such Lender.
(iii)    Subject to acceptance and recording thereof pursuant to Section 13.7(b)(iv), from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the requirements of Section 4.7, Section 4.8, Section 4.9, Section 4.10(a), Section 4.10(c) or Section 13.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.7(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.7(c) (other than a purported assignment to a natural

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Person or the Parent Borrower or any of the Parent Borrower’s Subsidiaries or Affiliates, which shall be null and void).
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Parent Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption and each Incremental Facility Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Parent Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.7(b)(ii) and any written consent to such assignment required by Section 13.7(b)(ii), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in Section 13.7(b)(iv).
(vi)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent and without regard to the limitations set forth in Section 13.7(b), and any such assignment shall be effective upon being recorded in the Register in accordance with Section 13.7(b)(iv). Each of the Parent Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. The foregoing shall not limit the rights of any Credit Party, any Lender, any Issuing Lender and the Administrative Agent to file any claim in or otherwise take any action with respect to any existing insolvency proceeding that was not instituted by such party.
(vii)    Notwithstanding anything to the contrary contained in this Section 13.7(b), no Lender may assign all or any portion of Loans made to or Letters of Credit issued for the account of Brink’s International Holdings AG, a company formed under the laws of Switzerland, or any other Subsidiary of the Parent Borrower formed under the laws of Switzerland (each, a “Swiss Subsidiary”) to any Assignee other than a Swiss Qualifying Bank if, as a result of any such assignment the Swiss Non-Bank Rules would be breached.
(viii)    Notwithstanding anything to the contrary contained in this Section 13.7, no assignment, transfer, sub-participation or subcontracting in relation to a drawing under this Agreement by a Borrower established in France may be effected to any Assignee incorporated, domiciled, established or

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acting through a Lending Office situated in a Non-Cooperative Jurisdiction without the prior consent of the Parent Borrower, which shall not be unreasonably withheld.
(c)    Participation.
(i)    Any Lender may, without the consent of the Parent Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or the Parent Borrower or any of its Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such participation shall be in an amount not less than $5,000,000, (ii) such Lender’s obligations (including, without limitation, its Commitment) under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Parent Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (A) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (iv) of the first proviso to the first sentence of Section 13.9 and (B) directly affects such Participant. Subject to Section 13.7(c)(ii), the Parent Borrower agrees that each Participant shall be entitled to the benefits and subject to the requirements of Section 4.7, Section 4.8, Section 4.9, Section 4.10(a), Section 4.10(c) or Section 13.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.7(b). To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.22 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.5 as though it were a Lender.
(ii)    No Participant shall be entitled to receive any greater payment under Section 4.7, Section 4.8, Section 4.9, Section 4.10(a) or Section 4.10(c) than the applicable participating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 4.10(a) or Section 4.10(c) unless such Participant complies with Section 4.10(f) and Section 4.10(g) (it being understood that the documentation required under Section 4.10(f) and Section 4.10(g) shall be delivered to the participating Lender).
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Parent Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement

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notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Certain Pledges or Assignments.
(i)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.7(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall (x) release a Lender from any of its obligations hereunder, (y) substitute any such pledgee or assignee for such Lender as a party hereto or (z) grant any such pledgee or assignee any rights as a Lender or Participant.
(ii)    The Parent Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (i) above.
(e)    Disqualified Institutions.
(i)    No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment as otherwise contemplated by this Section 13.7, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Parent Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(ii)    If any assignment is made to any Disqualified Institution without the Parent Borrower’s prior consent in violation of clause (e)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Parent Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Parent Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.7), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Assignee pursuant to Section 13.7(b) that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Parent Borrower

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shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.7(b), (ii) such assignment does not conflict with Applicable Laws and (iii) in the case of the foregoing clause (B), the Parent Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Parent Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Parent Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Parent Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same. In no event shall the Administrative Agent have any liability with respect to the contents, maintenance or distribution of the DQ List.
Section 13.8    Disclosure of Information; Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process (in which case the disclosing party shall use commercially reasonable efforts to promptly notify the Parent Borrower, in advance, to the extent practicable and not prohibited by Applicable Law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement, Secured Cash Management Agreement, Secured Bilateral Letter of Credit Facility, the Secured Closing Date Bilateral Facility or Secured Bilateral Mexican Facility, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement, Secured Cash Management Agreement, Secured Bilateral Letter of Credit Facility, Secured Closing Date Bilateral Facility or Secured Bilateral Mexican Facility, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.8, (i) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations

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under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (g) with the prior written consent of the Parent Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.8 by the disclosing party or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Credit Parties unless the Administrative Agent, the Issuing Lender or such Lender, as applicable, has actual knowledge that the disclosure of such Information by such source constituted a breach of an obligation of such source to maintain confidentiality of such Information, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information (customarily found in such publications) upon the Parent Borrower’s prior review and approval, (j) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (k) to the extent such information is independently developed by the Administrative Agent, the Issuing Lenders or the Lenders, so long as the Administrative Agent, the Issuing Lenders or the Lenders have not otherwise breached their confidentiality obligations hereunder and have not developed such information based on information received from a third party that to their knowledge has breached confidentiality obligations owing to the Credit Parties, (l) for purposes of establishing a “due diligence” defense or (m) on a confidential basis to any credit insurance provider relating to the Borrowers and their obligations. For the purposes of this Section 13.8, “Information” means all information received from the Credit Parties or any of their Subsidiaries relating to the Credit Parties or their business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 13.8 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 13.9    Amendments, Waivers and Consents.
(a)    Unless otherwise expressly provided herein, except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders and any consent may be given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Credit Parties; provided, that:
(i)    no amendment, waiver or consent shall, without the consent of each Lender affected thereby, except as expressly contemplated in Section 2.8, increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit,
(ii)    no amendment, waiver or consent shall, without the consent of each Lender affected thereby, extend the originally scheduled time or times of payment of the principal (it being understood that a waiver of a mandatory prepayment under Section 2.5(d) shall only require the consent of the Required Lenders) of any Loan or Reimbursement Obligation or the time or times of payment of interest or fees on any Loan or Reimbursement Obligation,
(iii)    no amendment, waiver or consent shall, without the consent of each Lender affected thereby, reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation; provided that only the consent of the Required Lenders shall be necessary (A) to waive any obligation of

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the Borrowers to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder,
(iv)    no amendment, waiver or consent shall, without the consent of each Lender affected thereby, reduce the principal amount of any Loan or Reimbursement Obligation,
(v)    no amendment, waiver or consent shall, without the consent of each Lender affected thereby, permit any subordination of the principal or interest on any Loan or Reimbursement Obligation,
(vi)    no amendment, waiver or consent shall, without the consent of each Lender affected thereby, change Section 2.5(d)(ii)(D) in a manner that would alter the order of application of amounts prepaid pursuant thereto,
(vii)    only the consent of the Revolving A Lenders (and, for the avoidance of doubt, each of the Revolving A Lenders) shall be required to amend the definition of “Required Revolving A Lenders” or “Revolving A Optional Currency”, and
(viii)    only the consent of the Revolving B Lenders (and, for the avoidance of doubt, each of the Revolving B Lenders) shall be required to amend the definition of “Required Revolving B Lenders” or “Revolving B Optional Currency”.
No amendment, waiver or consent shall:
(1)    without the consent of each Lender, (A) release (x) the Parent Borrower, (y) all of the Guarantors or (z) the Guarantors comprising substantially all of the credit support for the Secured Obligations, in each case, from the guaranty under Article X (other than as authorized in Section 12.11), (B) release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 12.11 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender, (C) amend the provisions of this Section 13.9 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (D) change any provision in this Agreement in a manner that would alter the pro rata sharing of payments required thereby, if any, or amend the provisions of Section 4.4, or (E) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Credit Parties’ rights and obligations hereunder,
(2)    without the consent of each Term Lender, amend the definition of “Required Term Lenders”,
(3)    without the consent of each Lender and the Administrative Agent, amend the provisions of Section 2.9(a)(i) or Section 2.9(b), and
(4)    waive any of the conditions set forth in Section 5.2 to an Extension of Credit constituting a Revolving Credit Loan, without the consent of the Required Revolving A Lenders, and/or the Required Revolving B Lenders, as applicable.

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In addition, (x) no amendment, waiver or consent to the provisions of (i) Article XII or Section 13.1(c) shall be made without the written consent of the Administrative Agent, (ii) Article III shall be made without the written consent of each Issuing Lender and (iii) Section 2.6 shall be made without the written consent of the Swingline Lender and (y) if any amendment, modification, waiver or consent would affect Lenders of one Class adversely relative to Lenders of any other Class, then such amendment, modification, waiver or consent shall require the written consent of the Required Lenders with respect to the adversely affected Class (i.e., Required Revolving A Lenders, Required Revolving B Lenders or Required Term Lenders, as the case may be).
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders, the Required Lenders, or each affected Lender that by its terms affects any Defaulting Lender more adversely than other requisite affected Lenders shall require the consent of such Defaulting Lender.
(b)    Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code (as now or hereafter in effect) supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.
(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Parent Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (w) to correct or cure ambiguities, errors, omissions or defects, (x) to effect administrative changes of a technical or immaterial nature, (y) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document or (z) to implement any amendments or modifications required in accordance with Section 2.9(a). The Parent Borrower and any Person party to a Fee Letter may freely amend, modify or waive any Fee Letter without the consent of the Administrative Agent or any other Lender.
(d)    Notwithstanding the foregoing, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 13.9) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.8 or to effect any amendment, modification or supplement to any intercreditor or subordination agreement or arrangement permitted under this Agreement or in any document pertaining to any Debt permitted thereby, including any Incremental Loans or Incremental Notes; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Ratable Share, in each case, without the written consent of such affected Lender.
Section 13.10    Performance of Duties. The Credit Parties’ obligations under this Agreement and each of the Loan Documents shall be performed by the Credit Parties at their sole cost and expense.

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Section 13.11    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.
Section 13.12    No Advisory or Fiduciary Responsibility.
(a)    In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Credit Parties, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and each Credit Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Credit Parties or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising any Credit Party on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to any Credit Party with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Credit Parties, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.
(b)    Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Parent Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Parent Borrower or any Affiliate of the foregoing.  Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Parent Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Parent Borrower or any Affiliate of the foregoing.
Section 13.13    Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, the Issuing Lenders and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall

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continue in full force and effect after the termination of the Lenders’ Commitments hereunder and shall protect the Administrative Agent, the Issuing Lenders and the Lenders against events arising after such termination as well as before, including after the Parent Borrower’s acceptance of the Lenders’ commitments for the Credit Facilities, notwithstanding any failure of such facility to close.
Section 13.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
Section 13.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.15, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Lender or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 13.16    Counterparts; Electronic Execution of Assignments.
(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the First Amendment and the transactions contemplated hereby and thereby (including without limitation Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, Notices of Conversion/Continuation, Notices of Prepayment Swingline Loan Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 13.17    Binding Effect; Term of Agreement.
(a)    This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 5.1 have been satisfied or waived and when it shall have been executed by each of the Credit Parties and the Administrative Agent, and the Administrative Agent shall have received copies of the signature pages hereto (or electronic counterparts) which, when taken together, bear the signatures of each Lender (including the Issuing Lenders and the Swingline Lender), and

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thereafter this Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Issuing Lenders and the Swingline Lender) and the Administrative Agent, together with their permitted successors and assigns.
(b)    This Agreement shall remain in effect from the Closing Date through and including the date upon which all Secured Obligations (other than (i) unasserted contingent obligations and (ii) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Bilateral Letter of Credit Facilities, the Secured Closing Date Bilateral Facility or Secured Bilateral Mexican Facilities as to which arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank, Bilateral L/C Issuer, holder of Debt under the Secured Closing Date Bilateral Facility or holder of Secured Bilateral Mexican Debt shall have been made) shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.
Section 13.18    Inconsistencies with Other Documents; Independent Effect of Covenants.
(a)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control, provided, that in the event there is a conflict or inconsistency between this Agreement and any Fee Letter, which conflict or inconsistency relates solely to a matter affecting the parties thereto, such Fee Letter shall control; provided further that any provision of the Security Documents which imposes additional burdens on the Parent Borrower or any of its Subsidiaries or further restricts the rights of the Parent Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
(b)    The Parent Borrower expressly acknowledges and agrees that each covenant contained in Article VIII and Article IX hereof shall be given independent effect. Accordingly, the Parent Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Parent Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.
Section 13.19    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Credit Parties, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 13.20    Judgment Currency. The obligations of any Credit Party in respect of any sum due to the Administrative Agent or any Lender hereunder or under any Loan Document shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which such sum originally due to such party is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase the original currency with the judgment currency. If the amount of the original currency so purchased is less than the sum originally due to such party in the original currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to such party to this Agreement, such party agrees to remit to the Credit Party, as the case may be, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

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Section 13.21    USA Patriot Act Notice; Anti-Money Laundering Laws. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the USA Patriot Act or such Anti-Money Laundering Laws. The Parent Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under Anti-Money Laundering Laws, including, without limitations, the USA Patriot Act and applicable “know your customer” rules and regulations.
Section 13.22    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.11 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised; provided further that such setoff against obligations under this Agreement shall not apply in the case of amounts owed under any Receivables Facility Assets by a Lender, Issuing Lender, Swingline Lender or any of its Affiliates. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 13.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 13.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support for Hedge Agreements or any other agreement or instrument that is a QFC (as defined below) (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect thereto (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United Stated or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 13.24, the following terms have the following meanings:
(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)    “Covered Entity” means any of the following:
(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(v)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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Annex II
SCHEDULE 1.1(A)
COMMITMENTS

Revolving A Lenders[1]	Revolving A Commitment
Bank of America, N.A.	$83,333,333.33
JPMorgan Chase Bank, N.A.	$83,333,333.33
Banco Santander, S.A., New York Branch	$47,222,222.22
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$47,222,222.22
KeyBank National Association	$38,888,888.89
M&T Bank	$38,888,888.89
Citibank, N.A.	$20,555,555.56
Total	$359,444,444.44

Revolving B Lenders	Revolving B Commitment
Wells Fargo Bank, National Association	$83,333,333.33
MUFG Bank, Ltd.	$83,333,333.33
PNC Bank, National Association	$47,222,222.22
Canadian Imperial Bank of Commerce, New York Branch	$47,222,222.22
U.S. Bank National Association	$47,222,222.22
SunTrust Bank	$47,222,222.22
BNP Paribas	$47,222,222.22
Citizens Bank, N.A.	$38,888,888.89
Regions Bank	$38,888,888.89
Fifth Third Bank	$38,888,888.89
Capital One, National Association	$38,888,888.89
Branch Banking and Trust Company	$20,555,555.56
HSBC Bank USA, N.A.	$20,555,555.56
Morgan Stanley Bank, N.A.	$20,555,555.56
The Huntington National Bank	$20,555,555.56
Total	$640,555,555.56

Swingline Lender	Swingline Commitment
Bank of America, N.A.	$75,000,000
Total	$75,000,000

1 Commitments of any Revolving A Lender with respect to any French Subsidiary Borrower shall be subject in all respects to Section 2.1(c) of the Credit Agreement.

Issuing Lenders	L/C Commitment
Bank of America, N.A.	$37,500,000
Wells Fargo Bank, National Association	$37,500,000
MUFG Bank, Ltd.	$37,500,000
JPMorgan Chase Bank, N.A.	$37,500,000
Total	$150,000,000

Term Loan Lenders	Term Loan Commitment
Bank of America, N.A.	$66,666,666.67
Wells Fargo Bank, National Association	$66,666,666.67
MUFG Bank, Ltd.	$66,666,666.67
JPMorgan Chase Bank, N.A.	$66,666,666.67
PNC Bank, National Association	$37,777,777.78
Banco Santander, S.A., New York Branch	$37,777,777.78
Canadian Imperial Bank of Commerce, New York Branch	$37,777,777.78
U.S. Bank National Association	$37,777,777.78
SunTrust Bank	$37,777,777.78
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$37,777,777.78
BNP Paribas	$37,777,777.78
Citizens Bank, N.A.	$31,111,111.11
KeyBank National Association	$31,111,111.11
Regions Bank	$31,111,111.11
Fifth Third Bank	$31,111,111.11
Capital One, National Association	$31,111,111.11
M&T Bank	$31,111,111.11
Branch Banking and Trust Company	$16,444,444.44
HSBC Bank USA, N.A.	$16,444,444.44
Morgan Stanley Bank, N.A.	$16,444,444.44
The Huntington National Bank	$16,444,444.44
Citibank, N.A.	$16,444,444.44
Total	$800,000,000.00

SCHEDULE 1.1(B)
SUBSIDIARY BORROWERS

Revolving A Borrowers	Jurisdiction of Domicile	Revolving A Optional Currency (Note: All Revolving A Borrowers can borrow in Dollars, Euros and Sterling)
Brink’s Limited	United Kingdom	None
Brink’s Global Services, Ltd.	United Kingdom	None
Brink’s International, C.V.	Netherlands	None
Brink’s Dutch Holdings, B.V.	Netherlands	None
Brink’s International Holdings AG	Switzerland	Swiss Francs
Brink’s Canada Limited	Canada	Canadian Dollars
Brink’s Luxembourg S.A.	Luxembourg	None
Brink’s Asia Pacific Limited	Hong Kong	Hong Kong Dollars
Brink’s Hong Kong Limited	Hong Kong	Hong Kong Dollars
Brink’s France SAS	France	None

Revolving B Borrowers	Jurisdiction of Domicile	Revolving B Optional Currency (Note: All Revolving B Borrowers can borrow in Dollars, Euros and Sterling)
Brink’s Limited	United Kingdom	None
Brink’s Global Services, Ltd.	United Kingdom	None
Brink’s International, C.V.	Netherlands	None
Brink’s Dutch Holdings, B.V.	Netherlands	None
Brink’s International Holdings AG	Switzerland	Swiss Francs
Brink’s Canada Limited	Canada	Canadian Dollars

Schedule 1.1(c)
Secured Bilateral Letter of Credit Facilities

Continuing Agreement for Standby Letters of Credit between The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (n/k/a MUFG Bank, Ltd.) and The Brink’s Company dated December 10, 2010, as amended, restated, extended, supplemented or otherwise modified from time to time

Uncommitted Discretionary Demand Line of Credit between HSBC Bank USA, National Association and The Brink’s Company dated January 29, 2019, as amended, restated, extended, supplemented or otherwise modified from time to time

Continuing Letter of Credit and Security Agreement – Standby Credits between Banco Bilbao Vizcaya Argentaria, S.A. and The Brink’s Company dated May 8, 2015, as amended, restated, extended, supplemented or otherwise modified from time to time

Continuing Agreement for Letters of Credit between Canadian Imperial Bank of Commerce, New York Branch and The Brink’s Company dated October 10, 2018, as amended, restated, extended, supplemented or otherwise modified from time to time

Letter of Credit Agreement between Manufacturers and Trading Trust Company and The Brink’s Company dated August 13, 2018, as amended, restated, extended, supplemented or otherwise modified from time to time

Application for an Irrevocable Standby Letter of Credit between Wells Fargo Bank, National Association and The Brink’s Company dated March 3, 2016, as amended, restated, extended supplemented or otherwise modified from time to time

Schedule 2.9(a)
Permitted Subsidiary Borrowers

Subsidiary Name                    Jurisdiction of Domicile
Dunbar Armored, Inc.                        United States
Servicio Pan Americano de Proteccion S.A. de C.V.2 Mexico

2 Permitted to become a Borrower under the Revolving A Credit Facility only, and not, for the avoidance of doubt, under the Revolving B Credit Facility.

Schedule 6.1(f)
Subsidiaries of the Parent Borrower

Unrestricted Subsidiaries:
Servicio Pan Americano de Protección C.A. (Venezuela)
Aeropanamericano, C.A.
Artes Graficas Avanzadas 98, C.A.
Blindados de Zulia Occidente, C.A.
Blindados de Oriente, S.A.
Blindados Panamericanos, S.A.
Blindados Centro Occidente, S.A.
Documentos Mercantiles, S.A.
Instituto Panamericano, C.A.
Panamericana de Vigilancia, S.A.
Transportes Expresos, C.A.
Tepuy Inmobiliaria VII, C.A.

Restricted Subsidiaries:

See attached

SUBSIDIARIES OF THE BRINK'S COMPANY
AS OF JANUARY 7, 2019

(The subsidiaries listed below are owned 100%, directly or indirectly, by The Brink's Company unless otherwise noted.)

Company	Jurisdiction of Incorporation
The Pittston Company	Delaware
Dunbar Armored, Inc.	Maryland
Glen Allen Development, Inc.	Delaware
Liberty National Development Company, LLC (32.5%)	Delaware
New Liberty Residential Urban Renewal Company, LLC (17.5%)	New Jersey
Pittston Services Group Inc.	Virginia
Brink's Holding Company	Delaware
Brink's, Incorporated ("BI")	Delaware
Brink's Delaware, LLC	Delaware
Brink's Express Company	Illinois
Brink's Global Payments, LLC	Delaware
Brink's St. Lucia Ltd. (26%)	St. Lucia
Security Services (Brink's Jordan) Company Ltd (95%)	Jordan
Servicio Pan Americano de Proteccion S.A. de C.V. ("Serpaprosa") (by Trust, BI is Settlor of Trust) (99.75%)	Mexico
Inmobiliaria, A.J., S.A. de C.V. (99.75%)	Mexico
Operadora Especializada de Transportes, S.A. de C.V. (99.75%)	Mexico
Procesos Integrales en Distribucion y Logistica, S.A. de C.V. (99.75%)	Mexico
Brink's Security International, Inc. ("BSI")	Delaware
Brink's Brokerage Company, Incorporated	Delaware
Brink's C.I.S., Inc.	Delaware
Brink's Cambodia, Inc.	Delaware
Brink's Global Services International, Inc.	Delaware
Brink's Global Services KL, Inc.	Delaware
Brink's Global Services USA, Inc.	Delaware
Brink's International Management Group, Inc.	Delaware
Brink's Network, Incorporated	Delaware
Brink's Ukraine, Inc.	Delaware
Brink's Vietnam, Incorporated	Delaware
Brink's Asia Pacific Limited	Hong Kong
Brink's Australia Pty Ltd	Australia
Brink's Belgium S.A.	Belgium
Cavalier Insurance Company Ltd.	Bermuda
Brink's Global Services FZE	Dubai (UAE)
Brink's Diamond Title DMCC	Dubai (UAE)
Brink's Gulf LLC (49%)	Dubai (UAE)
Brink's Beteiligungsgesellschaft mbH	Germany
Brink's Global Services Deutschland GmbH	Germany
Brink's Far East Limited	Hong Kong
Brink's Ireland Limited	Ireland
Brink's Holdings Limited	Israel
Brink's (Israel) Limited (70%)	Israel
Brink's Blue Ltd (70%)	Israel
Brink's Global Services S.r.L.	Italy
Brink's Japan Limited	Japan
Brink's Luxembourg S.A.	Luxembourg
Brink's Security Luxembourg S.A.	Luxembourg
BK Services S.a.r.l.	Luxembourg
Brink's Alarm & Security Technologies	Luxembourg
Brink's Global Services	Mexico
Brink's International, C.V. ("BICV", BSI is General Partner)	Netherlands
Inversiones Brink's Chile Limitada (BICV is beneficial owner)	Chile
Global Security S.A.	Chile
Logistica Segura SpA	Chile

Company	Jurisdiction of Incorporation
Servicios Ejecutivos y de Consultoria SpA	Chile
Servicios Integrales Valor Agregado SpA ("SIVA SPA")	Chile
Brink's Chile, S.A. (BICV is beneficial owner)	Chile
Organismo Tecnico de Capacitacion Brink's SpA	Chile
Brink's de Colombia S.A. (BICV is beneficial owner)	Colombia
Domesa de Colombia S.A.	Colombia
Procesos & Canje S.A.	Colombia
Sistema Integrado Multiple de Pago Electronicos S.A. ("SIMPLE S.A.")(25%)	Colombia
Brink's Canada Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink's Canada Limited	Canada
Brink's Security Services B.V.	Netherlands
Brink's Dutch Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink's Hellenic Holdings, B.V. ("BHH")	Netherlands
Athena Marathon Holdings, B.V. ("AMH")	Netherlands
Apollo Acropolis Holdings, B.V. ("AAH")	Netherlands
Brink's Bolivia S.A.	Bolivia
Hermes Delphi Holdings, B.V, ("HDH")	Netherlands
Zeus Oedipus Holdings, B.V. ("ZOH")	Netherlands
Brink's Hellas Commercial S.A. – Information Technology Services ("Brink's Hellas SA") (14.3% each BHH, AMH, AAH, HDH, ZOH, Brink's Dutch Holdings, B.V., Brink's Canada Holdings, B.V.)	Greece
Brink's Hermes Cash & Valuable Services S.A. ("Brink's Cash & Valuable Services SA")	Greece
Brink's Hermes Security Services SA ("Brink's Security Services SA")	Greece
Brink's Hermes Aviation Security Services S.A. ("Brink's Aviation Security Services S.A.") (70%)	Greece
Hellenic Central Station SA - Reception & Processing Centre of Electronic Signals ("Hellenic Central Station") (10%)	Greece
BHM Human Resources Mexico Holding, S.A. de C.V.	Mexico
Brink's Servicios Administrativo	Mexico
BM Control y Administracion de Personal, S.A. de C.V.	Mexico
Brink's Argentina S.A.	Argentina
Brink's Seguridad Corporativa S.A. (99.6%)	Argentina
Maco Litoral S.A.	Argentina
Maco Transportadora de Caudales S.A.	Argentina
Brink's India Private Limited	India
Brinks Mongolia LLC (51%)	Mongolia
Brink's RUS Holding B.V.	Netherlands
Limited Liability Company Brink's Management	Russian Federation
Limited Liability Company Brink's	Russian Federation
Servicio Pan Americano de Proteccion C.A. (61%, BICV is beneficial owner)	Venezuela
Aeropanamericano, C.A. (61%)	Venezuela
Aero Sky Panama, S.A. (61%)	Panama
Artes Graficas Avanzadas 98, C.A. (61%)	Venezuela
Blindados de Zulia Occidente, C.A. (61%)	Venezuela
Blindados de Oriente, S.A. (61%)	Venezuela
Blindados Panamericanos, S.A. (61%)	Venezuela
Blindados Centro Occidente, S.A. (61%)	Venezuela
Documentos Mercantiles, S.A. (61%)	Venezuela
Instituto Panamericano, C.A. (61%)	Venezuela
Intergraficas Panama, S.A. (61%)	Panama
Panamericana de Vigilancia, S.A. (61%)	Venezuela
Transportes Expresos, C.A. (61%)	Venezuela
Tepuy Inmobiliaria VII, C.A.	Venezuela
Brink's Panama S.A.	Panama
Business Process Intelligence Inc.	Panama

2

Company	Jurisdiction of Incorporation
Brink's Global Services Poland Sp.zo.o.	Poland
Brink's International Holdings AG	Switzerland
Bolivar Business S.A.	Panama
Domesa Courier Corporation	Florida
Panamerican Protective Service Sint Maarten, N.V.	Sint Maarten
Radio Llamadas Panama, S.A.	Panama
Servicio Panamericano de Proteccion (Curacao), N.V.	Curacao
Domesa Curacao, N.V.	Curacao
Domesa Servicio Pan Americano de Proteccion Brink's Aruba, N.V.	Aruba
Servicio Panamericano de Vigilancia (Curacao), N.V.	Curacao
Brink's France SAS	France
Brink's (Mauritius) Ltd	Mauritius
Brink's Antilles SAS	Guadeloupe
Brink's Controle Securite Reunion S.A.R.L.	St. Denis
Brink's Evolution SAS	France
Traitement des Especes et Mouvement Inter-Site ("TEMIS S.A.S.")	France
Les Goelands S.A.S.	France
Temis Conseil & Formation ("TEMIS Formation S.A.R.L.")	France
Brink's Formation S.A.R.L.	France
Brink's France Finance SAS	France
Brink's Madagascar S.A. (60%)	Madagascar
Brink's Maroc S.A.S.	Morocco
Brink's Reunion S.A.R.L.	St. Denis
Brink's Teleservices SAS	France
Cyrasa Servicios de Control SA	Spain
Maartenval NV	Sint Maarten
Security & Risk Management Training Centre Ltd	Mauritius
Brink's Global Holdings B.V.	Netherlands
A.G.S. Groep B.V.	Netherlands
AGS Freight Watch B.V.	Netherlands
Brink's Regional Services B.V.	Netherlands
Brink's Trading Ltd.	Israel
DDX Trading NV (25.25%)	Belgium
Brink's Global Services Antwerp	Belgium
Brink's Global Services Pte. Ltd.	Singapore
Brink's Kenya Limited	Kenya
Brink's Switzerland Ltd.	Switzerland
Brink's Diamond & Jewelry Services BVBA	Belgium
Transpar – Brink's ATM Ltda.	Brazil
BGS – Agenciamento de Carga e Despacho Aduaneiro Ltda.	Brazil
BSL – Brink's Solucoes Logisticas Ltda.	Brazil
Brink's-Seguranca e Transporte de Valores Ltda.	Brazil
Rodoban Seguranca e Tranpsorte de Valores Ltda	Brazil
Rodoban Servicios e Sistemas de Seguranca Ltda	Brazil
Rodoban Transportes Terrestres e Aereos Ltda	Brazil
BVA-Brink's Valores Agregados Ltda.	Brazil
Trustion Tecnologia Ltda. (51%)	Brazil
Brink's Hong Kong Limited	Hong Kong
Brink's (Shanghai) Finance Equipment Technology Services Co. Ltd. (75%)	China
Brink's Diamond (Shanghai) Company Limited	China
Brink's Jewellery Trading (Shanghai) Company Limited	China
Brink's Security Transportation (Shanghai) Company Limited	China
Brink's Global Services Korea Limited – Yunan Hoesa Brink's Global (80%)	Korea
Brink's Singapore Pte Ltd	Singapore
BVC Brink's Diamond & Jewellery Services LLP (51%)	India
Worldbridge Secure Logistics Co., Ltd (60%)	Cambodia
Brinks (Southern Africa) (Proprietary) Limited	South Africa
Brinks Armoured Security Services (Proprietary) Limited	South Africa
Brink's Intelligence Services Proprietary Limited	South Africa

3

Company	Jurisdiction of Incorporation
Brinks Security (Pty) Ltd	South Africa
Brink's e-Pago Tecnologia Ltda.	Brazil
Muito Facil Holding Ltda.	Brazil
Muitofacil Arrecadacao e Recebimento Ltda	Brazil
Redetrel – Rede Transacoes Eletronicas Ltda.	Brazil
ePago International Inc.	Panama
e-Pago de Colombia S.A. (75%)	Colombia
Brink's ePago S.A. de C.V.	Mexico
Brink's Global Services (BGS) Botswana (Proprietary) Limited	Botswana
Brink's Macau Limited	Macao
Brink's Trading (Taiwan) Co., Ltd.	Taiwan
Brink's Vietnam Company Limited	Vietnam
Brink's Taiwan Security Limited	Taiwan
Brink's Security (Thailand) Limited (40%)	Thailand
Brink's Global Technology Limited	Thailand
Brink's Guvenlik Hizmetleri Anonim Sirketi	Turkey
Brink's (UK) Limited	U.K.
Brink's Limited	U.K.
Brink's Limited (Bahrain) EC	Bahrain
Brink's Security Limited	U.K.
Quarrycast Commercial Limited	U.K.
Brink's Global Services, Ltd.	U.K.
BAX Holding Company	Virginia
Brink's Administrative Services Inc.	Delaware
Pittston Minerals Group Inc.	Virginia
Pittston Coal Company	Delaware
Heartland Coal Company	Delaware
Maxxim Rebuild Company, Inc.	Delaware
Pittston Forest Products, Inc.	Virginia
Addington, Inc.	Kentucky
Appalachian Mining, Inc.	West Virginia
Molloy Mining, Inc.	West Virginia
Vandalia Resources, Inc.	West Virginia
Pittston Coal Management Company	Virginia
Pittston Coal Terminal Corporation	Virginia
Pyxis Resources Company	Virginia
HICA Corporation	Kentucky
Holston Mining, Inc.	West Virginia
Motivation Coal Company	Virginia
Paramont Coal Corporation	Delaware
Sheridan-Wyoming Coal Company, Incorporated	Delaware
Thames Development Ltd.	Virginia
Buffalo Mining Company	West Virginia
Clinchfield Coal Company	Virginia
Dante Coal Company	Virginia
Eastern Coal Corporation	West Virginia
Elkay Mining Company	West Virginia
Jewell Ridge Coal Corporation	Virginia
Kentland-Elkhorn Coal Corporation	Kentucky
Meadow River Coal Company	Kentucky
Pittston Coal Group, Inc.	Virginia
Ranger Fuel Corporation	West Virginia
Sea "B" Mining Company	Virginia
Pittston Mineral Ventures Company	Delaware
PMV Gold Company	Delaware
Pittston Mineral Ventures International Ltd.	Delaware
Mineral Ventures of Australia Pty Ltd.	Australia

NOTE: Subsidiaries that are not majority owned do not constitute "Subsidiaries" for the purposes of this Schedule. They have been left on the Schedule so as to make the ownership structure clear.

4

Schedule 8.16

Post-Closing Matters

None.

Schedule 9.2

Liens
Liens on facilities and equipment of the Parent Borrower and certain of its Restricted Subsidiaries representing Capital Lease obligations in the aggregate amount of approximately $120,500,000.

Schedule 9.4

Transactions with Affiliates

None.

Schedule 9.10

Investments

Glen Allen Development, Inc. owns 32.5% of Liberty National Development Company LLC

Glen Allen Development, Inc. owns 17.5% of New Liberty Residential Company, LLC

Brink’s Security International, Inc. owns 40% of Brink’s Security (Thailand) Limited

Brink’s Global Holdings BV owns 25.25% of DDX Trading NV

Brink’s, Incorporated owns 26.3% of Brink’s St. Lucia Ltd.

Schedule 9.11

Debt

That certain note payable remaining outstanding in the amount of approximately $15,126,363, subject to post-closing adjustments, payable to the seller of Maco Transportadora de Cuadales S.A. dated July 10, 2017.

That certain note payable remaining outstanding in the amount of approximately $2,075,301, subject to post-closing adjustments, payable to the seller of Maco Litoral S.A. dated August 4, 2017.

That certain Fourth Amended and Restated Loan Agreement among the Parent Borrower, certain direct and indirect Subsidiaries of the Parent Borrower party thereto and Bank of America, N.A., dated as of March 7, 2016, in an aggregate principal amount of $10,000,000, as amended by that certain First Amendment to Fourth Amended and Restated Loan Agreement dated as of October 17, 2017 and by that certain Amendment to Schedule 2.01 to that Certain Fourth Amended and Restated Loan Agreement dated as of June 5, 2018, and as otherwise amended, modified, restated or otherwise supplemented or replaced from time to time.

036330.0000173 EMF_US 72668057v1

Annex III

EXHIBIT A-1
FORM OF NOTICE OF BORROWING
Dated as of: __________, 20__
Bank of America, N.A.,
as Administrative Agent
Mail Code: NC1-001-05-46
One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Attention: Robert Garvey

Ladies and Gentlemen:
This irrevocable Notice of Borrowing is delivered to you under Section [2.2(b)(i)][2.5(b)(i)] of the Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo).
The Parent Borrower hereby requests that the [Revolving A Lenders][Revolving B Lenders][Term Loan Lenders] make a [Revolving A Credit Loan][Revolving B Credit Loan][Term Loan] in accordance with their respective [Revolving A Ratable Share][Revolving B Ratable Share][Term Loan Ratable Share] (the “Proposed Borrowing”) as follows:
Name of Borrower: ____________________.
If Borrower is a Foreign Subsidiary Borrower, location of Borrower: _______________.
Aggregate principal amount: $___________.
The Parent Borrower hereby requests that the Proposed Borrowing be made on the following Business Day: _________________________.
The Parent Borrower hereby requests that the Proposed Borrowing bear interest at the following interest rate, plus the Applicable Percentage, as set forth below:

Borrower	Applicable Tranche	Interest Rate	Currency (LIBOR Rate only)	Interest Period (LIBOR Rate and CDOR Rate only)	Termination Date For Interest Period (if applicable)
[Parent Borrower or relevant Subsidiary Borrower]	[Revolving A Loan, Revolving B Loan, or Term Loan]	[Alternate Base Rate, Canadian Base Rate, CDOR Rate or LIBOR Rate]	[Dollar or relevant Optional Currency]

Exhibit A-1, Page 1
111822726

The Parent Borrower hereby represents and warrants that the conditions specified in Section 5.2 [and Section 5.3] of the Credit Agreement have been satisfied or waived as of the date hereof.
Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing this ___ day of _______________, 20__.
THE BRINK’S COMPANY, as Parent Borrower
By:
Name:
Title:

Exhibit A-1, Page 2

111822726

EXHIBIT A-2
FORM OF SWINGLINE LOAN REQUEST
Dated as of: __________, 20__
Bank of America, N.A.,
as Administrative Agent and Swingline Lender
Mail Code: NC1-001-05-46
One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Attention: Robert Garvey

Ladies and Gentlemen:
This irrevocable Swingline Loan Request is delivered to you under Section 2.6(a)(ii) of the Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo Bank, National Association). The Parent Borrower hereby gives you, as Administrative Agent and as Swingline Lender, irrevocable notice that the Parent Borrower requests a borrowing of a Swingline Loan under the Credit Agreement, and to that end sets forth below the information relating to such borrowing (the “Proposed Borrowing”):
The principal amount of the Proposed Borrowing is $_______________.
The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”). [This written notice constitutes confirmation of the telephone notice made to the Administrative Agent and Swingline Lender on __________, 20 __ at __:__ [a.m./p.m.]]
The Proposed Borrowing shall be denominated in [Dollars][Euros][Sterling].
The maturity date of the Proposed Borrowing shall be __________.
The Parent Borrower hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement have been satisfied or waived as of the date hereof.

Exhibit A-2, Page 1

111822726

Very truly yours,
THE BRINK’S COMPANY, as Parent Borrower
By:    _________________________________
Name:    _________________________________
Title:    _________________________________

Exhibit A-2, Page 2

111822726

EXHIBIT B
FORM OF NOTICE OF PREPAYMENT
Dated as of: __________, 20__
Bank of America, N.A.,
as Administrative Agent
Mail Code: NC1-001-05-46
One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Attention: Robert Garvey

Ladies and Gentlemen:
This irrevocable Notice of Prepayment is delivered to you under Section [2.4(c)][2.5(d)] of the Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo).
1.    The Parent Borrower hereby provides notice to the Administrative Agent that __________________ shall repay the following [Alternate Base Rate Loans, Canadian Base Rate Loans, Canadian CDOR Loans and/or LIBOR Rate Loans]: __________________.
The Loans to be prepaid are [Revolving Credit Loans][Term Loans] made under the [check each applicable box]
☐ Revolving A Credit Facility
☐ Revolving B Credit Facility
☐ Term Loan Facility
The above-referenced Borrower shall repay the above-referenced Loans on the following Business Day: _____________.
Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
[This Notice of Prepayment is delivered in connection with a refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Debt or the occurrence of some other identifiable event or condition and is contingent upon the consummation of such refinancing, incurrence of Debt or other identifiable event or condition and, in accordance with Section [2.4(c)][2.5(d)] of the Credit Agreement, may be revoked by the Parent Borrower in the event such contingency is not met; provided, that the delay or failure of such contingency shall not relieve the Parent Borrower of its obligations in respect thereof under Section 4.8 of the Credit Agreement.]

Exhibit B, Page 1

111822726

[remainder of this page intentionally left blank]

Exhibit B, Page 2

111822726

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment on this ___ day of     _______________, 20__.
THE BRINK’S COMPANY, as Parent Borrower
By:
Name:
Title:

Exhibit B, Page 3

111822726

EXHIBIT C
FORM OF GUARANTOR JOINDER AGREEMENT
This GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of ______________, 20__, is by and between _____________________, a _____________ (the “Applicant Guarantor”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo).
The Applicant Guarantor has indicated its desire to become a Guarantor pursuant to Section 8.10 of the Credit Agreement.
Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
1.    The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a Guarantor for all purposes of the Credit Agreement, and shall assume and have all of the obligations of a Guarantor thereunder as if it has executed the Credit Agreement. The Applicant Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement applicable to a Guarantor.
The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto.
The Parent Borrower confirms that all of its obligations under the Credit Agreement are, and upon the Applicant Guarantor becoming a Guarantor shall continue to be, in full force and effect.
Each of the Parent Borrower and the Applicant Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.
This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Exhibit C, Page 1

111822726

IN WITNESS WHEREOF, each of the Applicant Guarantor and the Parent Borrower has caused this Guarantor Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.
APPLICANT GUARANTOR:    [    ]
By:
Name:
Title:
THE BRINK’S COMPANY, as Parent Borrower

By:
Name:
Title:

Exhibit C, Page 2

111822726

Acknowledged and accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit C, Page 3

111822726

EXHIBIT D
FORM OF NOTICE OF CONVERSION/CONTINUATION
Dated as of: __________, 20__
Bank of America, N.A.,
as Administrative Agent
Mail Code: NC1-001-05-46
One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Attention: Robert Garvey

Ladies and Gentlemen:
This irrevocable Notice of Conversion/Continuation (the “Notice”) is delivered to you under Section [2.3][2.5(e)] of the Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo).
1.    The [Revolving Credit Loan] [Term Loan] to which this Notice relates was made under the [Revolving A Credit Facility][Revolving B Credit Facility][Term Loan Facility] to ________________.
This Notice is submitted by the Parent Borrower for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)
☐ Converting all or a portion of an Alternate Base Rate Loan into a Dollar LIBOR Rate Loan
The aggregate outstanding principal balance of such Loan is $___________.
The principal amount of such Loan to be converted is $___________.
The requested effective date of the conversion of such Loan is ___________.
The requested Interest Period applicable to the converted Loan is ___________.
☐ Converting all or a portion of a Dollar LIBOR Rate Loan into an Alternate Base Rate Loan
(a)    The aggregate outstanding principal balance of such Loan is $______________.
The last day of the current Interest Period for such Loan is ______________.
The principal amount of such Loan to be converted is __________.
The requested effective date of the conversion of such Loan is ______________.

Exhibit D, Page 1

111822726

☐ Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan
(a)    The aggregate outstanding principal balance of such Loan is $___________.
The currency of such Loan is ___________.
The last day of the current Interest Period for such Loan is ___________.
The principal amount of such Loan to be continued is $___________.
The requested effective date of the continuation of such Loan is ___________.
The requested Interest Period applicable to the continued Loan is ___________.
☐ Continuing all or a portion of a Canadian CDOR Loan as a Canadian CDOR Loan
(a)    The aggregate outstanding principal balance of such Loan is $___________.
The last day of the current Interest Period for such Loan is ___________.
The principal amount of such Loan to be continued is $___________.
The requested effective date of the continuation of such Loan is ___________.
The requested Interest Period applicable to the continued Loan is ___________.
☐ Converting all or a portion of a Canadian Base Rate Loan into a Canadian CDOR Loan
(a)    The aggregate outstanding principal balance of such Loan is $___________.
The principal amount of such Loan to be converted is $___________.
The requested effective date of the conversion of such Loan is ___________.
The requested Interest Period applicable to the converted Loan is ___________.
☐ Converting all or a portion of a Canadian CDOR Loan into a Canadian Base Rate Loan
(a)    The aggregate outstanding principal balance of such Loan is $______________.
The last day of the current Interest Period for such Loan is ______________.
The principal amount of such Loan to be converted is __________.
The requested effective date of the conversion of such Loan is ______________.
The Parent Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing.
Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Exhibit D, Page 2

111822726

[remainder of this page intentionally left blank]

Exhibit D, Page 3

111822726

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation on this ___ day of _______________, 20__.
THE BRINK’S COMPANY, as Parent Borrower
By:
Name:
Title:

Exhibit D, Page 4

111822726

EXHIBIT E
FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ________________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________
[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Parent Borrower: THE BRINK’S COMPANY, a Virginia corporation

4.	Administrative Agent: BANK OF AMERICA, N.A., as the administrative agent under the Credit Agreement

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5.
Credit Agreement:    The $1,800,000,000 Credit Agreement, dated as of October 17, 2017, among THE BRINK’S COMPANY, a Virginia corporation, certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (as successor in interest to Wells Fargo)

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]

[Page break]

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Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

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111822726

Accepted for Recordation in the Register:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Name:
Title:

Required Consents (if any)[]

THE BRINK’S COMPANY, as Parent Borrower

By: ________________________________
Name:
Title:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Name:
Title:

BANK OF AMERICA, N.A., as
Issuing Lender and Swingline Lender

By: _________________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Issuing Lender

By: _________________________________
Name:
Title:

MUFG UNION BANK, N.A., as
Issuing Lender

By: _________________________________
Name:
Title:

Exhibit E, Page 3

111822726

JPMORGAN CHASE BANK, N.A., as
Issuing Lender

By: _________________________________
Name:
Title:

Exhibit E, Page 4

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.7 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 7.1(a)(i) and 7.1(a)(ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including pursuant to Section 4.10(f), duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) by executing this Assignment and Assumption, it shall be deemed severally to make each of the representations in Sections 2.1(b), 2.1(c) and 2.1(e), as applicable, of the Credit Agreement.

Exhibit E, Annex 1

111822726

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit E, Annex 1

111822726

EXHIBIT F
FORM OF SUBSIDIARY BORROWER JOINDER AGREEMENT
This SUBSIDIARY BORROWER JOINDER AGREEMENT, dated as of _____________ __, 20__ (this “Agreement”), is among ________________, a ________________ (Insert name and jurisdiction or organization of relevant Subsidiary) (the “Subsidiary”), THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo) for the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, and the Administrative Agent.
The parties hereto hereby agree as follows:
1.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to Section 2.9(a) of the Credit Agreement, the Parent Borrower hereby designates the Subsidiary as a [Revolving A Borrower][Revolving B Borrower] under the Credit Agreement.
The Parent Borrower represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof, in each case solely to the extent such representations and warranties relate to the Subsidiary or to this Agreement including, without limitation, the representations and warranties set forth in Section 6.1(p) of the Credit Agreement.
The Parent Borrower agrees that the guarantee of the Parent Borrower contained in the Credit Agreement will apply to the Obligations of the Subsidiary as a [Revolving A Borrower][Revolving B Borrower].
Upon execution of this Agreement by the Parent Borrower, the Subsidiary and the Administrative Agent, and the satisfaction of the conditions set forth in Section 5.3 of the Credit Agreement, (i) the Subsidiary shall be a party to the Credit Agreement and shall be a [Revolving A Borrower][Revolving B Borrower] for all purposes thereof and (ii) the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement applicable to a [Revolving A Borrower] [Revolving B Borrower].
This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.
[INSERT NAME OF SUBSIDIARY]
By:
Name:
Title:
THE BRINK’S COMPANY, as Parent Borrower
By:
Name:
Title:
BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

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EXHIBIT G-1
FORM OF REVOLVING CREDIT NOTE
__________, 20___

FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER] (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Revolving Credit Loans made to it by the Lender from time to time pursuant to that certain Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
The unpaid principal amount of this Revolving Credit Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in the applicable currency in immediately available funds as provided in the Credit Agreement.
This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.
THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.
The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

[Remainder of page intentionally left blank; signature page follows]

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111822726

IN WITNESS WHEREOF, the undersigned [have] [has] executed this Revolving Credit Note under seal as of the day and year first above written.

[INSERT NAME OF BORROWER]

By:
Name:
Title:

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EXHIBIT G-2
FORM OF SWINGLINE NOTE
__________, 20___

FOR VALUE RECEIVED, the undersigned, THE BRINK’S COMPANY (the “Parent Borrower”), promises to pay to BANK OF AMERICA, N.A. (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Swingline Loans of the Lender from time to time pursuant to that certain Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Parent Borrower, certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
The unpaid principal amount of this Swingline Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Swingline Note shall be payable in Dollars, Sterling or Euros in immediately available funds as provided in the Credit Agreement.
This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Parent Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.
THIS SWINGLINE NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
The Debt evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.
The Parent Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.
[Remainder of page intentionally left blank; signature page follows]

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111822726

IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.

THE BRINK’S COMPANY

By:
Name:
Title:

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EXHIBIT G-3
FORM OF TERM LOAN NOTE
__________, 20___

FOR VALUE RECEIVED, the undersigned, THE BRINK’S COMPANY (the “Parent Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Term Loans of the Lender pursuant to that certain Credit Agreement, dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Parent Borrower, certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
The unpaid principal amount of this Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.
This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Parent Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.
THIS TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
The Debt evidenced by this Term Loan Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.
The Parent Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.
[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note under seal as of the day and year first above written.

THE BRINK’S COMPANY

By:
Name:
Title:

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EXHIBIT G-4
FORM OF MEXICAN LOAN NOTE

FOR VALUE RECEIVED, the undersigned, [•] (the “Borrower”), by this Promissory Note unconditionally promises to pay to the order of __________________ (the “Bank”), the principal sum of [MXN] [USD] [EUR] [GBP]$_____.00 (_____ [Pesos] [Dollars] [Euros] [Sterling] 00/100, lawful currency of [Mexico] [United States of America] [European Union] [Great Britain]) (the, “Principal Amount”) payable on the Maturity Date (as defined below).

POR VALOR RECIBIDO, la suscrita, [•] (el “Deudor”), por este Pagaré promete incondicionalmente pagar a la orden de ___________________ (el “Banco”), la suma principal de [MXN] [USD] [EUR] [GBP]$_____________.00 (___________ de [Pesos] [Dólares] [Euros] [Libras Esterlinas] 00/100, moneda de curso legal de [México] [Estados Unidos de América] [Unión Europea] [Reino Unido]) (el “Monto Principal”), pagadera en la Fecha de Vencimiento (según se define más adelante).

The Borrower unconditionally promises to pay to the Bank interest on the outstanding Principal Amount from (and including) the date hereof to (but excluding) the date on which the outstanding Principal Amount is paid in full, calculated in respect to each day during each Interest Period (as defined below), at a rate per annum equal to the Interest Rate (as defined below), applicable during each Interest Period. Interest shall be payable in arrears, on the Interest Payment Dates (as defined below), provided that upon any repayment or prepayment of any principal amount of this Promissory Note, interest accrued and unpaid on the principal amount repaid or prepaid, shall be payable on the date of such repayment or prepayment.

El Deudor promete incondicionalmente pagar al Banco intereses sobre el saldo insoluto del Monto Principal desde (e incluyendo) la fecha del presente y hasta (pero excluyendo) la fecha en la que el Monto Principal insoluto sea pagado en su totalidad, calculados por cada día de cada Período de Intereses (según se define más adelante), a una tasa anual igual a la Tasa de Interés (según se define más adelante) aplicable durante cada Período de Intereses. Los intereses se pagarán en forma vencida, en las Fechas de Pago de Intereses (como se define más adelante) en el entendido que en caso de cualquier pago o pago anticipado de cualquier suma principal de este Pagaré, los intereses devengados e insolutos sobre la suma pagada o pagada anticipadamente serán pagaderos en la fecha en que se realice dicho repago o prepago.

Any outstanding principal amount and interest (to the extent permitted by applicable law) not paid when due under this Promissory Note, shall bear overdue interest from the day on which the default occurs, for each day until paid, payable on demand, at a rate per annum equal to the sum of the Interest Rate applicable during each Interest Period plus 2.0%.

Cualquier saldo insoluto de principal y de intereses (en la medida permitida por la legislación aplicable) que no sea pagado a su vencimiento conforme a este Pagaré, devengará intereses moratorios a partir del día en que ocurra el incumplimiento y por cada día hasta que sea pagado el monto en mora, pagaderos a la vista, a una tasa anual igual a la suma de la Tasa de Interés aplicable durante cada Período de Intereses más 2.0%.

Ordinary and overdue interest hereunder shall be calculated on the basis of the actual number of days elapsed (including the first day but excluding the last day), during the period for which such interest is payable over a year comprised of 360 days.

Los intereses ordinarios y moratorios conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos (incluyendo el primer día pero excluyendo el último), durante el periodo por el cual dichos intereses sean pagaderos sobre la base de un en un año de 360 días.

For purposes of this Promissory Note, the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:
“Administrative Agent” means Bank of America, N.A. (as successor in interest to Wells Fargo Bank, National Association)	“Agente Administrativo” significa Bank of America, N.A. (como succesor en interés de Wells Fargo Bank, National Association)
“Applicable Rate” means [•]%.	“Margen Aplicable” significa [•]%.
“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York City, New York or Mexico City, Mexico are authorized by law to close.
“Día Hábil” significa cualquier otro día distinto de un Sábado, Domingo o cualquier día en el que los bancos en la Ciudad de Nueva York, Nueva York o en la Ciudad de México, México estén autorizados por ley a cerrar.

“Interest Payment Date” means the last day of each Interest Period.	“Fecha de Pago de Intereses” significa el último día de cada Período de Intereses.

Exhibit G-4, Page 1
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“Interest Period” means the period commencing on the date hereof and ending on the date [1][3][6] months thereafter, provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period is to end) shall end on the last Business Day of the calendar month in which such Interest Period is to end, and (iii) no Interest Period shall extend beyond the Maturity Date.

“Período de Intereses” significa el período que comienza en la fecha del presente y que termina el día numéricamente correspondiente que ocurra [1][3][6] (tres) meses después, en el entendido que (i) si cualquier Período de Intereses termina en un día que no sea un Día Hábil, dicho Período de Intereses se extenderá al siguiente Día Hábil salvo que el resultado de dicha extensión sea que dicho Período de Intereses termine en otro mes calendario, en cuyo caso, dicho Período de Intereses terminará el Día Hábil inmediato anterior, (ii) si cualquier Período de Intereses comienza el último Día Hábil de un mes calendario (o en un día respecto del cual no exista un día que corresponda numéricamente en el mes calendario en el que dicho Período de Intereses termine), dicho Período de Intereses terminará el último Día Hábil del mes calendario en el que dicho Período de Intereses termine, y (iii) ningún Período de Intereses terminará después de la Fecha de Vencimiento.

“Interest Rate” means, with respect to each Interest Period, the sum of the TIIE Rate [LIBOR Rate] applicable during such Interest Period plus the Applicable Rate.	“Tasa de Interés” significa, respecto de cada Período de Intereses, la suma de la Tasa TIIE [Tasa Libor] aplicable durante dicho Período de Intereses más el Margen Aplicable.
“Maturity Date” means February 8, 2024, provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.	“Fecha de Vencimiento” significa el 8 de febrero de 2024, en el entendido que si dicha fecha no es un Día Hábil, la Fecha de Vencimiento será el Día Hábil inmediato anterior.
“Mexico” means the United Mexican States.	“México” significa los Estados Unidos Mexicanos.

“TIIE” means the Interbank Equilibrium Interest Rate (tasa de interés interbancario de equilibrio) determined by the Mexican Central Bank (Banco de México).

“TIIE Rate” means the TIIE for a term of [28][91][182] days (or a comparable or successor rate approved by the Administrative Agent), as published by Banco de México in the Official Gazette of the Federation (Diario Oficial de la Federación) (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in writing from time to time) at or about 12:00 p.m. (Mexico City time) on the first day of such Interest Period, provided that in no event shall the TIIE Rate be less than zero.

“TIIE” significa la tasa de interés interbancaria de equilibrio calculada por el Banco de México.

“Tasa TIIE” significa la TIIE para un plazo de [28][91][182] días (o cualquier tasa similar o que la sustituya que sea aprobada por el Agente Administrativo), que se publique por Banco de México en el Diario Oficial de la Federación (o en cualquier otra fuente disponible que la publique que sea elegida por escrito por el Agente Administrativo en cualquier momento) aproximadamente a las 12:00 p.m. (hora de la Ciudad de México) en el primer día de dicho Período de Intereses, en el entendido que en ningún caso, la Tasa TIIE será menor a cero.

 “LIBOR Rate” means, for the Interest Period: (a) the rate appearing on the Bloomberg screen page (or any page substituted therefor on that service or a successor service) for [Dollar] [Euro] [Sterling] deposits for the Interest Period; (b) if no screen rate is available for such Interest Period, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Administrative Agent at its request; (c) the rate determined by the Administrative Agent at or about 12:00 p.m. (Mexico City time) on the first day of such Interest Period, provided that in no event shall the Libor Rate be less than zero.

 “Tasa LIBOR” significa para el Periodo de Intereses: (a) la tasa que aparece en la página de Bloomberg Screen (o cualquier página sustituida de ese servicio o servicio sucesor) para depósitos en [Dólares] [Euros] [Libras Esterlinas] para el Periodo de Intereses; (b) si no hay Tasa disponible para dicho Periodo de Interés, la media aritmética (redondeada al alza hasta cuatro decimales) de las tarifas, suministrada al Agente Administrativo a su solicitud; (c) la tasa determinada por el Agente Administrativo en cualquier momento) aproximadamente a las 12:00 p.m. (hora de la Ciudad de México) en el primer día de dicho Período de Intereses, en el entendido que en ningún caso, la Tasa Libor será menor a cero.

Exhibit G-4, Page 2
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All payments to be made by the Borrower hereunder shall be made free and clear of and without condition or deduction for any setoff or counterclaim, in immediately available funds, no later than 2:00 p.m. (Mexico City time) on the due date, in [Mexican Pesos] [USD Dollars] [Euros] [Sterling], to the Administrative Agent for the benefit of the Bank, at the account maintained by the Administrative Agent at [•], CLABE number [•], account number [•], Beneficiary [•], Reference [•]. The Borrower agrees to reimburse upon demand, in like manner and funds, all reasonable and documented costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note (including all reasonable and documented costs and expenses of counsel).

Todos los pagos que el Deudor deba hacer conforme a este Pagaré se harán libres de y sin deducción o retención alguna por cualquier deducción o compensación, en fondos inmediatamente disponibles, antes de las 2:00 p.m. del día (hora de la Ciudad de Nueva York) de la fecha en que venzan, en [Pesos] [Dólares] [Euros] [Libras Esterlinas], al Agente Administrativo para el beneficio del Banco, en la cuenta del Agente Administrativo en [•], CLABE [•], número de cuenta [•], Beneficiario [•], Referencia [•]. El Deudor conviene en rembolsar a la vista, en la misma forma y fondos, todos los costos y gastos razonables y documentados incurridos por el tenedor del presente en relación con el procedimiento de cobro del presente Pagaré (incluyendo todos los costos y gastos razonables y documentados de asesores legales).

All payments hereunder shall be made without deduction or withholding for any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, including any interest, additions to tax or penalties applicable thereto, imposed by Mexico or any political subdivision or taxing authority thereof or therein or by any jurisdiction from which the Borrower shall make any payment hereunder, excluding, however, taxes imposed on or measured by net income (however denominated), franchise taxes and branch profits taxes, in each case, imposed as a result of the holder’s hereof being organized under the laws of, or having its principal office or its lending office located in, Mexico or any political subdivision thereof (the “Taxes”). If the Borrower shall be required by applicable law to withhold or deduct any Taxes, then the Borrower shall withhold or make such deductions, shall timely pay the full amount withheld or deducted to the relevant governmental authority in accordance with applicable laws, and shall increase the sum payable hereunder so that after any required withholding or the making of all required deductions (including deductions and withholdings applicable to additional sums payable hereunder) the holder hereof receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Todos los pagos a efectuarse al amparo del presente, se harán libres de y sin deducción o retención alguna por cualesquiera impuestos, contribuciones, imposiciones, derechos, deducciones, retenciones, derechos, gastos u otras cargas, presentes o futuros, incluyendo cualesquiera intereses, recargos o multas respecto de los mismos, impuestos por cualquier autoridad fiscal de México o cualquier subdivisión política de México o de cualquier otra jurisdicción desde o a través de la cual el Deudor realice pagos de conformidad con este Pagaré, excluyendo, sin embargo, impuestos determinados o medidos sobre la renta (cualquiera que sea su denominación), impuestos de franquicias e impuestos sobre las ganancias de sucursales, en cada caso, que se impongan como resultado de que el tenedor del presente se encuentre constituido conforme a las leyes de, tenga su oficina principal o su oficina de fondeo en, México o cualquier subdivisión política de México (los “Impuestos”). En caso que el Deudor esté legalmente obligado a llevar a cabo cualquier retención o deducción de cualesquiera Impuestos, el Deudor hará la retención o deducción que se trate, pagará de manera puntal las sumas retenidas o deducidas a la autoridad gubernamental correspondiente de conformidad con la legislación aplicable, y pagará al tenedor del presente las cantidades adicionales (incluyendo deducciones y retenciones aplicables a sumas adicionales pagaderas conforme al presente) que sean necesarias para asegurar que la suma neta recibida por el tenedor de este Pagaré sea igual a la suma que dicho tenedor hubiere recibido si tales retenciones o deducciones no se hubieren llevado a cabo.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America, provided that if any action or proceeding in connection with this Promissory Note were brought to any courts in Mexico, this Promissory Note shall be deemed to be governed by the laws of the United Mexican States.

Este Pagaré se regirá e interpretará de acuerdo con las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido que si cualquier acción o procedimiento relacionado con este Pagaré se iniciare en los tribunales de México, este Pagaré se considerará regido por las leyes de los Estados Unidos Mexicanos.

Any legal action or proceeding arising out of or relating to this Promissory Note shall be brought before the Supreme Court of the State of New York sitting in New York County, the United States District Court of the Southern District of New York, and any relevant appellate court from any thereof, or in any federal competent court sitting in Mexico City, Mexico. The Borrower and the holder hereof expressly waive any right to the jurisdiction of any other courts, to which they may be entitled by reason of their present or future domicile, place of residence or for any other reason.

Cualquier acción o procedimiento que se derive o se relacione con este Pagaré deberá ser instituido ante la Corte Suprema del Estado de Nueva York ubicada en el Condado de Nueva York, las Cortes de Distrito de los Estados Unidos del Distrito Sur de Nueva York y en los tribunales de apelación de los mismos o en cualquier tribunal federal competente localizado en la Ciudad de México, México. El Deudor y el tenedor del presente expresamente renuncian a la jurisdicción de cualesquiera otros tribunales a la que puedan tener derecho en virtud de su domicilio o lugar de residencia presente o futuro, o por cualquier otra causa.

For any notice in Mexico related to this Promissory Note, the Borrower designates its domicile at ___________________, Mexico.	Para cualquier aviso en México relacionado con este Pagaré, el Deudor designa la siguiente dirección como su domicilio _______________________, México.

Exhibit G-4, Page 3
111822726

The Borrower hereby waives diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever in connection with this Promissory Note.	El Deudor en este acto renuncia a diligencia, demanda, protesto, presentación, notificación o demanda de cualquier naturaleza en relación con este Pagaré.
This Promissory Note may only be transferred through ordinary transfer or by any legal means other than endorsement, pursuant to Article 27 of the General Law on Negotiable Instruments and Credit Transactions.

Este Pagaré solo podrá transmitirse por cesión ordinaria o por cualquier otro medio legal distinto al endoso, de conformidad con el Artículo 27 de la Ley General de Títulos y Operaciones de Crédito.
This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern, provided that in any action or proceeding brought in any court in Mexico, the Spanish version shall prevail.

El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá, en el entendido que en cualquier procedimiento iniciado en México, prevalecerá la versión en español.

This Promissory Note consists of 4 (four) pages evidencing one instrument.	Este Pagaré consta de 4 (cuatro) páginas que constituyen un solo instrumento.
IN WITNESS WHEREOF, the Borrower has duly executed this Promissory Note on the date mentioned below.	EN VIRTUD DE LO CUAL, el Deudor ha firmado este Pagaré en la fecha abajo mencionada.
______________, State of _______, Mexico, on ________ __, _____.	______________, _________, México, el __ de _____ de ____.
[•]

Exhibit G-4, Page 4
111822726

EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 4.10 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

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Exhibit H-1, Page 1
111822726

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__

Exhibit H-1, Page 2
111822726

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 4.10 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
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Exhibit H-2, Page 1
111822726

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

Exhibit H-2, Page 2
111822726

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 4.10 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[Remainder of page intentionally left blank; signature page follows]

Exhibit H-3, Page 1
111822726

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

Exhibit H-3, Page 2
111822726

EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as dated as of October 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”), certain of the Parent Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as successor in interest to Wells Fargo). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 4.10 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Parent Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[Remainder of page intentionally left blank; signature page follows]

Exhibit H-4, Page 1
111822726

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__

036330.0000173 EMF_US 72668086v1

Exhibit H-4, Page 2
111822726